                                                                  EXHIBIT (d)(3)

                                                                  Execution copy

                            ASSET PURCHASE AGREEMENT

                                  By and Among

                               STEEL BRIDGES, LLC

                              PITT-DES MOINES, INC.

                                       and

                                PDM BRIDGE CORP.

                                February 1, 2002

                            ASSET PURCHASE AGREEMENT
                            ------------------------

         THIS ASSET PURCHASE AGREEMENT (this "Agreement") is dated as of the 1st
                                              ---------
day of February, 2002, by and among (i) Steel Bridges, LLC, a Delaware limited liability company (the "Buyer"), (ii) Pitt-Des Moines, Inc., a Pennsylvania
                        -----
corporation (the "Company"), and (iii) PDM Bridge Corp., a Delaware corporation
                  -------
("PDM Florida"; together with the Company, the "Sellers").
  -----------                                   -------

         WHEREAS, PDM Florida is a wholly owned subsidiary of the Company;

         WHEREAS, the Sellers are engaged in the business of the engineering and design, procurement and fabrication of steel bridges (the "Business"); and

         WHEREAS, the Buyer desires to purchase the Business by acquiring substantially all of the assets owned by the Sellers and used in the Business, subject to certain obligations, on the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the mutual promises and agreements set forth herein, the Buyer and each of the Sellers hereby agree as follows:

         1.    PURCHASE AND SALE.

         1.1   Acquired Assets. Subject to the terms and conditions set forth in
               ---------------
this Agreement, at the Closing referred to in Section 4 hereof, the Sellers shall sell, assign, transfer and deliver ("Transfer") to the Buyer, and the
                                           --------
Buyer shall purchase, acquire and take assignment and delivery of, all of the assets (other than the Excluded Assets specified in Section 1.2) of the Sellers used in or useful to the Business (all of which assets are hereinafter referred to collectively as the "Acquired Assets"), including without limitation the
                        ---------------
following assets:

               (a) All of the Sellers' interests in real estate owned and used in connection with the Business as of the date hereof, as described on
Schedule 1.1(a) of the Disclosure Schedules, together with any and all
---------------
buildings, plants and other structures and improvements thereon, and, to the extent of Sellers' interest therein, any and all rights and privileges pertaining thereto or to any of such buildings, plants or other structures or improvements, and, to the extent constituting real property owned by the Sellers, any and all fixtures attached thereto or located thereon (the "Owned
                                                                        -----
Real Property");
-------------

               (b) All of the Sellers' title to, interest in and rights under the real estate lease (the "Real Property Lease") described on Schedule 1.1(b)
                            -------------------                ---------------
of the Disclosure Schedules relating to the property described therein and all buildings, plants and other structures and improvements thereon, and, to the extent covered by the Real Property Lease, any and all fixtures, machinery, installations, equipment and other property attached thereto or located thereon (the "Leased Real Property");
      --------------------

               (c) Any and all plants, fixtures, machinery, installations, equipment, furniture, tools, spare parts, supplies, materials and other personal property used in or relating to the Business, including without limitation, those items described on Schedule 1.1(c) of the Disclosure Schedules, with such
                         ---------------
additions thereto and deletions therefrom as may hereafter arise in the ordinary course of business prior to the Closing consistent with the Sellers' obligations under Section 7 hereof (collectively, the "Equipment");
                                           ---------

               (d) All of the Sellers' title to, interest in and rights under the leases of personal property described on Schedule 1.1(d) of the Disclosure
                                             ---------------
Schedules (the "Personal Property Leases");
                ------------------------

               (e) All of the Sellers' inventories used in or relating to the Business, including raw materials, supplies, parts, work in process and finished goods (collectively, the "Inventories");
                          -----------

               (f) Any and all of the trade accounts receivable, notes receivable and miscellaneous receivables of the Business (collectively, the "Accounts Receivable");
 ------------------

               (g) All of the Sellers' rights under the agreements with respect to employees and independent contractors described on Schedule 1.1(g) of the
                                                      ---------------
Disclosure Schedules and all of the Sellers' rights under the employee plans described on Schedule 2.1(d) of the Disclosure Schedules and any related funding
             ---------------
media, assets, reserves, credits and service agreements (collectively, the "Employee Agreements");
 ---------------------

               (h) All of the Sellers' rights under the Contracts (as defined in Section 5.16) and under all contracts, commitments and agreements of the Sellers used in or relating to the Business entered into in the ordinary course of business prior to the Closing consistent with the Sellers' obligations under
Section 7 hereof;

               (i) All of the Sellers' transferable rights under the licenses, permits and approvals, both governmental and private, described on
Schedule 1.1(i) of the Disclosure Schedules (collectively, the "Permits");
---------------                                                 -------

               (j) All of the Sellers' trademarks, service marks, trade names, trade secrets, Internet domain names, copyrights, designs, patents (and all applications relating thereto, licenses (as licensee or licensor) used in or relating to the Business and all goodwill and other agreements and applications with respect to the foregoing, production records, technical information, manufacturing know-how, processes, customer lists, telephone numbers and other intangible assets used in or relating to the Business, including without limitation those described on Schedule 1.1(j) of the Disclosure Schedules;
                              ---------------

               (k) All of the Sellers' accounting books, records and ledgers used in or relating to the Business, employment and personnel records for all employees of the Business, information systems and all other documents and records relating to the Acquired Assets;

               (l) All of the Sellers' title to and interest in motor vehicles and trailers used in conjunction with the Business, including those described on Schedule 1.1(l) of the Disclosure Schedules;
   ---------------


               (m) All of the cash, commercial paper or cash equivalents of the Business including all cash in the bank accounts identified on
Schedule 1.1(m) of the Disclosure Schedules (the "Business Accounts") except for
---------------                                   -----------------
cash to the extent transferred in accordance with Section 7.4(b) hereof; and

               (n)  All of Sellers' interests in the Chippewa Valley Track LLC.

         1.2   Excluded Assets.  Notwithstanding the foregoing, the Sellers are
               ---------------
not selling and the Buyer is not purchasing, pursuant to this Agreement, and the Acquired Assets shall not include, any of the following assets (collectively, the "Excluded Assets"):
     ---------------

               (a) the consideration received by the Sellers pursuant to this Agreement;

               (b) the rights of the Sellers under this Agreement;

               (c) the assets associated with, or held as plan assets by, any Employee Benefit Plan (as defined in Section 5.18(a)) which is listed on
Schedule 2.2(d) of the Disclosure Schedules;
---------------

               (d) all records and all rights and interests of the Company in any computer software license or related service agreements which in each case are not used primarily in the Business and are not material to the operation of the Business;

               (e) any and all cash, commercial paper or cash equivalents of the Company that is not cash, commercial paper or cash equivalents of the Business or in the Business Accounts;

               (f) any and all trade accounts receivable, notes receivable and miscellaneous receivables of the Company (not relating to the Business); and

               (g) any intercompany indebtedness between the Company and any of its subsidiaries, any refund claims for any sales or income taxes of Sellers and any overpaid income tax accounts.

         2.    ASSUMPTION OF OBLIGATIONS.

         2.1   Assumed Obligations. Subject to the terms and conditions set
               -------------------
forth in this Agreement, at the Closing the Buyer shall assume, and agree to pay, perform, fulfill and discharge, all obligations and liabilities related to or arising out of the Business or the Acquired Assets (including, without limitation, any and all liabilities and obligations of the Sellers arising out of the ownership, possession, construction, use, access, leasing, maintenance, management, replacement, renewal, repair, operation, enjoyment, alterations, modifications, additions, accessions, improvements, appurtenances, replacements and substitutions of or to the Acquired

Assets), whether arising before or after the Closing Date, other than the Excluded Liabilities (as defined below), including but not limited to, the following obligations of the Sellers related to or arising out of the Business or the Acquired Assets (collectively, the "Assumed Obligations"):
                                           -------------------

               (a) all obligations and liabilities under the Real Property Lease, Personal Property Leases, Employee Agreements and Contracts;

               (b) all obligations and liabilities of the Sellers reflected on the September 30 Balance Sheet (as defined in Section 5.6) which remain unpaid at the Closing, other than Excluded Liabilities;

               (c) all obligations and liabilities incurred by the Sellers in connection with the Business in the ordinary course subsequent to the date of the September 30 Balance Sheet and through the Closing Date, other than (i) any obligations or liabilities for indebtedness for borrowed money or (ii) any obligations or liabilities of Sellers for income or sales taxes ;

               (d) all obligations and liabilities relating to: (i) the Company's regular and special severance plans (the "Severance Plans") pertaining
                                                    ---------------
to the employees of the Business as such obligations and liabilities are described on Schedule 2.1(d) of the Disclosure Schedules, and (ii) the Employee
             ---------------
Benefit Plans listed on Schedule 2.1(d) of the Disclosure Schedules
                        ---------------
(collectively, the "Assumed Plan Obligations");
                    ------------------------

               (e) all obligations and liabilities arising out of Environmental Laws (as defined in Section 5.12); and

               (f) all obligations and liabilities of the Sellers relating to the indemnity agreements identified on Schedule 5.16(d) of the Disclosure
                                       ----------------
Schedules.

         2.2   Excluded Liabilities. Notwithstanding anything in this Agreement
               --------------------
to the contrary, the Buyer shall not assume, and shall not be deemed to have assumed, any liability or obligation of the Sellers, related to or arising out of the following unassumed liabilities and obligations (collectively, the "Excluded Liabilities"):
 --------------------

               (a) any liabilities or obligations of the Sellers for indebtedness for borrowed money;

               (b) any liabilities of any Seller for any federal, state or local income tax of any Seller;

               (c) any liability of any Seller for workmen's compensation claims relating to injuries which occurred on or before the Closing Date;

               (d) any liabilities or obligations under any Employee Benefit Plan listed on Schedule 2.2(d) of the Disclosure Schedules;
                       ---------------

               (e) any liabilities or obligations of Sellers relating to Hartwig Mfg. Corp. being named as a potentially responsible party for the release of hazardous substances from the

Holtz & Krause landfill site located in the City of Wausau, Marathon County, WI;

               (f) except as otherwise provided in this Agreement, all liabilities or obligations of Sellers for expenses (including fees and disbursements of counsel, independent public accountants and investment bankers for Sellers) incurred by Sellers in connection with the purchase transaction described in this Agreement;

               (g) any intercompany obligations of the Business to Affiliates of the Sellers; and

               (h) any other liabilities or obligations of the Sellers not related to or arising out of the Business or the Acquired Assets.

         3.    PURCHASE PRICE.

         3.1   Delivery of Purchase Price. At the Closing, the Buyer shall pay
               --------------------------
to the Sellers or as directed by Sellers, as the aggregate purchase price for the Acquired Assets, the sum of Ninety-Eight Million Five Hundred Thousand Dollars ($98,500,000) subject to adjustment, if any, pursuant to Section 7.4(b) hereof (the "Purchase Price"). The Purchase Price shall paid by deposit by the
             --------------
Buyer into escrow on the Escrow Closing Date (as defined in Section 4.2), to be held in escrow pursuant to the terms and conditions of the Asset Sale Escrow Agreement (the "Escrow Agreement") executed by the Company, the Buyer, PDM
                ----------------
Bridge Corp., Heller Financial, Inc. and Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., New York branch (the "Escrow Agent")
                                                      ------------
contemporaneously herewith in the form attached hereto as Annex A. Within
                                                          -------
forty-five (45) days following the Closing Date, Buyer shall provide to Sellers a draft schedule setting forth Buyer's proposed allocation of the Purchase Price among the Acquired Assets; it being agreed that Buyer shall not allocate more than Thirty-Five Million Dollars ($35,000,000) of the Purchase Price to the Acquired Assets being transferred and conveyed to the Buyer by PDM Florida. The Sellers tax returns for the period including the Closing Date shall allocate the Purchase Price in a similar manner unless Sellers determine in their reasonable good faith judgment that Buyer's allocation is unreasonable.

         4.    CLOSING; PRECLOSING.

         4.1   Time and Place. The closing of the transactions contemplated by
               --------------
this Agreement (the "Closing") shall be held at the offices of Brown Raysman
                     -------
Millstein Felder & Steiner LLP, 900 Third Avenue, New York, New York at 10:00 a.m. on the date of the consummation of the Merger, but not later than March 29, 2002, or at such other place as the Buyer and the Sellers may agree. The date on which the Closing is actually held hereunder is sometimes referred to herein as the "Closing Date."
     ------------

         4.2   Notification; Escrow Closing Date.  The Company shall deliver to
               ---------------------------------
Buyer a certificate (an "Escrow Date Notification Certificate") specifying
                         ------------------------

               (a) the date on which the Purchase Escrowed Items (as defined in the Escrow Agreement) are to be delivered to the Escrow Agent (which in no event shall be earlier than the 30th day after the date hereof) (the "Escrow Closing Date");
 -------------------

               (b) the cash balances in the Business Accounts as of the Escrow Closing Date;

               (c) the amount of cash to be transferred to the Ironbridge Account and any adjustment to the Purchase Price pursuant to Section 7.4(b)
 hereof; and

               (d) the Reimbursement Amount as defined in Section 14.1(e) hereof.

Such Escrow Date Notification Certificate shall be delivered by the Company to the Buyer no later than one Business Day prior to such Escrow Closing Date; provided that if a Return Event, as defined in the Escrow Agreement, shall occur and the Escrow Agent shall have returned the Purchase Escrowed Items and the Escrow Amount (each as defined in the Escrow Agreement) in accordance with the terms of the Escrow Agreement, the Company shall (subject to the provisions of Section 12 hereof) have the right to deliver a new Escrow Date Notification Certificate to Buyer upon the terms set forth above specifying the new "Escrow Closing Date." The Company shall have the right to deliver one or more Escrow Date Notification Certificates upon the terms set forth above until such time as the Expiration Date shall have occurred or, if earlier, such time as this Agreement shall have been terminated pursuant to Section 12(a) hereof.

         4.3   Transactions on the Escrow Closing Date.  On the Escrow Closing
               ---------------------------------------
 Date, as a condition to Closing, the Buyer or the Sellers, as appropriate, shall do the following:

               (a) The Sellers shall duly execute and deliver to the Escrow Agent all documents required under the Escrow Agreement, including without limitation, (i) the deeds to the Owned Real Property in the form as attached hereto as Exhibit A, Exhibit A-1 and Exhibit B (collectively, the "Deeds"),
          ---------  -----------     ---------                     -----
(ii) certificates of title and gap indemnity for each Owned Real Property ("Certificates of Title") in the form of Exhibit C, Exhibit C-1 and Exhibit C-2
  ---------------------                  ---------  -----------     -----------
attached hereto, (iii) the assignment and assumption agreement (the "Assignment
                                                                     ----------
and Assumption Agreement") in the form of Exhibit D, (iv) the bill of sale
------------------------                  ---------
("Bill of Sale") in the form of Exhibit E hereto, (v) the powers of attorney to
  ------------                  ---------
transfer the motor vehicles in the form of Exhibit F hereto, (vi) the trademark
                                           ---------
assignment agreement in the form of Exhibit G hereto, (vii) the Company's
                                    ---------
Certificate of the Secretary in the form of Exhibit H hereto, (viii) PDM
                                            ---------
Florida's Certificate of the Secretary in the form of Exhibit I hereto, (ix) a
                                                      ---------
certificate of the Sellers certifying that the conditions in each of Sections
8.1 and 8.2 have been satisfied in the form of Exhibit J hereto; and (x) the
                                               ---------
assignment of membership rights ("Assignment of Membership Rights") in the form
                                  -------------------------------
of Exhibit O hereto of the Company in the Chippewa Valley Track LLC;
   ---------

               (b) The Buyer shall duly execute and deliver to the Escrow Agent all documents required under the Escrow Agreement, including without limitation, (i) the Assignment and Assumption Agreement, (ii) Buyer's Certificate of the Secretary in the form of

Exhibit K hereto, and (iii) the Buyer's Certificate certifying that the
---------
conditions in each of Sections 9.1 and 9.2 have been satisfied in the form of Exhibit L hereto;
---------

               (c) Each of the parties hereto shall execute and deliver or cause to be delivered each of the agreements or other certificates or documents required of such party pursuant to Sections 8 and 9 of this Agreement; and

               (d) The Buyer shall deliver or cause to be delivered the Purchase Price to the Escrow Agent.

         4.4   Transactions at Closing.  At the Closing:
               -----------------------

               (a) The Escrow Agent shall deliver the Purchase Price and the Reimbursement Amount (as described in Section 14.1(e) hereof) to the Sellers, or at the direction of the Sellers, by wire transfer of immediately available funds pursuant to and in accordance with the Escrow Agreement; and

               (b) The Purchase Escrowed Items (as defined in the Escrow Agreement) shall be disbursed as provided in the Escrow Agreement.

         5. REPRESENTATIONS AND WARRANTIES OF THE SELLERS. As a material inducement to the Buyer to enter into this Agreement and consummate the transactions contemplated hereby, each of the Sellers jointly and severally represents and warrants to the Buyer, which representations and warranties shall not survive the Escrow Closing Date it being expressly understood and agreed that, notwithstanding anything to the contrary (express or implied) set forth herein, in the case of any breach by Sellers (or either of them) of any of the following representations and warranties, Buyer's sole right shall be the exercise (if it is entitled to do so) of its right of termination pursuant to
Section 12(a)(iii) hereof (and Buyer's sole remedies in connection therewith shall be those expressly set forth in Section 12 hereof) and no Seller shall at any time (whether before, on or after the Escrow Closing Date) have any further liability whatsoever with respect to any such breach of the following representations and warranties:

         5.1   Organization of Sellers; Authority. The Company is a corporation
               ----------------------------------
duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. PDM Florida is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of the Sellers is duly qualified and in good standing as a foreign corporation in all jurisdictions in which the character of the properties owned or leased or the nature of the activities conducted by it makes such qualification necessary, except where any such failure would not reasonably be expected to have a Material Adverse Effect. Each of the Sellers has delivered to the Buyer complete and correct copies of its Articles or Certificate of Incorporation, as the case may be, and By-Laws and all amendments thereto, and no amendments thereto are pending or under consideration by the Sellers. Neither Seller is in violation of any term of its Articles or Certificate of Incorporation. Each of the Sellers has all requisite corporate power and authority to own and hold the Acquired Assets owned or held by it, to carry on the Business as such business is now conducted and to execute and deliver this Agreement and the other documents, instruments and agreements contemplated hereby or thereby (collectively, the "Transaction Documents") to which it is a party and to carry
                    ---------------------
out all actions required of it pursuant to the terms of the Transaction
Documents.


         5.2   Corporate Approval; Binding Effect.  Each of the Sellers has
               ----------------------------------
obtained all necessary authorizations and approvals from its Board of Directors required for the execution and delivery of the Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby. As of the Closing, each of the Sellers shall have obtained all necessary authorizations and approvals from its shareholders, if any, required for the execution and delivery of the Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby. Each of the Transaction Documents to which any Seller is a party has been duly executed and delivered by such Seller and constitutes the legal, valid and binding obligation of such Seller enforceable against such Seller in accordance with its terms, except as the enforceability thereof may be limited by any applicable bankruptcy, reorganization, insolvency or other laws affecting creditors' rights generally or by general principles of equity.

         5.3   Subsidiaries. Other than PDM Florida, a wholly-owned subsidiary
               ------------
of the Company, neither Seller has any Affiliates or subsidiaries which own any assets used in the Business.

         5.4   Non-Contravention. Except as set forth on Schedule 5.4 of the
               -----------------                         ------------
Disclosure Schedules, the execution and delivery by each Seller of the Transaction Documents to which it is a party and the consummation by each Seller of the transactions contemplated hereby and thereby will not (a) violate or conflict with any provision of the Articles or Certificate of Incorporation or By-Laws of any Seller, as amended to date; or (b) constitute a violation of, or be in conflict with, or constitute or create a default under, or result in the creation or imposition of any Encumbrance (as defined in Section 5.10) upon any property of any Seller (including without limitation any of the Acquired Assets) pursuant to (i) any agreement or instrument to which any Seller is a party or by which any Seller or any of its properties (including without limitation any of the Acquired Assets) is bound or to which any Seller or any of such properties is subject other than with respect to any lien which will be discharged at Closing, or (ii) any statute, judgment, decree, order, regulation or rule of any court or governmental or regulatory authority; provided, however, that in no
                                               --------  -------
event shall (x) it be a condition precedent to the consummation of the transactions contemplated by this Agreement that Sellers have obtained any consent from any third party or parties to any agreement or instrument or (y) the failure of the Sellers to have obtained any such consent constitute a breach of any of the representations, warranties, covenants or agreements made by any Seller in this Agreement.

         5.5   Governmental Consents. Except as set forth on Schedule 5.5 of the
               ---------------------                         ------------
Disclosure Schedules, no material consent, approval or authorization of, or registration, qualification or filing with, any governmental agency or authority is required for the execution and delivery by any Seller of the Transaction Documents to which it is a party or for the consummation by any Seller of the transactions contemplated hereby or thereby. The Sellers have and maintain, and the Permits listed on Schedule 1.1(i) of the Disclosure Schedules include, all
                      ---------------
material licenses, permits and other authorizations from all governmental authorities as are necessary for the conduct of the Business as conducted at present or in connection with the ownership or use of the Acquired Assets.

         5.6   Financial Statements. The Sellers have delivered the following
               --------------------
financial statements (the "Financial Statements") to the Buyer: (i) the audited
                           --------------------
consolidated balance sheets of the Company and its subsidiaries as of December 31, 1997, 1998, 1999 and 2000 (the "Audited Balance Sheets"), and the related
                                    ----------------------
consolidated statements of income, retained earnings and cash flows of the Company and its subsidiaries for the fiscal years then ended (together with the Audited Balance Sheets, collectively, the "Audited Financials"), (ii) the
                                           ------------------
unaudited balance sheets of the Business as of December 31, 1997, 1998, 1999 and 2000 (the "Unaudited Balance Sheets"), and the related unaudited statements
               ------------------------
of income, retained earnings and cash flows of the Business for the fiscal years of the Company then ended (together with the Unaudited Balance Sheets, the "Unaudited Financials"), and (iii) the unaudited balance sheets of the Business
 --------------------
as of September 30, 2001 (the "September 30 Balance Sheet") and November 30,
                               --------------------------
2001 (together, the "Interim Balance Sheets") and the related unaudited
                     ----------------------
statements of income, retained earnings and cash flows of the Business for the fiscal years and nine (9) and eleven (11) month periods then ended (together with the Interim Balance Sheets, collectively, the "Interim Financials"). Each
                                                    ------------------
of the Financial Statements are true and correct and have been prepared in accordance with generally accepted accounting principles, consistently applied; each of the Audited Balance Sheets fairly and accurately presents the consolidated financial condition of the Company and its subsidiaries as of its respective date; each of the statements of income, retained earnings and cash flows included in the Audited Financials fairly and accurately present the consolidated results of operations of the Company and its subsidiaries for the periods covered thereby; each of the Unaudited Balance Sheets and the Interim Balance Sheets fairly and accurately presents the financial condition of the Business as of the date thereof; and each of the statements of income, related earnings and cash flows included in the Unaudited Financials and the Interim Financials fairly and accurately present the results of operations of the Business for the periods covered thereby.

         5.7   Absence of Certain Changes. Except as set forth on Schedule 5.7
               --------------------------                         ------------
of the Disclosure Schedules, since December 31, 2000 each of the Sellers has carried on the Business only in the ordinary course, and there has not been with respect to the Business: (a) any change in the assets, liabilities, sales, income or business of such Seller, or in its relationships with suppliers, customers or lessors, other than changes which were both in the ordinary course of business and have not been, either in any case or in the aggregate, materially adverse; (b) any acquisition or disposition by such Seller of any asset or property other than in the ordinary course of business; (c) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting, either in any case or in the aggregate, the property or business of such Seller; (d) any declaration, setting aside or payment of any dividend or any other distributions in respect of the Company's capital stock;
(e) any increase in the compensation, pension or other benefits payable or to become payable by either Seller to any of its directors, officers, employees or consultants of the Business, or any bonus payments or arrangements made to or with any of them (other than pursuant to the terms of any existing written agreement or plan of which the Buyer has been supplied complete and correct copies); (f) any forgiveness or cancellation of any debt or claim by either Seller or any waiver of any right of material value of the Business; (g) any entry by either Seller into any transaction with respect to the Business other than in the ordinary course of business; (h) any incurrence by either Seller of any obligations or liabilities, whether absolute, accrued, contingent or otherwise (including, without limitation, liabilities as a guarantor or otherwise with respect to obligations of others) with respect to the Business, other than obligations and liabilities incurred in the ordinary course of business; (i) any Encumbrances (as defined in Section 5.10) on any of the assets, tangible or intangible, of the Sellers with respect to the Business or any of the Acquired Assets; or (j) any discharge or satisfaction by either Seller of any lien or encumbrance or payment by either Seller of any obligation or liability (fixed or contingent) with respect to the Business other than (A) current liabilities included in the September 30 Balance Sheet and (B) current liabilities incurred since the date of the September 30 Balance Sheet in the ordinary course of the business which were not materially adverse. As of September 30, 2001, the Business Accounts had an aggregate cash balance of $13,586,188.34. Since September 30, 2001, all cash generated by or attributable to assets or operations of the Business has been deposited into the Business Accounts. Since September 30, 2001, no cash generated by the Business has been transferred from the Business Accounts to any account of the Company, except as required by Section 7.4(b) hereof.

         5.8   Litigation. There is no action, suit, proceeding or investigation
               ----------
pending or, to the knowledge of the Sellers, threatened, relating to or affecting any of the Acquired Assets or the Business, provided, however, that
                                                      --------  -------
the Sellers make no representation or warranty in this Section 5.8 with respect to environmental matters (which are addressed exclusively in Section 5.12), Employee Benefit Plans, ERISA or other employee benefit matters (which are addressed exclusively in Section 5.18) or Taxes (which are addressed exclusively in Section 5.25). There is no action, suit, proceeding or investigation pending or, to the knowledge of the Sellers, threatened, or which questions the validity of the Transaction Documents or challenges any of the transactions contemplated hereby or thereby, nor, to the knowledge of the Sellers, is there any basis for any such action, suit, proceeding or investigation.

         5.9   Conformity to Law. The Sellers have complied with, and are in
               -----------------
compliance with, in all material respects, (a) all laws, statutes, governmental regulations and all judicial or administrative tribunal orders, judgments, writs, injunctions, decrees or similar commands applicable to the Business or any of the Acquired Assets (including, without limitation, any labor, or other law, regulation or ordinance) and (b) all terms and provisions of all contracts, agreements and indentures used in or relating to the Business to which either of the Sellers is a party, or by which either of the Sellers or any of the Acquired Assets is subject, provided, however, that the Sellers make no representation or
                   --------  -------
warranty in this Section 5.9, with respect to the Owned Real Property (which is addressed exclusively in Section 5.11), environmental matters (which are addressed exclusively in Section 5.12), Employee Benefit Plans, ERISA or other employee benefit matters (which are addressed exclusively in Section 5.18) or Taxes (which are addressed exclusively in Section 5.25). Subject to the proviso of the immediately preceding sentence, the Sellers have not committed, been charged with, or, to the knowledge of the Sellers, are or have been under investigation with respect to, nor does there exist, any violation of any provision of any federal, state or local law or administrative regulation in respect of the Sellers, and with respect to the Business or any of the Acquired Assets.

         5.10  Title to Acquired Assets. The Sellers are the lawful owners of
               ------------------------
and have good title to all of the Acquired Assets, other than the Owned Real Property and Leased Real Property, free and clear of any security interests, liens, charges, options, mortgages, debts, leases (or subleases), conditional sales agreements or any other material adverse interest or material defects as to title (collectively, "Encumbrances")
                                                                 ------------
except for the Permitted Liens. All of the Acquired Assets, other than the Owned Real Property and Leased Real Property, are in good condition (given age, usage and reasonable wear and tear) and are adequate and sufficient to carry on the Business as presently conducted. At and as of the Closing, the Sellers will convey the Acquired Assets to the Buyer by the Deeds, the Bill of Sale, the Certificates of Title, the Assignment of Membership Rights and the Assignment and Assumption Agreement and the Buyer will have good title to all of the Acquired Assets, other than the Owned Real Property and Leased Real Property, free and clear of all Encumbrances other than Permitted Liens.

         5.11  Real Property.
               -------------

               (a) Title and Description. The Sellers have good and marketable
                   ---------------------
fee simple title to the Owned Real Property, free and clear of all Encumbrances and free of encroachments onto or off of the Owned Real Property, except for Encumbrances and encroachments that do not have a material adverse effect on the value or use of the Owned Real Property as currently used and improved, and the Permitted Liens to the extent described in subparagraph (ii) and (v) of the definition of "Permitted Liens" in Section 13.

               (b) Condition. To the knowledge of Sellers, there are no
                   ---------
material defects in the physical condition of any improvement constituting a part of the Owned Real Property, including, without limitation, structural elements, mechanical systems, roofs or parking and loading areas, and all of such improvements are in good condition (given age, usage and reasonable wear and tear). To the knowledge of Sellers, none of the Owned Real Property is subject to special flood or mudslide hazards or within the 100-year flood plain. All water, sewer, gas, electric, telephone, air conditioning, heating, drainage and other utilities required by law or necessary for the current operation of the Owned Real Property have been connected pursuant to valid permits, to the extent such permits are required, and are sufficient to carry on the Business as presently conducted. Schedule 5.11(b) of the Disclosure Schedules sets forth a
                     ----------------
true and complete status report as of January 24, 2002, for the completion of the Palatka, Florida, facility expansion (the "Expansion Project"), by project
                                               -----------------
item description, job number, approval amount, projected amount, amount spent and remaining balance. Except as set forth on Schedule 5.11(b) of the Disclosure
                                              ---------------
Schedules, there are no other costs remaining or to be incurred in connection with, or incidental to, the completion of the Expansion Project.

               (c) Compliance with Law; Government Approvals. The Sellers have
                   -----------------------------------------
received no written notice from any governmental authority of any violation of any law, ordinance, regulation, license, permit or authorization issued with respect to any of the Owned Real Property that has not been corrected heretofore, and no such violation exists which would reasonably be expected to have a material adverse effect on the operation or value of any of the Owned Real Property. All improvements constituting part of the Owned Real Property have been completed and are now in compliance in all material respects with all applicable laws, ordinances, regulations, licenses, permits and authorizations, and there are presently in effect all material licenses, permits and authorizations required by law, ordinance or regulation. The Sellers have received no notice of any pending or threatened material real estate tax deficiency or reassessment or condemnation of all or any portion of any of the Owned Real Property.

               (d) The Sellers lease no real property in connection with the Business other than the Leased Real Property.

         5.12  Environmental Matters.
               ---------------------

               (a) Except as set forth on Schedule 5.12 of the Disclosure
                                          -------------
Schedules and except as set forth in the Sellers' Environmental Reports (as hereinafter defined):

                   (i) neither the Business, nor any real property presently owned, leased or operated by the Sellers in connection with the Business is being operated in violation or, to the Sellers' knowledge, alleged violation in any material respect of any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, including without limitation those arising under the Resource Conservation and Recovery Act ("RCRA"), the Comprehensive
                                                      ----
         Environmental Response, Compensation and Liability Act of 1980 as amended ("CERCLA"), the Superfund Amendments and Reauthorization Act of
                   ------
         1986 ("SARA"), the Federal Water Pollution Control Act, the Solid Waste
                ----
         Disposal Act, as amended, the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, or any state or local statute, regulation, ordinance, order or decree relating to the protection of human health from exposure to Hazardous Substances (as defined herein), or the protection of the environment (collectively, "Environmental Laws"); and
          ------------------

                   (ii) neither of the Sellers has, in connection with the Business, received written notice from any third party, including without limitation any federal, state or local governmental authority,
         (A) that the Sellers in connection with the Business or any real property presently or formerly owned, leased or operated by the Sellers or any predecessor in interest has been identified by the United States Environmental Protection Agency ("EPA") as a potentially responsible
                                           ---
         party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B (1986); (B) that any hazardous waste as defined by 42 U.S.C. ss. 6903(5) or 42 U.S.C. ss. 9601(14), any pollutant or contaminant as defined by 42 U.S.C. ss. 9601(33) or any toxic substance, oil or hazardous material or other chemical or substance (including, without limitation, asbestos in any form, urea formaldehyde or polychlorinated biphenyls) regulated by any Environmental Laws (collectively, "Hazardous Substances") which the
                                            --------------------
         Sellers in connection with the Business or any predecessor in interest has generated, transported or disposed of has been found at any site at which a federal, state or local agency or other third party has conducted or has ordered that the Sellers or any predecessor in interest conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; (C) that the Sellers in connection with the Business or any predecessor in interest is or shall be a named party to any claim, action, cause of action, complaint, (contingent or otherwise), legal or administrative proceeding arising out of any third party's incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the Release of Hazardous Substances, or (D) that any real property formerly owned, leased or operated by the Sellers in connection with the Business is contaminated, including without limitation, groundwater, surface water, soil, sediment and air contamination, in violation of any applicable Environmental Laws nor, to the knowledge of Sellers, do any such conditions or circumstances exist;

                   (iii) (A) no portion of any real property presently owned, leased or operated by the Sellers in connection with the Business has been used for the handling, manufacturing, processing, storage or disposal of Hazardous Substances by Sellers in connection with the Business except in accordance in all material respects with applicable Environmental Laws; and no underground tank or other underground storage receptacle for Hazardous Substances was or is located on such properties except as maintained in accordance in all material respects with applicable Environmental Laws; (B) in the course of any activities conducted by the Sellers on any real property presently owned, leased or operated by the Sellers in connection with the Business, no Hazardous Substances have been generated or are being used on such properties except in accordance with in all material respects applicable Environmental Laws; (C) all real properties presently owned, leased or operated by the Sellers in connection with the Business are free from contamination of every kind, including without limitation, groundwater, surface water, soil, sediment and air contamination, except in each case to the extent that the presence of any such contamination on such properties does not violate any applicable Environmental Laws; (D) there have been no Releases (as such term is defined pursuant to CERCLA) of Hazardous Substances on, upon, into or from any real property presently or formerly owned, leased or operated by the Sellers in connection with the Business, except in accordance in all material respects with applicable Environmental Laws; and (E) to Sellers' knowledge there have been no Releases of Hazardous Substances on, upon, from or into any real property in the vicinity of any real property presently owned, leased or operated by the Sellers in connection with the Business which, through soil or groundwater contamination, may have come to be located on such real property except for Hazardous Substances whose presence on such real property does not violate any applicable Environmental Laws; and

                  (iv) The Sellers have each Environmental Permit required under any applicable Environmental Laws and are in compliance in all material respects with the terms and conditions of each Environmental Permit. "Environmental Permit" means a license, permit, certificate, approval
          --------------------
         and other authorization from any governmental authority having jurisdiction over Environmental Laws.

               (b) As used in this Agreement, "Sellers' Environmental Reports"
                                               ------------------------------
means all documents, reports, site assessments, data, communications or other materials listed on Schedule 5.12 of the Disclosure Schedules and delivered to the Buyer which contain any information with respect to actual or potential violations of applicable Environmental Laws or actual or potential environmental liabilities associated with the Business or any real property presently or formerly owned, leased or operated by the Sellers in connection with the Business or the environmental condition of such properties and adjacent properties or relating to compliance with the Environmental Laws by the Sellers in connection with the Business.

         5.13  Equipment. Schedule 1.1(c) of the Disclosure Schedules sets forth
               ---------  ---------------
a complete and accurate list of all of the Equipment other than items having a book or market value individually of less than $5,000. The Personal Property Leases listed on Schedule 1.1(d) of the Disclosure Schedules include all leases
                 ---------------
by the Sellers of any item of personal property used in the Business with annual lease payments in excess of $5,000. The Equipment, and the personal property held by the Sellers under the Personal Property Leases, are utilized by the Sellers in the ordinary course of business and are in good condition and repair for their present use in the Business.

         5.14  Inventories. The Inventories consist solely of, and the
               -----------
Inventories to be purchased by the Buyer hereunder will consist solely of, material and goods of a quality and quantity which are usable or saleable in the ordinary course of operation of the Business, as the case may be, net of any reserve for excessive or obsolete inventories reflected on the September 30 Balance Sheet. The Inventories are adequate for present needs of the Business, are fairly reflected on the books of account of the Sellers, stating items of Inventory at the lower of cost or market value in accordance with generally accepted accounting principles, consistently applied, with adequate allowance for excessive or obsolete inventories.

         5.15  Insurance. Schedule 5.15 of the Disclosure Schedules lists all
               ---------  -------------
policies of fire, liability, workmen's compensation, life, property and casualty and other insurance owned or held by the Sellers in connection with the Business or relating to any of the Acquired Assets. To the knowledge of the Company, such policies of insurance are maintained with financially sound and reputable insurance companies, funds or underwriters and are of the kinds and cover such risks and are in such amounts and with such deductibles and exclusions as are consistent with prudent business practice. All such policies (a) are in full force and effect, (b) are sufficient for compliance by the Sellers with all requirements of law and all agreements to which the Sellers are a party and (c) provide that they will remain in full force and effect through the Closing Date. The Sellers are not in default with respect to any of their obligations under any of such insurance policies and have not received any notification of cancellation of any such insurance policies. No insurance carrier has denied coverage for any claim asserted by the Sellers with respect to the Business since January 1, 1992, nor has any insurance carrier declined to provide any coverage to the Sellers with respect to the Business since January 1, 1992 except for denials which did not have a material adverse effect on the Business.

         5.16  Contracts.
               ---------

               (a) Schedule 5.16(a) of the Disclosure Schedules sets forth a
                   ----------------
complete and accurate list of all Contracts (as defined below) and bids for contracts relating to the engineering and design, procurement and fabrication of steel bridges to which either Seller is a party or by which either Seller is bound or to which either Seller or any of the Acquired Assets is subject, except
(x) Contracts entered into in the ordinary course of business after the date hereof and prior to the Escrow Closing Date, which will be identified to the Buyer in writing prior to the Escrow Closing Date, and (y) Contracts terminable by the Sellers upon 30 days' notice or less without the payment of any termination fee or penalty. As used in this Agreement, the word "Contract" means
                                                                 --------
the following with respect to or relating to the Business: (a) contracts and other agreements with any current or former officer, director, employee, consultant or shareholder or any partnership, corporation, limited liability company, joint venture or any other entity in which any such person has an interest; (b) agreements with any labor union or association representing any employee; (c) contracts and other agreements for the provision of products or services by the Sellers other than those entered into in the ordinary course of the Business for products or services to the extent that the amount payable by or to the Company thereunder is less than $50,000; (d) agreements to secure the performance of bids, tenders, statutory obligations, surety and appeal bonds, performance bonds or other security agreements provided by any party in connection with the Business; (e) contracts and other agreements for the sale of any of the Sellers' assets or properties other than in the ordinary course of business or for the grant to any person of any preferential rights to purchase any of the Sellers' assets or properties;
(f) joint venture agreements relating to the Business or by or to which any of the Acquired Assets are affected or subject; (g) contracts or other agreements under which the Sellers agree to share tax liability of any party, or to refrain from competing with any party; (h) any contracts or other agreements with regard to indebtedness for borrowed money; (i) contracts relating to any confidentiality obligation by any party to such contract or dealing with the obligation of either party to such contract with respect to the trade secrets of the other party; or (j) any other contract or other agreement whether or not made in the ordinary course of business to the extent that the amount payable by or to the Sellers thereunder is more than $50,000. Each of the Contracts listed on Schedule 5.16(a) of the Disclosure Schedules or any of the other Schedules
   ----------------
hereto is in full force and effect. The Sellers are not in breach in any material respect of any of the provisions of any such Contract, nor, to the knowledge of any Seller, is any other party to any such Contract in default thereunder in any material respect, nor does any event or condition exist which with notice or the passage of time or both would constitute a material default thereunder. The Sellers have in all material respects performed all obligations required to be performed by them to date under each such Contract.

               (b) Schedule 5.16(b) of the Disclosure Schedules lists all
                   ----------------
Contracts that include any provision the effect of which may be to enlarge or accelerate any obligations of the Buyer to be assumed thereunder or give additional rights to or require the consent of any other party thereto, or will in any other way be affected by, terminate, lapse or result in a default by reason of, the transactions contemplated by this Agreement; provided, however,
                                                            --------  -------
that in no event shall (x) it be a condition precedent to the consummation of the transaction contemplated hereby that Sellers shall have obtained any such consents from the other party or parties to such Contract, or (y) the failure of the Sellers to have obtained any such consents constitute a breach of any of the representations, warranties, covenants or agreements made by any Seller in this Agreement.

               (c) Sellers have provided Buyer a list of all of Sellers executory contracts as of the date hereof relating to the engineering, design, procurement and fabrication of steel bridges. To the knowledge of Sellers, each such contract will produce the operating margins (calculated in accordance with the historical practices of the Business) set forth on the list.

               (d) Schedule 5.16(d) of the Disclosure Schedules lists all of
                   ----------------
the outstanding surety bonds for Contracts of the Sellers as of the date hereof (the "Bonds"), and with respect to each Bond: (i) the indemnitor, (ii) the
      -----
surety firm issuing the Bond, (iii) the obligee, (iv) a description of the Contract bonded, (v) the total and open dollar amount and percent of completion of such Bonds, and (vi) the effective date and expiration date of the Bond. Attached to Schedule 5.16(d) of the Disclosure Schedules are true and accurate copies of
   ----------------
any and all Bonds and indemnity agreements relating thereto and other documentation relating to and evidencing the Bonds. As of the date hereof, all of the Bonds are in full force and effect and Sellers are not in default with respect to any of the Bonds. The assignment and assumption of the indemnification agreements with the sureties does not violate the terms of the Bonds.

         5.17  Compensation of and Contracts with Employees.
               --------------------------------------------

               (a) The Sellers have provided Buyer with a complete and
accurate list of (a) each consultant, independent contractor, employee, manager, officer and director of the Sellers employed or engaged in the Business whose annual compensation (including salary and any commissions and bonuses) is equal to or greater than $50,000 and (b) the rate, character and amount of the compensation (including salary and any commissions and bonuses) paid to each such person for the year ended on December 31, 2000, and for the period through September 30, 2001 (the "Compensation List"). There have been no changes in the
                         -----------------
rate or character of such compensation since September 30, 2001.

               (b) Schedule 1.1(g) of the Disclosure Schedules sets forth a
                   ---------------
correct and complete list of all collective bargaining agreements covering the employees of the Sellers employed in the Business. The Sellers have furnished to the Buyer correct and complete copies of all collective bargaining agreements set forth on Schedule 1.1(g) of the Disclosure Schedules. Except as listed on
             ---------------
Schedule 1.1(g) and Schedule 2.2(d) of the Disclosure Schedules, the Sellers
---------------     ---------------
have no employment agreement or other contract, written or oral, with any currently active employee (or former employee to the extent the Sellers have a current obligation to such person) consultant, independent contractor, manager, officer or director employed in the Business, including any agreement to provide any bonus or benefit to any such person.

               (c) Except as set forth on the Compensation List, since
December 31, 2000, the Sellers have not made any pension, bonus or other payment, other than base salary, or become obligated to make any such payment, to any consultant, independent contractor, employee, manager, officer or director of the Sellers employed or engaged in the Business. The Sellers have no outstanding loans or advances to employees employed in the Business.

         5.18  Employee Benefit Plans.
               ----------------------

               (a) Identification of Plans. Except for the arrangements set
                   -----------------------
forth on Schedule 5.18(a) of the Disclosure Schedules, the Sellers do not now
         ----------------
maintain or contribute to, and do not have any outstanding liability to or in respect of or obligation under, any pension, profit-sharing, deferred compensation, bonus, stock option, share appreciation right, severance, group or individual health, dental, medical, life insurance, survivor benefit, or similar plan, policy or arrangement, whether formal or informal, written or oral, for the benefit of any director, officer, consultant or employee, whether active or terminated, of the Sellers employed in the Business. Each of the arrangements set forth on Schedule 5.18(a) of the Disclosure Schedules is hereinafter
             ----------------
referred to as an "Employee Benefit Plan" or "Plan," except that any such
                   ---------------------      ----
arrangement which is a multi-employer plan shall be treated as an Employee Benefit Plan only for purposes of Sections 5.18(d)(ii), (vi) and (viii) and 5.18(g) below.

               (b) Delivery of Documents. The Sellers have heretofore
                   ---------------------
delivered to Buyer true, correct and complete copies of each Employee Benefit Plan of the Sellers identified in Schedule 2.1(d) of the Disclosure Schedules,
                                  ---------------
and with respect to each such Plan, true, correct and complete copies of (i) any associated trust, custodial, insurance or service agreements, (ii) any annual report, actuarial report, or disclosure materials (including specifically any summary plan descriptions and summary of material modifications) submitted to any governmental agency or distributed to participants or beneficiaries thereunder in the current or any of the three (3) preceding calendar years and
(iii) the most recently received IRS (as defined in Section 13) determination letters and any governmental advisory opinions, rulings, compliance statements, closing agreements or similar materials specific to such Plan.

               (c) Compliance with Terms and Law. Each Employee Benefit Plan
                   -----------------------------
identified in Schedule 2.1(d) of the Disclosure Schedules is and has heretofore
              ---------------
been maintained and operated in compliance with the terms of such Plan and with the requirements prescribed (whether as a matter of substantive law or as necessary to secure favorable tax treatment) by any and all statutes, governmental or court orders, or governmental rules or regulations in effect from time to time, including but not limited to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and the Internal Revenue Code of
                                   -----
1986, as amended ("Code") and applicable to such Plan. Each Employee Benefit
                   ----
Plan which is intended to qualify under Section 401(a) of the Code and each trust or other entity intended to qualify as a "voluntary employee benefit association" within the meaning of Section 501(c)(9) of the Code and associated with any Employee Benefit Plan is expressly identified as such on
Schedule 5.18(c) of the Disclosure Schedules and has been determined to be so
----------------
qualified by the IRS and nothing has occurred as to each which has resulted or is likely to result in the revocation of such determination or which requires action under the compliance resolution programs of the IRS to preserve such qualification.

               (d) Absence of Certain Events and Arrangements. Except as set
                   ------------------------------------------
forth on Schedule 5.18(d) of the Disclosure Schedules,
         ----------------

                   (i) there is no pending or, to the best knowledge of
         the Sellers, threatened legal action, proceeding or investigation, other than routine claims for benefits, concerning any Employee Benefit Plan identified in Schedule 2.1(d) of the Disclosure Schedules or to
                            ---------------
         the best knowledge of the Sellers any fiduciary or service provider thereof and, to the best knowledge of the Sellers, there is no basis for any such legal action or proceeding;

                   (ii) no liability (contingent or otherwise) to the
         Pension Benefit Guaranty Corporation ("PBGC") or any multi-employer
                                                ----
         plan has been incurred by either the Sellers or any Affiliate thereof (other than insurance premiums satisfied in due course);

                   (iii) no reportable event, or event or condition which presents a material risk of termination by the PBGC, has occurred with respect to any Employee Benefit

         Plan, or any retirement plan of an Affiliate of the Sellers, which is subject to Title IV of ERISA;

                   (iv) no Employee Benefit Plan nor any party in interest with respect thereof, has engaged in a prohibited transaction which would subject the Sellers directly or indirectly to liability under
         Section 409 or 502(i) of ERISA or Section 4975 of the Code;

                   (v) no communication, report or disclosure has been made which, at the time made, did not accurately reflect the terms and operations of any Employee Benefit Plan;

                   (vi) no Employee Benefit Plan identified in Schedule 2.1(d)
                                                               ---------------
         of the Disclosure Schedules provides welfare benefits subsequent to termination of employment to employees or their beneficiaries except to the extent required by applicable state insurance laws and Title I,
         Part 6 of ERISA;

                   (vii) the Sellers have not announced their intention, or undertaken (whether or not legally bound) to modify or terminate any Employee Benefit Plan identified in Schedule 2.1(d) of the Disclosure
                                             ---------------
         Schedules or adopt any arrangement or program which, once established, would come within the definition of an Employment Benefit Plan and would be maintained for the benefit of any director, officer, consultant or employee, whether active or terminated, of the Sellers employed in the Business; and

                   (viii) the Sellers have not undertaken to maintain any Employee Benefit Plan identified in Schedule 2.1(d) of the
                                             ---------------
         Disclosure Schedules for any period of time and each such Plan is terminable at the sole discretion of the sponsor thereof, subject only to such constraints as may be imposed by applicable law.

               (e) Funding of Certain Plans. With respect to each Employee
                   ------------------------
Benefit Plan for which a separate fund of assets is or is required to be maintained, full and timely payment has been made of all amounts required of the Sellers under the terms of each such Plan or applicable law, as applied through the Escrow Closing Date, and no accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, exists with respect to any such Plan. The current value of the assets of each such Employee Benefit Plan, as of the end of the most recently ended plan year of that Plan, equals or exceeds the current value of all accrued benefits liabilities under that Plan.

               (f) Effect of Transactions. Except as set forth on Schedule
                   ----------------------                         --------
5.18(f) of the Disclosure Schedules, the execution of this Agreement and the
-------
consummation of the transactions contemplated herein will not result in any payment (whether of severance pay or otherwise) becoming due from or under any Employee Benefit Plan identified in Schedule 2.1(d) of the Disclosure Schedules
                                    ---------------
to any current or former director, officer, consultant or employee of the Sellers employed or previously employed in the Business or result in the vesting, acceleration of payment or increases in the amount of any benefit payable to or in respect of any such current or former director, officer, consultant or employee.

               (g) Multi-employer Plans. Except as set forth in Schedule 5.18(g)
                   --------------------                         ----------------
of the Disclosure Schedules, none of the Employee Benefit Plans is a multi-employer plan. Except as set forth in Schedule 5.18(g) of the Disclosure
                                            ----------------
Schedules, with respect to the Business, neither of the Sellers (i) has incurred any liability to a multi-employer plan, contingent or otherwise, that has not been previously satisfied, on account of a discontinuance or reduction in contributions thereto (including but not limited to a withdrawal or partial withdrawal within the meaning of Title IV of ERISA), (ii) has experienced any event that, within the following twelve months, will result in a withdrawal or partial withdrawal as so defined, (iii) has incurred a reduction in contributions such that if the current rate of contributions continues, a seventy-percent decline in contributions (as defined in Section 4205 of ERISA) will occur within the next three plan years. Neither of the Sellers has received notice with respect to any multi-employer plan of (i) any failure by such plan to satisfy the minimum funding requirements of Section 412 of the Code, (ii) any application for or receipt of a waiver of such minimum funding requirements with respect to such plan, or (iii) such plan's insolvency, entry into reorganization within the meaning of Section 4241 of ERISA, intention to terminate or proposed or threatened termination or that increased contributions may be required to avoid a reduction in plan benefits regarding the imposition of any excise tax,
(iv) no such plan is a party to any pending merger or asset or liability transfer, or (v) any PBGC proceedings against or affecting any such plan. The Sellers have previously provided to the Buyer copies of all documents and other information received by the Sellers from each multi-employer plan (or any of its agents) to which the Sellers contributes pertaining to the Sellers' obligations under such plan, including any materials pertaining to the computation of any liability that may be imposed upon a cessation of or reduction in contributions thereto.

               (h) Absence of Certain Events. No event has occurred and no
                   -------------------------
condition exists that could subject Sellers to any fines, penalty, related charges under Code Sections 511 or 5000, any section of Chapter 43 of the Code, or under ERISA Sections 502(c), (i) or (I) or Section 4071 or the imposition of a lien pursuant to Sections 401(a)(29) or 412(n) of the Code or pursuant to ERISA.

               (i) Definitions. For purposes of this Section 5.18,
                   -----------
"multi-employer plan," "party in interest," "current value," "accrued benefit," "reportable event" and "benefit liability" have the same meaning assigned such terms under Sections 3, 4043(c) or 4001(a) of ERISA, and "Affiliate" means any entity which under Section 414 of the Code is treated as a single employer with the Sellers.

         5.19  Labor Relations. With respect to the employees, independent
               ---------------
contractor and consultants employed or engaged in the Business, the Sellers are in compliance in all material respects with all federal, state and local laws respecting employment and employment practices, workplace safety and health, terms and conditions of employment, wages and hours and nondiscrimination in employment, and are not engaged in any unfair labor practice. There is no charge or claim pending or, to the knowledge of the Sellers, threatened against the Sellers with respect to the employees, independent contractors and consultants employed or engaged in the Business alleging unlawful discrimination in employment practices before any court or agency. There is no charge or claim pending or, to the knowledge of the Sellers, threatened against the Sellers with respect to the employees, independent contractors and consultants employed or engaged in the Business with the federal Equal Employment Opportunity Commission

("EEOC"), the federal Department of Labor, the federal Occupational Safety &
  ----
Health Administration ("OSHA") or any similar state or local agency. There is no
                        ----
charge or claim pending or, to the knowledge of the Sellers, threatened by any current or former consultant, independent contractor, employee, director or officer against the Sellers alleging: wrongful discharge, discharge in violation of public policy, breach of contract, promissory estoppel, discrimination, harassment, invasion of privacy, defamation, libel, slander, retaliation, negligent infliction of emotional distress, or intentional infliction of emotional distress; entitlement to wages, compensation or employee benefits; violations of the Americans with Disabilities Act, the Age Discrimination in Employment Act, Title VII of the Civil Rights Act of 1964, the Family
and Medical Leave Act, the Fair Labor Standards Act, the Employee Retirement Income Security Act of 1974 (ERISA), or any other federal, state, or local law, ordinance, regulation or order which may relate to employment. There is no unfair labor practice charge filed by or against Sellers pending before the National Labor Relations Board in connection with the employees, independent contractors, and consultants employed or engaged in the Business. Sellers are not aware of any unfair labor practice charge with the National Labor Relations Board which is threatened against the Sellers by any employees, independent contractors, or consultants employed or engaged in the Business or by any exclusive bargaining representative of any of Sellers' employees employed or engaged in the Business, whether certified or voluntarily recognized as the exclusive bargaining representative. Sellers, with respect to the employees, independent contractors and consultants employed or engaged in the Business, are not named in or party to any non-unfair labor practice matter which currently is pending before the National Labor Relations Board. There is no labor strike, dispute, slow-down or work stoppage pending or, to the knowledge of the Sellers, threatened against or involving any employees and consultants employed or engaged in the Business. No one has petitioned within the last three (3) years, and no one is now petitioning, for union representation of any of the Sellers' employees employed in the Business. No grievance or arbitration proceeding arising out of or under any collective bargaining agreement is pending against the Sellers with respect to employees employed in the Business and no claim therefor has been asserted. Except as listed on Schedule 5.19 of the Disclosure
                                                -------------
Schedules, none of the employees of the Sellers employed in the Business is covered by any collective bargaining agreement, and no collective bargaining agreement with regard to any such employees is currently being negotiated by the Sellers. The Sellers have not experienced any work stoppage in connection with the Business during the last five years. The Sellers have operated the Business at all times since November 6, 1986 in compliance with the requirements of the Immigration Reform Control Act of 1986.

         5.20  Intellectual Property.
               ---------------------

               (a) Schedule 1.1(j) of the Disclosure Schedules sets forth a
                   ---------------
complete and accurate list of (i) all patents, trademarks, trade names, domain names, trade secrets, service marks, designs and copyrights used in or useful to the Business and registered in the name of the Sellers, and all applications therefor (collectively, the "Registered Intellectual Property"); (ii) all other
                             --------------------------------
Intellectual Property (as defined in Section 13) owned by the Sellers and used in or useful to the Business (together with the Registered Intellectual Property, the "Owned Intellectual Property"); (iii) all Intellectual Property
               ---------------------------
which the Sellers are licensed or authorized by others to use in connection with the Business (the "Licensed Intellectual Property"); and (iv) all
                   ------------------------------

Intellectual Property used in or useful to the Business which the Sellers have licensed or authorized others to use (the "Licensor Intellectual Property").
                                           ------------------------------

               (b) The Sellers own or have the sole and exclusive right to use the Owned Intellectual Property, and have the right without restrictions to use the Licensed Intellectual Property used or necessary for the Business as presently conducted or proposed to be conducted, and the consummation of the transactions contemplated hereby will not alter or impair any such right of the Buyer to own and use the Licensed Intellectual Property in a similar manner. No claims have been asserted, and to the knowledge of the Sellers no claims are pending, by any Person regarding the use of any such Owned Intellectual Property or Licensed Intellectual Property, or challenging or questioning the validity or effectiveness of any license or agreement, and, to the knowledge of the Sellers, there is no basis for such claim. To the Sellers' knowledge, the use by the Sellers of the Owned Intellectual Property and the Licensed Intellectual Property in the ordinary course of business does not infringe on the rights of any Person.

               (c) The Sellers have the legal right to license, assign and transfer all the Licensor Intellectual Property that the Sellers have licensed or authorized others to use. All licenses or other agreements pursuant to which the Sellers have licensed or authorized others to use any Licensor Intellectual Property are in full force and effect, and there is no default by any party thereto. To the Sellers' knowledge, the license or transfer of any Licensor Intellectual Property does not infringe on the rights of any person.

               (d) All of the Registered Intellectual Property has been duly registered in, filed in or issued by the United States Patent and Trademark Office or the United States Register of Copyrights and has been properly maintained and renewed in accordance with all applicable provisions of law and administrative regulations of the United States and each such other jurisdiction.

               (e) Except as set forth in Schedule 5.20(e) of the Disclosure
                                          ----------------
Schedules, the Sellers have taken all steps required in accordance with sound business practice to establish and preserve their ownership of all Intellectual Property rights with respect to the Business. The Sellers have not made any such information available to any Person other than employees or consultants of the Sellers, except pursuant to written agreements requiring the recipients to maintain the confidentiality of such information and appropriately restricting the use thereof.

         5.21  Suppliers and Customers. Sellers have delivered to Buyer a list
               -----------------------
setting forth the ten (10) largest suppliers of the Business based on purchases by the Business and the ten (10) largest customers of the Business based on sales by the Business for the year ended December 31, 2000 and the eleven-month period ending on November 30, 2001. The relationships of the Sellers with such suppliers and customers are good commercial working relationships and no supplier or customer of material importance to the Business has canceled or otherwise terminated, or threatened in writing to cancel or otherwise to terminate, its relationship with the Sellers or has during the last twelve (12) months decreased materially, or threatened in writing to decrease or limit materially, its services, supplies or materials for use in the Business or its usage or purchase of the services or products of the Sellers, except for normal cyclical changes related to such suppliers' or customers' businesses. Seller has not received notice that any supplier or customer of the Business intends to cancel or otherwise substantially modify its relationship with the Sellers or to decrease materially or limit its services, supplies or materials to the Sellers, or its usage or purchase of the Sellers' services or products, and to the knowledge of the Sellers, the consummation of the transactions contemplated hereby will not adversely affect the Sellers' relationship with any such supplier or customer, or the ability of the Buyer to conduct business with any such supplier or customer after Closing in the same manner and on the same terms as the Sellers currently enjoy.

         5.22  Acquired Assets Complete. The Acquired Assets, when utilized with
               ------------------------
a labor force substantially similar to that currently employed by the Sellers, are adequate and sufficient to conduct the Business as currently conducted by the Sellers.

         5.23  Collectibility of Accounts Receivable. All of the Accounts
               -------------------------------------
Receivable (less the reserve for bad debts set forth on the September 30 Balance Sheet) are or will be at the Escrow Closing Date valid and enforceable claims, fully collectible and subject to no setoff or counterclaim known to Sellers as of the date of this Agreement. The Sellers have no accounts or loans receivable from any Person which is Affiliated with the Sellers or from any director, officer or employee of Sellers.

         5.24  No Undisclosed Liabilities. Except to the extent (a) reflected or
               --------------------------
reserved against in the September 30 Balance Sheet, (b) incurred in the ordinary course of the Business after the date of the September 30 Balance Sheet, or (c) specifically described on any Schedule hereto as a liability or obligation of the Sellers, the Sellers are not subject to any material liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise in connection with the Business (including without limitation as guarantors or otherwise with respect to obligations of others), other than performance obligations with respect to the Sellers' contracts in connection with the Business that would not be required to be reflected or reserved against on a balance sheet prepared in accordance with GAAP.

         5.25  Taxes. The Sellers have duly filed with the appropriate
               -----
government agencies all of the income, sales, use, employment and other Tax returns and reports required to be filed by them. Except as set forth on
Schedule 5.25 of the Disclosure Schedules, no waiver of any statute of
-------------
limitations relating to Taxes has been executed or given by the Sellers with respect to the Business which is currently in effect. All Taxes, assessments, fees and other governmental charges upon the Sellers or upon any of its properties, assets, revenues, income and franchises which are owed by the Sellers with respect to any period ending on or before the Closing Date have been paid, other than those currently payable without penalty or interest. The Sellers have withheld and paid all Taxes required to be withheld or paid in connection with amounts paid or owing to any employee, creditor, independent contractor or third party. Except as disclosed on Schedule 5.25 of the
                                                  -------------
Disclosure Schedules, no Tax return of the Sellers is currently under audit by any other taxing authority, and no taxing authority is now asserting or, to Sellers' knowledge, threatening to assert against the Sellers any deficiency or claim for additional Taxes or interest thereon or penalties in connection therewith or any adjustment that would have a material adverse effect on the Sellers.

         5.26  Broker. Except as set forth on Schedule 5.26 of the Disclosure
               ------                         -------------
Schedules, neither of the Sellers has retained, utilized or been represented by any broker, agent, finder or intermediary in connection with the negotiation or consummation of the transactions contemplated by this Agreement, and neither of the Sellers has incurred or become liable for any broker's commission or finder's fee relating to or in connection with the transactions contemplated by this Agreement.

         5.27  Potential Conflicts of Interest.  No officer, director or
               -------------------------------
stockholder (or Affiliate thereof) of the Sellers (a) owns, directly or indirectly, any interest in (excepting not more than a 1% stock holding for investment purposes in securities of publicly held and traded companies) or is an officer, director, manager, employee or consultant of any Person (as defined in Section 13) which is a competitor, lessor, lessee, customer or supplier of the Business; (b) owns, directly or indirectly, in whole or in part, any tangible or intangible property which the Sellers are using in the Business or the use of which is necessary for the Business; or (c) has any cause of action or other claim whatsoever against, or owes any amount to, the Sellers with respect to the Business, except for claims in the ordinary course of business, such as for accrued vacation pay, accrued benefits under Employee Benefit Plans and similar matters and agreements.

         5.28  Indebtedness.  The Sellers with respect to the Business have no
               ------------
indebtedness for borrowed money outstanding at the date hereof.

         5.29  Bank Accounts, Etc. Except as set forth on Schedule 1.1(m) of the
               ------------------                         ---------------
Disclosure Schedules, there are no accounts or safe deposit boxes in any bank used in the Business or into which any proceeds of the operation of the Business are paid. Except as set forth on Schedule 5.29 of the Disclosure Schedules, no
                                 -------------
Person has any power, whether singly or jointly, to sign any checks or to withdraw any money or other property from any of the Business Accounts.

         5.30  Chippewa Valley Track LLC.
               -------------------------

               (a) Chippewa Valley Track LLC ("Chippewa") is a limited
                                               --------
liability company duly organized, validly existing and in good standing under the laws of the State of Wisconsin. Chippewa has all requisite power and authority to own, lease and operate its assets and to carry on the business as it is now being conducted. Chippewa has no subsidiaries and owns no interest, directly or indirectly, in any other business, enterprise, firm or corporation. True and correct copies of the Articles of Organization and Operating Agreement of Chippewa, including all amendments and supplements thereto, are set forth in
Schedule 5.30(a)(i) and Schedule 5.30(a)(ii) of the Disclosure Schedules,
-------------------     --------------------
respectively. Chippewa has adequate working and permanent capital to conduct its operations in accordance with its prior practices.

               (b) The "percentage interest" held by the Company (the
"PDM Percentage Interest") is the only interest which the Sellers hold in
 -----------------------
Chippewa, and the PDM Percentage Interest is fully paid and non-assessable and was issued in compliance with all applicable laws.

               (c) The PDM Percentage Interest is not subject to any proxies, voting agreements or voting trusts or other similar arrangements which affect the rights of the Company to vote the PDM Percentage Interest. Except as described in Schedule 5.30(c) of the Disclosure
             ----------------

Schedules, the PDM Percentage Interest (i) is not subject to any buy-sell agreements, options, right-of-first refusal or other agreements of any similar nature currently existing with respect to the PDM Percentage Interest which in any manner would affect the title of the Company to the PDM Percentage Interest or the rights of the Company to sell the same free and clear of all claims of third parties and (ii) does not require any authorization, consent or approval of, exemption or other action by, or notice to, any governmental authority or any other third party. The Company does not have any obligation to make any additional contribution to Chippewa.

         5.31  HSR Act. The Company is the "Ultimate Parent Entity" (as such
               -------
term is defined in the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the regulations promulgated thereunder (the "HSR Act")) of the
                                                          -------
Sellers. The total assets and annual net sales (each such term as defined in the HSR Act), respectively, of the Company together with the total assets and annual net sales, respectively, of all entities which the Company controls exceed $100,000,000.

         5.32  Disclosure. No representation or warranty by any Seller in this
               ----------
Agreement or in any exhibit, schedule, written statement, certificate or other document delivered or to be delivered to the Buyer pursuant hereto or in connection with the consummation of the transactions contemplated hereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading. To the knowledge of Sellers, there is no fact relating particularly and uniquely to the Acquired Assets or the Business and excluding information generally available to the public which would be reasonably likely to result in a Material Adverse Effect which has not been disclosed to the Buyer.

         6. REPRESENTATIONS AND WARRANTIES OF THE BUYER. As a material inducement to the Sellers to enter into this Agreement and consummate the transactions contemplated hereby, the Buyer represents and warrants to each Seller as follows:

         6.1 Organization of Buyer; Authority. The Buyer is a limited liability
             --------------------------------
company duly organized, validly existing and in good standing under the laws of the State of Delaware. The Buyer has all requisite power and authority to execute and deliver the Transaction Documents to which it is a party and to carry out all of the actions required of it pursuant to the terms of such Transaction Documents.

         6.2 Approval; Binding Effect. The Buyer has obtained all necessary
             ------------------------
authorizations and approvals required for the execution and delivery of the Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby. Each of the Transaction Documents to which the Buyer is a party has been duly executed and delivered by the Buyer and constitutes the legal, valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms, except as enforceability thereof may be limited by any applicable bankruptcy, reorganization, insolvency or other laws affecting creditors' rights generally or by general principles of equity.

         6.3 Non-Contravention. The execution and delivery by the Buyer of the
             -----------------
Transaction Documents to which it is a party and the consummation by the Buyer of the transactions contemplated hereby and thereby will not (a) violate or conflict with any provisions of the limited liability company agreement and any other organizational documents of the Buyer, each as amended to date; or (b) constitute a violation of, be in conflict with, constitute or create a default under, or result in the creation or imposition of any lien upon any property of the Buyer pursuant to (i) any agreement or instrument to which the Buyer is a party or by which the Buyer or any of its properties is bound or to which the Buyer or any of its properties is subject, or (ii) any statute, judgment, decree, order, regulation or rule of any court or governmental authority to which the Buyer is subject.

         6.4 Governmental Consents. Except as set forth on Schedule 6.4 of the
             ---------------------                         ------------
Disclosure Schedules, no consent, approval or authorization of, or registration, qualification or filing with, any governmental agency or authority is required for the execution and delivery by the Buyer of the Transaction Documents to which it is a party or for the consummation by the Buyer of the transactions contemplated hereby or thereby.

         6.5 Broker. The Buyer has not retained, utilized or been represented by
             ------
any broker, agent, finder or other intermediary in connection with the negotiation or consummation of the transactions contemplated by this Agreement, and the Buyer has not incurred or become liable for any broker's commission or finder's fee relating to or in connection with the transactions contemplated by this Agreement.

         6.6 HSR Act. Kirtland Partners Ltd, an Ohio limited liability company
             -------
(the "Investor"), is the "Ultimate Parent Entity" of the Buyer, as such term is
      --------
defined in the HSR Act. The total assets and annual net sales (each such term as defined in the HSR Act), respectively, of the Investor together with the total assets and annual net sales, respectively, of all entities which the Investor controls exceed $10,000,000.

         6.7 Financing and Bonding. The Buyer has delivered to the Company a
             ---------------------
true, correct and complete copy of each commitment letter with respect to the Buyer's commercial financing for the transactions contemplated by this Agreement (the "Commitment Letters") and evidence of the bonding program for the Business
      ------------------
to be in place on or prior to the Escrow Closing Date. The Buyer does not have actual knowledge of any fact or circumstance that would reasonably cause it to believe that the financing contemplated by the Commitment Letters will not be timely consummated on the Escrow Closing Date or that the bonding program for the Business will not be in place on or prior to the Escrow Closing Date. The financing contemplated by the Commitment Letters, together with the equity investments in Buyer, is sufficient to consummate the transactions contemplated by this Agreement and to satisfy Buyer's indemnification obligations under this Agreement.

         6.8 Going Concern; Solvency. As of the date hereof and as of the
             -----------------------
Closing Date, both before and after giving effect to the transactions contemplated hereby, (a) all of the Buyer's known debts and obligations (other than the financing contemplated by the Commitment Letters) have been, or will be, paid in full, (b) the sum of the Buyer's debts is not greater than the Buyer's assets at a fair valuation, (c) the Buyer is generally paying its debts as they become due and (d) the Buyer has reasonably sufficient capital to conduct its business, to engage in all contemplated transactions, and to satisfy its debts, contingencies and obligations as they become due. The Buyer does not actually intend, by consummating the transactions contemplated hereby, to engage in a transaction void or voidable under Section 548(a)(1)(A) of Title 11 of the United States Code or the comparable provisions of any applicable state statute. In addition, the Buyer hereby covenants and agrees that, notwithstanding anything to the contrary contained in this Agreement, for the period ending six (6) months after the Closing, the Buyer shall not transfer any material portion of its assets or properties to any third party for less than fair value or to any Affiliate, in either case without the third party or Affiliate, as the case may be, first delivering to the Sellers an assumption agreement in a form acceptable to the Sellers pursuant to which such third party or Affiliate shall assume a pro rata portion of the Buyer's outstanding obligations under this Agreement.

         6.9   Condition of the Assets. The Buyer has conducted all due
               -----------------------
diligence that the Buyer deems necessary or desirable with respect to the Acquired Assets, this Agreement and the transactions contemplated hereby in order for it to enter into this Agreement and consummate the transactions contemplated hereby. Except for the limited representations of the Sellers specifically set forth in this Agreement, the Buyer will rely solely upon such due diligence in acquiring the Acquired Assets and in assuming the Assumed Obligations. Without limiting the generality of the foregoing, the Buyer acknowledges that the Sellers make and will make no representation or warranty concerning environmental conditions heretofore, now or hereafter existing on properties adjoining or proximate to the Acquired Assets. Notwithstanding anything to the contrary in this Agreement or any warranty deed or other document executed in connection with the transactions contemplated hereby, it is expressly understood and agreed that the Buyer is acquiring the Acquired Assets "AS IS," "WHERE IS" and "WITH ALL FAULTS", and that the Sellers have not made and do not and will not make any representations or warranties, express or implied, including any with respect to the quality, physical condition, expenses, legal status, zoning, value, utility or development or operating potential of the Acquired Assets, or any other matter or thing affecting or relating to the Acquired Assets, the Assumed Obligations, or this Agreement (including, without limitation, warranties of merchantability and/or of fitness for a particular purpose) which might be pertinent in considering whether to purchase the Acquired Assets, assume the Assumed Obligations or to make and enter into this Agreement, except, in each case, to the extent of the limited representations set forth in this Agreement. The Sellers are not liable or bound in any manner by any warranties, either expressed or implied, guaranties, or any promises, statements, representations or information pertaining to the Acquired Assets or to the value thereof made or furnished by any broker or any real estate agent, employee, servant or other Person representing or purporting to represent the Sellers. As of the date of this Agreement, the Buyer is not aware of any events, facts or circumstances which, individually or in the aggregate, have or would have a Material Adverse Effect.

         7. CONDUCT OF BUSINESS BY SELLERS PENDING CLOSING. Each Seller covenants and agrees that, from and after the date of this Agreement and until the Closing, except as otherwise specifically consented to or approved by the Buyer in writing:

         7.1   Full Access. The Sellers shall afford to the Buyer and its
               -----------
authorized representatives full access during normal business hours to all properties, assets, books, records, tax returns, financial information, contracts and documents of the Sellers and a full opportunity to make such reasonable investigations as they shall desire to make of the Sellers or with respect to the Acquired Assets. The Sellers shall furnish or cause to be furnished to the Buyer and its authorized representatives all such information with respect to the Business and with respect to the Acquired Assets as the Buyer may reasonably request.

         7.2   Carry on in Regular Course. The Sellers shall maintain the
               --------------------------
Acquired Assets in good operating condition and repair, and make all necessary renewals, additions and replacements thereto consistent with past practices, and shall carry on the Business diligently and substantially in the same manner as heretofore and shall not make or institute any unusual or novel methods of manufacture, purchase, sale, lease, management, accounting or operation. Without limiting the foregoing, the Sellers shall continue to pay trade payables and expenses of the Business, maintain inventory levels and fund capital expenditures in the ordinary course of the Business consistent with past practices, and except as permitted by Section 7.4 hereof, shall not withdraw any cash from the Business Accounts other than for such purposes.

         7.3   No General Increases. The Sellers shall not grant any general or
               --------------------
uniform increase in the rates of pay of employees of the Business, nor grant any general or uniform increase in the benefits under any bonus or pension plan or other contract or commitment to, for or with any such employees. The Sellers shall not increase the compensation payable or to become payable to officers, key salaried employees or agents of the Business, or increase any bonus, insurance, pension or other Employee Benefit Plan, payment or arrangement made to, for or with any such officers, key salaried employees or agents.

         7.4   Dividends, Issuances, Repurchases, etc.
               --------------------------------------

               (a) PDM Florida shall not declare or pay any dividends
(whether in cash, shares of stock or otherwise) on, or make any other distribution, directly or indirectly, in respect of any shares of its capital stock, or issue, purchase, redeem or acquire for value any shares of its capital stock.

               (b) Any provision of this Agreement to the contrary notwithstanding, on the Escrow Closing Date the Sellers shall transfer or cause to be transferred the cash amount of Thirty Million Five Hundred Thousand Dollars ($30,500,000) (the "Cash Amount") from the Business Accounts to a
                            -----------
Company controlled account designated by Ironbridge Acquisition Corp. (the "Ironbridge Account"). If as of the Escrow Closing Date the available cash in
 ------------------
the Business Accounts is not sufficient to permit the transfer of the Cash Amount to the Ironbridge Account, the Purchase Price shall automatically be increased by an amount equal to the difference between the Cash Amount and the amount available in the Business Accounts for transfer by Sellers to the Ironbridge Account.

         7.5   Contracts and Commitments. The Sellers shall not enter into any
               -------------------------
contract for the design, procurement and fabrication of steel bridges in excess of Two Million Five Hundred Thousand Dollars ($2,500,000) or any other commitment or engage in any transaction with respect to the Business involving a commitment of more than Fifty Thousand Dollars ($50,000) or otherwise not in the ordinary course and consistent with the prior practices of the Business. The bids for contracts relating to the engineering and design, procurement and fabrication of steel bridges listed on Schedule 5.16(a) of the Disclosure
                                       ----------------
Schedules shall not be modified in any
material respects without the prior written consent of the Buyer. All contracts and commitments entered into by Sellers after the date of this Agreement shall expressly permit their assignment to Buyer.

         7.6   Purchase and Sale of Capital Assets. Other than pursuant to this
               -----------------------------------
Agreement, the Sellers shall not purchase or sell or otherwise dispose of any capital asset of the Business with a market value in excess of $50,000, or any such capital assets with an aggregate market value in excess of $100,000, without the prior written consent of the Buyer, and in no event shall purchase, sell or otherwise dispose of any capital asset other than in the ordinary course of the Business and consistent with past practices.

         7.7   Insurance. The Sellers shall maintain with financially sound and
               ---------
reputable insurance companies, funds or underwriters adequate insurance for the Business (including without limitation the insurance described on Schedule 5.15
                                                                  -------------
of the Disclosure Schedules) of the kinds, covering such risks and in such amounts and with such deductibles and exclusions as are consistent with past practice.

         7.8   Preservation of Organization. The Sellers shall use all
               ----------------------------
commercially reasonable efforts to preserve the organization of the Business intact, to keep available to the Buyer the present key officers and employees of the Sellers employed in the Business and to preserve for the Buyer the present relationships of the Sellers' suppliers, customers, independent contractors and others having business relations with the Sellers in the Business.

         7.9   No Default. The Sellers shall not do any act or omit to do any
               ----------
act, or permit any act or omission to act, which will cause a material breach of any contract, commitment or obligation of the Sellers with respect to the Business, including without limitation any of the Personal Property Leases, Real Property Lease, Permits, Insurance Policies, Employee Agreements or Contracts, provided, however, that in no event shall (x) it be a condition precedent to the
--------  -------
consummation of the transaction contemplated hereby that Sellers shall have obtained any consents from the other party or parties to any Personal Property Leases, Real Property Lease, Permits, Insurance Policies, Employee Agreements or Contracts, or (y) the failure of Sellers to have obtained any such consents constitute a breach of any of the representations, warranties, covenants or agreements made by any Seller in this Agreement.

         7.10  Compliance with Laws. The Sellers shall comply in all material
               --------------------
respects with all laws, regulations and orders applicable with respect to the Business or the Acquired Assets.

         7.11  Advice of Change. The Sellers shall promptly advise the Buyer in
               ----------------
writing of any action or condition which is reasonably likely to result in a Material Adverse Effect.

         7.12  No Shopping.
               -----------

               (a) After the date hereof and prior to the Closing or earlier termination of this Agreement, the Company shall not, and shall not permit any of its subsidiaries to, initiate, solicit, negotiate, encourage or provide confidential information to facilitate, and the Company shall, and shall cause its subsidiaries to, (i) cause any officer, director or employee of, or any attorney, accountant or other agent retained by it and (ii) cause any financial advisor or investment banker retained by it, not to initiate, solicit, negotiate, encourage or provide non-public or confidential information to facilitate, any proposal or offer to acquire all or any substantial part of the Acquired Assets or the Business, whether by merger, purchase of, tender offer or otherwise, whether for cash, securities or any other consideration or combination thereof, other than with respect to the transactions contemplated by the Merger Agreement (any such transactions being referred to herein as "Acquisition Transactions").
 ------------------------

               (b) Notwithstanding the provisions of paragraph (a) above, the Company may, in response to an unsolicited written proposal with respect to an Acquisition Transaction, furnish (subject to a confidentiality agreement substantially the same as the confidentiality agreement signed by Buyer or its Affiliate in connection with the transactions contemplated by this Agreement) confidential or non-public information concerning its business, properties, assets or the components of and assumptions used in the calculation of the Purchase Price (as defined in Section 3.1) to a financially capable corporation, partnership, person or other entity or group (a "Potential Acquirer") or
                                                 ------------------
negotiate with such Potential Acquirer if (i) it has in connection therewith complied with subsection (c) of this Section, and (ii) based upon advice of outside legal counsel to the Board or any special committee of the Board formed to review and evaluate the transactions contemplated by this Agreement, the Board and/or special committee determines in good faith that it is more likely than not that the failure to provide such confidential or non-public information to such Potential Acquirer would constitute a breach of its fiduciary duty to its shareholders.

               (c) In the event the Company shall determine to provide any information or negotiate as described in paragraph (b) above, or shall receive any offer of the type referred to in paragraph (b) above, it shall promptly (and in any event, at least one (1) day prior to providing information or commencing negotiations) inform the Buyer that information is to be provided, that negotiations are to take place or that an offer has been received and shall furnish to the Buyer the identity of the person receiving such information or the proponent of such offer, if applicable, and, if an offer has been received, a description of the material terms thereof.

         7.13  Cooperation. The Sellers shall use all commercially reasonable
               -----------
efforts to cause the satisfaction of the conditions precedent contained herein and to cooperate with all reasonable requests of the Buyer and Buyer's counsel or agents in connection with the consummation of the transactions contemplated hereby, including using all commercially reasonable efforts to provide Buyer with (x) a complete list of the members of Chippewa and their respective "percentage interests" in the equity ownership in Chippewa and (y) a true and correct list of (i) the General Manager of Chippewa, (ii) the officers of Chippewa, and (iii) the bank accounts of Chippewa.

         8. CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS. The obligation of the Buyer to consummate the Closing shall be subject to the satisfaction at or prior to the Escrow Closing Date and the Closing, as applicable, of each of the following conditions (to the extent noncompliance is not waived in writing by the Buyer):

         8.1   Compliance with Agreement. Each Seller shall have performed and
               -------------------------
complied with all of its obligations under this Agreement to be performed or complied with under this Agreement in all material respects by it on or prior to the Closing Date.

         8.2   No Material Adverse Effect. There shall not have been, and shall
               --------------------------
not be a reasonable threat of the occurrence of, a Material Adverse Effect.

         8.3   Opinion of Counsel.  Buchanan Ingersoll Professional Corporation,
               ------------------
counsel to the Sellers, shall have delivered to the Buyer and the Escrow Agent a written opinion, addressed to the Buyer, Heller Financial, Inc. and the
Escrow Agent and dated the Closing Date, substantially in the form of Exhibit M
                                                                      ---------
hereto.

         8.4   No Litigation. No restraining order or injunction shall prevent
               -------------
 the transactions contemplated by this Agreement.

         8.5   Buyer Financing. The receipt by Buyer of the financing described
               ---------------
in the Commitment Letters and a bonding program consistent with the information delivered to the Company pursuant to Section 6.7 of this Agreement.

         8.6   Delivery of Documents and Other Items. On or prior to the Escrow
               -------------------------------------
Closing Date, all documents and other items specified in Section 4.3 hereof and required to be delivered by Sellers shall have been delivered to the Escrow Agent.

         8.7   Board Approval. The Company shall have delivered to the Escrow
               -------------
Agent as a Purchase Escrowed Item, the written consent of the sole shareholder of each Seller in the forms attached hereto as Exhibit P and Exhibit Q and a
                                               ---------     ---------
certified copy of a resolution of the Board of Directors of the Company, in each case authorizing and approving the transactions contemplated by this Agreement.

         8.8   Government Approvals and HSR Filings. The receipt by Buyer and
               ------------------------------------
Sellers of all government approvals and consents required for the transactions contemplated by this Agreement. In addition, all required filings under the HSR Act shall have been completed and all applicable time limitations under such Act shall have expired without a request for further information by the relevant federal authorities under such Act, or in the event of such a request for further information, the expiration of all applicable time limitations under the Act shall have occurred without the objection of such federal authorities.

         9. CONDITIONS PRECEDENT TO SELLERS' OBLIGATIONS. The obligation of the Sellers to consummate the Closing shall be subject to the satisfaction, at or prior to the Escrow Closing Date and the Closing, as applicable, of each of the following conditions (to the extent noncompliance is not waived in writing by the Sellers):

         9.1   Representations and Warranties True at Closing. The
               ----------------------------------------------
representations and warranties made by the Buyer in this Agreement shall be true and correct in all material respects at and as of the Escrow Closing Date with the same effect as though such representations and warranties had been made or given at and as of the Escrow Closing Date; and such representations and warranties shall be true and correct in all material respects at and as of the Closing Date with the same effect as though such representations and warranties had been made or given at and as of the Closing Date.

         9.2   Compliance with Agreement. The Buyer shall have performed and
               -------------------------
complied with all of its obligations under this Agreement that are to be performed or complied with by it at or prior to the Closing.

         9.3   Delivery of Documents and Other Items. On or prior to the Escrow
               -------------------------------------
Closing Date, all documents and other items specified in Section 4.3 hereof and required to be delivered by the Buyer shall have been delivered to the Escrow Agent.

         9.4   Opinion of Counsel. Arter & Hadden LLP, counsel to the Buyer,
               ------------------
shall have delivered to the Sellers and the Escrow Agent a written opinion, dated the Closing Date and addressed to the Sellers, Heller Financial, Inc. and the Escrow Agent, substantially in the form of Exhibit N hereto.
                                               ---------

         9.5   No Litigation. No restraining order or injunction shall prevent
               -------------
the transactions contemplated by this Agreement.


         9.6   Merger. The Merger shall have been consummated and the requisite
               ------
shareholder vote shall have been obtained to approve the transactions contemplated by this Agreement on or prior to the Closing Date.

         9.7   HSR Filings. All required filings under the HSR Act shall have
               -----------
been completed and all applicable time limitations under such Act shall have expired without a request for further information by the relevant federal authorities under such Act, or in the event of such a request for further information, the expiration of all applicable time limitations under the Act shall have occurred without the objection of such federal authorities.

         10.   CERTAIN COVENANTS.

         10.1  Confidential Information. Any and all information disclosed by
               ------------------------
the Buyer to any Seller or by any Seller to the Buyer as a result of the negotiations leading to the execution of this Agreement, or in furtherance thereof, which information was not already known to the Sellers or to the Buyer, as the case may be, shall remain confidential to each Seller and the Buyer and their respective employees, agents and investors until the Closing Date and, if the Closing occurs, in the Sellers' case, from and after the Closing Date, except to the extent that the Buyer in its reasonable judgment must disclose any such information on a consolidated basis to banks and other institutional lenders in the process of procuring the loan or loans of funds for the purchase contemplated herein. If the Closing does not take place for any reason, each Seller and the Buyer agrees to return (or certify that it has destroyed) all copies, summaries and excerpts of such information to the disclosing party, and agrees not to further divulge or disclose any such information at any time in the future unless it has otherwise become public. The information intended to be protected hereby is confidential or proprietary data of the Sellers or the Buyer which shall include, but not be limited to, financial information, customers, sales representatives, and anything else having an economic or pecuniary benefit to the Buyer or any Seller, respectively.

         10.2  Non-Competition. Each Seller acknowledges that the covenants and
               ---------------
agreements in this Section 10.2 are a condition precedent to the Buyer's obligations to purchase the Acquired Assets from the Sellers under this Agreement, and that the Buyer would not purchase the Acquired Assets but for agreements of each of the Sellers with the Buyer in this Section 10.2. Each Seller and the Buyer acknowledges that from and after the Closing the Buyer will sell products and services to customers located throughout the world and that engagement by any Seller in the Business anywhere in the world could cause the Buyer irreparable damage. For a period from the date hereof until the fifth anniversary of the Closing Date, neither of the Sellers shall, without the prior written consent of the Buyer, (i) engage anywhere in the world, directly or indirectly, alone or as a shareholder (other than as a holder of less than 1% of the capital stock of any publicly-traded corporation), partner, manager or consultant, in any business organization that is engaged or becomes engaged in a business that is the same or similar to the Business, or for the benefit of the Buyer subsequent to Closing, (ii) divert to any competitor of the Buyer or its Affiliates any customer of the Buyer or its Affiliates, or (iii) solicit or encourage any officer, employee or consultant of the Buyer or any of its Affiliates to leave its employ for employment by or with the Sellers or any competitor of the Buyer or any of its Affiliates. If at any time the provisions of this Section 10.2 shall be determined to be invalid or unenforceable, by reason of being vague or unreasonable as to area, duration or scope of activity, this Section 10.2 shall be considered divisible and shall become and be immediately amended to only such area, duration and scope of activity as shall be determined to be reasonable and enforceable by the court or other body having jurisdiction over the matter; and each Seller agrees that this Section 10.2 as so amended shall be valid and binding as though any invalid or unenforceable provision had not been included herein.

         10.3  Use of Name. The Buyer is purchasing all of the Sellers' rights
               -----------
to the business names of the Sellers used in the Business and therefore the Sellers shall not be entitled to use the name "PDM Bridge" or variations thereof as corporate or business names or titles anywhere in the world from and after the Closing. PDM Florida shall, simultaneously with the Closing, undertake and promptly pursue all necessary action to change its business and corporate names to new names bearing no resemblance to its present name so as to permit the use of such name by the Buyer provided that, for a period of 180 days after such time as the name of PDM Florida is so amended, the Company shall have the right to use the words "Pitt-Des Moines" and the initials "PDM" as its tradename, but only for the purposes of managing the remaining assets of the Sellers and identifying itself as the appropriate business entity in dealing with third parties to facilitate the sale of any of such assets and not for any other purpose, including, without limitation, use of "Pitt-Des Moines" or "PDM" as a trademark for the purpose of marketing or promoting any product or service. Notwithstanding anything to the contrary in the foregoing, any subsidiary of the Company, other than PDM Florida may continue to use the initials "PDM" in its corporate name or in any tradename in the conduct of its business for a period of one year from the Closing Date.

         10.4  Employees.
               ---------

               (a) The Buyer agrees to make offers of employment to all of the Sellers' employees employed in the Business on the Closing Date. Each such offer of employment will be at the same base salary (or hourly compensation) level as in effect, with respect to such employee, immediately prior to the Closing Date. Each such employee who accepts such offer of employment is referred to hereinafter as a "Transferred Employee," and all such employees
                              --------------------
collectively as the "Transferred Employees." The Buyer and the Sellers agree to
                     ---------------------
utilize the "Standard Procedure" provided for in Section 4 of Revenue Procedure 96-60, 1996-2 Cumulative Bulletin 399, with respect to filing and furnishing Internal Revenue Service forms W-2, W-3 and 941 with respect to those employees who are hired by the Buyer as of the Closing. The Buyer agrees to provide to the Sellers access to those employment records of the Sellers' former employees which are then in the Buyer's possession or under the Buyer's control for the purposes of preparing, filing and furnishing such forms.

               (b) At Closing, the Buyer shall assume the collective bargaining agreements applicable to the hourly employees of the Sellers employed in the Business, whether by an actual assumption of the collective bargaining agreements set forth in Schedule 1.1(g) of the Disclosure Schedules, or by the execution of a separate agreement with the union that is a party to such collective bargaining agreements.

               (c) (i) (A) From and after the Closing Date, the Buyer shall assume, and shall honor, pay, perform and satisfy when due any and all liabilities, obligations and responsibilities to, or in respect of, each Transferred Employee, arising under the terms of, or in connection with, any Assumed Plan Obligations, in each case, in accordance with the terms thereof in effect immediately prior to the date hereof, with respect to events or claims arising at any time; provided, that nothing contained herein shall constitute a commitment or obligation on the part of the Buyer to continue any Employee Benefit Plan listed on Schedule 2.1(d) of the Disclosure Schedules after the Closing Date except that Buyer shall provide, or shall cause to be provided, effective commencing on the Closing Date, coverage to all current and former employees of the Sellers (including any employees who do not accept the offer of employment described in Section 10.4(a) hereof), and their spouses and dependents, under a group health plan which does not contain any waiting period or exclusion or limitation with respect to any pre-existing conditions, and the Buyer shall be solely responsible for compliance with the requirements of
Section 4980B of the Code and part 6 of subtitle B of Title I of ERISA ("COBRA"), including, without limitation, the provision of continuation
  -----
coverage, with respect to all such current and former employees, spouses and dependents, for whom a qualifying event occurs before, on or after the Closing Date. The terms "group health plan," "continuation coverage," "qualifying event" and "qualified beneficiary" are used in this Section 10.4(c)(i)(A) with the respective meanings ascribed thereto in COBRA.

                       (B) The Buyer shall be solely responsible for and shall indemnify and hold the Company and its subsidiaries harmless from any obligations or Losses relating to claims made by any of the Transferred Employees for their compensation, severance or termination pay, benefits or notice under any applicable Federal, state or local law or under any plan, policy, practice or agreement, in each case, that accrues after the Closing Date and arises as a result of their employment or separation from employment with the Buyer or its subsidiaries after the Closing Date.

                   (ii) Accrued but unpaid vacation, sick or other paid time off with respect to all employees of the Business as of the Closing Date, including, without limitation, the Transferred Employees, shall, to the extent permitted by applicable law, be assumed by the Buyer and paid by the Buyer in accordance with the terms of the applicable policies and procedures of the Company and its subsidiaries in effect on the date hereof.

                   (iii) In the event of any "plant closing" or "mass layoff"
by the Buyer, as defined by the Federal Worker Adjustment Retraining Notification Act, 29 U.S.C. ss. 2101 et seq. ("WARN"), or any state law
                                               ----
equivalent, which shall occur after the Closing Date, the Buyer shall comply with all of the requirements of WARN and any applicable state law equivalent and shall indemnify the Company and its subsidiaries from and against any Losses incurred by the Company and its subsidiaries as the result of any action against the Buyer or the Company (and/or its subsidiaries) under WARN.

               (d) Participation and Crediting of Service Under Employee
                   -----------------------------------------------------
Plans and Practices. Following Closing, (i) the Buyer shall waive any waiting
-------------------
periods, exclusions, or pre-existing condition limitations that may otherwise be applicable to Transferred Employees, and their spouses and eligible dependents, under any benefit plans of the Buyer, and (ii) the Buyer shall honor or cause to be honored all premiums, co-payments and deductibles paid by the Transferred Employees, and their spouses and eligible dependents, during the plan year in which Closing occurs under the employee welfare benefit plans and arrangements of the Company and its subsidiaries up to (and including) the Closing Date. Following Closing, each employee benefit plan or arrangement and employee compensation policy or practice sponsored by the Buyer or its Affiliates shall credit, for all purposes (except for benefit accruals under any defined benefit pension plans), all service of the Transferred Employees, and other employees and officers of the Company and its subsidiaries, with the Company and its subsidiaries (and their respective predecessors) to the same extent such service was taken into consideration under comparable employee benefit plans of the Company and its subsidiaries.

         10.5  Bringdown of Seller's Representations. On the Escrow Closing
               -------------------------------------
Date, the Company shall deliver to Buyer a certificate (a "Bringdown
                                                           ---------
Certificate") executed by the President or any Vice President of the Company
-----------
certifying that, as of the Escrow Closing Date, the representations and warranties made by either Seller in this Agreement are true and correct in all material respects, except for a change in facts and circumstances which requires a change in any such representation and warranty, and in such event the certificate shall specify any such change in reasonable detail. Sellers' representations and warranties set forth in such certificate shall not survive the Escrow Closing Date (it being expressly understood and agreed that, notwithstanding anything to the contrary (express or implied) set forth herein, in the case of any breach by either Seller of any of such Seller's representations and warranties, Buyer's sole right shall be the exercise (if it is entitled to do so) of its right of termination pursuant to Section 12(a)(iii) hereof (and Buyer's sole remedies in connection therewith shall be those expressly set forth in Section 12 hereof) and neither Seller shall at any time (whether before, on or after the Escrow Closing Date) have any further liability whatsoever with respect to any such breach of either Seller's representations and warranties). If, and only if, all of the changes in Sellers' representations and warranties set forth in such Bringdown Certificate, taken in the aggregate, would have a Material Adverse Effect, then Buyer shall have the right by written notice to Seller, actually received by Seller, not later than the expiration of the Offer (as defined in the Merger Agreement) to terminate this Agreement pursuant to Section 12(a)(iii) hereof. In the event that Seller shall deliver one or more new Escrow Date Notification Certificates pursuant to the terms of Section 4.2 hereof setting forth a new Escrow Closing Date, Seller shall, on each such new Escrow Closing Date, deliver to Buyer a new Bringdown Certificate certifying as to the matters set forth above in this Section 10.5 as of such new Escrow Closing Date.

         10.6  Further Assurances. The parties, at any time after the execution
               ------------------
of this Agreement and prior to Closing, will execute, acknowledge and deliver any further assignments, conveyances and other assurances, documents and instruments, and take such other actions, reasonably requested by the other party for the purpose of performing the obligations created hereunder.

         10.7  Subcontracting. Nothing in this Agreement will constitute a
               --------------
Transfer or an attempted Transfer of any Contract or Permit which is not capable of being Transferred without the consent, approval, novation or waiver of a third-party or any Contract or Permit the Transfer or attempted Transfer of which would constitute a breach of such Contract or Permit or a violation of any applicable law (collectively, the "Nonassignable Contracts" and the
                                   -----------------------
"Nonassignable Permits," respectively). To the extent that any consent,
 ---------------------
approval, novation or waiver with respect to a Nonassignable Contract or Nonassignable Permit is not obtained on or prior to the Closing Date, Sellers will, at Buyer's reasonable request and direction, in any reasonable and lawful arrangement (including entering into a subcontract with Buyer), seek to provide Buyer the benefits and risks of such Nonassignable Contract or Nonassignable Permit to the extent relating to the Business for the period commencing with the Closing Date and continuing until the earlier of (i) the expiration of the original term of the applicable Nonassignable Contract or Nonassignable Permit,
(ii) any Seller's receipt of written notice from Buyer that Buyer has obtained an adequate replacement for such Nonassignable Contract or Nonassignable Permit or (iii) the assignment to Buyer of the applicable Nonassignable Contract or Nonassignable Permit. Buyer shall, pursuant to the provisions of Section 11 of this Agreement, indemnify, defend and hold harmless Sellers from any and all Losses arising out of such requested cooperation and arrangements; provided that, to the extent the parties are successful in providing such remaining benefits, if any, of such Nonassignable Contract or Nonassignable Permit to Buyer, Buyer will pay, honor, perform and discharge when due the corresponding liabilities, obligations and commitments of either Seller arising thereunder; and, provided further that, to the extent the parties are not successful in so
     ----------------
providing such remaining benefits, if any, of any Nonassignable Contract or Nonassignable Permit to Buyer, the Company will take instructions from the Buyer with respect to the disposition of such Nonassignable Contract or Nonassignable Permit.

         10.8  Completion of Merger. The Company shall use all commercially
               --------------------
reasonable efforts to cause the performance of the Merger Agreement and the consummation of the Merger. Unless the Company is otherwise excused from consummation of the Closing by the terms of this Agreement, the Company shall not, without the prior written consent of Buyer:

               (a) waive any right to require performance of the Merger Agreement by any other party thereto;

               (b) amend, modify or supplement the Merger Agreement in any manner that has the effect of excusing performance of the Merger Agreement by the Company or any other party thereto; or

               (c) consent to any termination of the Merger Agreement.

         10.9  HSR Filings.  All required filings under the HSR Act shall be
               -----------
made no later than two (2) Business Days after the date of this Agreement.

         11.   NO SURVIVAL; INDEMNIFICATION.

         11.1  No Survival of Representations and Warranties. The
               ---------------------------------------------
representations and warranties of the parties made in this Agreement or otherwise made orally or in writing in connection with the transactions contemplated hereby shall not survive the Closing.

         11.2  Indemnity by the Sellers. Each Seller jointly and severally
               ------------------------
agrees to indemnify and hold the Buyer harmless from and with respect to any and all claims, liabilities, losses, damages, costs and expenses, including without limitation the reasonable fees and disbursements of counsel (collectively, the "Losses"), related to or arising directly or indirectly out of any failure or
 ------
any breach by either Seller of any covenant (a) made by the Sellers which, by its terms, is to be performed after the Closing; or (b) which arises in connection with the Excluded Liabilities.

         11.3  Indemnity by the Buyer. The Buyer agrees to indemnify and hold
               ----------------------
the Sellers harmless from and with respect to any and all Losses, related to or arising directly or indirectly out of (a) any failure or any breach by the Buyer of any covenant (i) made by the Buyer which, by its terms, is to be performed after the Closing or (ii) which arises in connection with the Assumed Obligations or (b) any failure of the Sellers to obtain any consent of any third party to the consummation of the transactions contemplated by this Agreement or to the conveyance of the Acquired Assets to the Buyer.

         11.4  Claims.
               ------

               (a) Notice. Any party seeking indemnification hereunder (the
                   ------
"Indemnified Party") shall promptly notify the other party or parties hereto
 -----------------
from whom such Indemnified Party is entitled to indemnification hereunder (the "Indemnifying Party", which term shall include all Indemnifying Parties if there
 ------------------
be more than one) of any action, suit, proceeding, demand or breach (a "Claim")
                                                                        -----
with respect to which the Indemnified Party claims indemnification hereunder, provided that failure of the Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations under this Section 11 except to the extent, if at all, that such Indemnifying Party shall have been prejudiced thereby.

               (b) Third Party Claims. If such Claim relates to any action,
                   ------------------
suit, proceeding or demand instituted against the Indemnified Party by a third party (a "Third Party Claim"), the Indemnifying Party shall be entitled to
          -----------------
participate in the defense of such Third Party Claim after receipt of notice of such claim from the Indemnified Party. Within thirty (30) days after receipt of notice of a particular matter from the Indemnified Party, the Indemnifying Party may assume the defense of such Third Party Claim (in which case the Indemnifying Party shall have the authority to negotiate, compromise and settle such Third Party Claim) if and only if the following conditions are satisfied:

                   (i) the Indemnifying Party shall have confirmed in writing that it is obligated hereunder to indemnify the Indemnified Party with respect to such Third Party Claim;

                   (ii) the Indemnified Party shall not have given the Indemnifying Party written notice that it has determined, in the exercise of its reasonable discretion, that matters of corporate or management policy or a conflict of interest make separate representation by the Indemnified Party's own counsel advisable; and

                   (iii) such Third Party Claim involves only money damages and does not seek an injunction or other equitable relief.

The Indemnified Party shall retain the right to employ its own counsel and to participate in the defense of any Third Party Claim, the defense of which has been assumed by the Indemnifying Party pursuant hereto, but the Indemnified Party shall bear and shall be solely responsible for its own costs and expenses in connection with such participation.

         11.5  Method and Manner of Paying Claims. With respect to liquidated
               ----------------------------------
claims, if within thirty days the Indemnifying Party has not contested such claim in writing, the Indemnified Party will pay the full amount thereof within ten days after the expiration of such period. Any amount owed by an Indemnifying Party hereunder with respect to any Claim may be set-off by the Indemnified Party against any amounts owed by the Indemnified Party to any Indemnifying Party. The unpaid balance of a Claim shall bear interest at a rate per annum equal to the rate announced by Fleet National Bank as its "Prime Rate" plus two percent (2%) from the date notice thereof is given by the Indemnified Party to the Indemnifying Party.

         12.   TERMINATION; ALTERNATIVE TRANSACTION.

               (a) This Agreement (other than the provisions of this Section 12 and of Sections 14.1-14.8, 14.10, 14.11 and 14.13 hereof) may be terminated at any time prior to the Closing:

                   (i) by mutual written consent of all parties to this Agreement;

                   (ii) by either the Buyer on the one hand or the Company on the other hand in writing to the other party, without liability to the terminating party or parties on account of such termination (provided the terminating party or parties is not otherwise in material default or in material breach of this Agreement), if the Closing shall not have occurred on or before March 29, 2002, other than as a consequence of the intentional breach or the intentional default by the terminating party or parties;

                   (iii) by the Buyer on or at any time prior to the Escrow Closing Date by written notice to the Company in the event of (A) a breach by the Sellers of their representations and warranties set forth herein in any material respects or (B) a material breach by Sellers of their covenants or agreements set forth herein, in each case which (1) cannot or has not been cured prior to the earlier of
         (x) 15 days after the giving of written notice of such breach to Sellers and (y) one Business Day prior to the Expiration Date and (2) has not been waived in writing by Buyer;

                   (iv) by the Company on or at any time prior to the Escrow Closing Date by written notice to the Buyer in the event of (A) a material breach by the Buyer of its representations and warranties set forth herein in any material respect or (B) a material breach by the Buyer of its covenants or agreements set forth herein, in each case which (1) cannot or has not been cured prior to the earlier of (x) 15 days after the giving of written notice of such breach to the Buyer and (y) one Business Day prior to the Expiration Date and (2) has not been waived in writing by the Sellers, except in any case where any such breach is not reasonably likely to affect adversely the ability of the Buyer to consummate the transactions contemplated by this Agreement;

                   (v) by the Company by written notice to the Buyer if (A) the Company receives a bona fide offer from any third party (excluding any Affiliate of the Company or any group of which any Affiliate of the Company is a member and excluding any offer received in contravention of any non-solicitation covenant set forth in this Agreement) with respect to a merger, sale of substantial assets or other business combination involving the Company which requires the Company to terminate this Agreement, (B) the Company's Board of Directors determines, in good faith and after consultation with an independent financial advisor, and receipt of a legal opinion from Buchanan Ingersoll Professional Corporation that the failure to terminate this Agreement would more likely than not constitute a breach of the fiduciary duty of the Board of Directors to the shareholders of the Company, that such offer would yield a higher value to the Company or its shareholders than the Merger and (C) each of Parent (as defined in the Merger Agreement) and Buyer fails (whether individually or collectively), within five (5) Business Days after each is notified of such determination and of the terms and conditions of such offer, to make an offer which is substantially equivalent to, or more favorable than, such offer; or

                   (vi) by the Company by written notice to the Buyer if (A) a bona fide tender/exchange offer is commenced by a third party (excluding any Affiliate of the Company or any group of which any Affiliate of the Company is a member and excluding any offer received in contravention of any non-solicitation covenant set forth in this Agreement) for all outstanding shares of the Company's Common Stock which is conditioned upon termination of this Agreement, (B) the Company's Board of Directors determines, in good faith and after consultation with an independent financial advisor, and receipt of a legal opinion from Buchanan Ingersoll Professional Corporation that the failure to terminate this Agreement would more likely than not constitute a breach of the fiduciary duty of the Board of Directors to the shareholders of the Company, that such offer would yield a higher value to the Company or its shareholders than the Merger and

         (C) each of Parent (as defined in the Merger Agreement) and Buyer fails (whether individually or collectively) within five (5) Business Days after each is notified of such determination, to make an offer which is substantially equivalent to, or more favorable than, such tender/exchange offer.

               (b) In the event of a termination of this Agreement pursuant to Section 12(a)(iii) or 12(a)(iv), the non-breaching party shall have the right to exercise all of its legal rights and remedies under law, including but not limited to specific performance. The parties agree that in the event of a breach of these provisions, specific performance would be an appropriate remedy.

               (c) In the event of a termination of this Agreement pursuant to Section 12(a)(v) or Section 12(a)(vi), the Buyer's sole remedy will be to receive a sum equal to $3,500,000 as agreed as liquidated damages, it being agreed that in such event Buyer's actual damages would be incapable of precise ascertainment, and Buyer shall not be entitled to any other remedy in connection with the termination of this Agreement (including, without limitation, specific performance).

               (d) In the event of a termination of this Agreement pursuant to Section 12(a)(ii), Buyer and Sellers agree that no party shall have any liability to any other party hereto and that, except as otherwise provided in
Section 14.1(a) below, each party hereto shall be responsible for the payment of its own costs and expenses incurred in connection with this Agreement including the expenses of accountants, attorneys, bankers, brokers or other advisors employed by or retained by or on behalf of such party.

               (e) Any payment required to be made by Sellers pursuant to this Section 12 shall be made by such party within three Business Days after receipt by it of notice from the other party setting forth, in reasonable detail, (i) a description of the event(s) giving rise to the payment obligation;
(ii) the calculation of the payment obligation and (iii) the bank information necessary to effect a wire transfer to the non-breaching party's account.

         13. DEFINITIONS. As used herein the following terms not otherwise defined have the following respective meanings:

         "Affiliate":  As applied to any Person, any Person controlling,
          ---------
controlled by or under common control with such Person.

         "Business Day":  Any day, other than a Saturday, Sunday or a day on
          ------------
which banks, located in the Commonwealth of Pennsylvania, shall be authorized or required by law to close.

         "Expiration Date": The date (as extended from time to time in
          ---------------
accordance with the terms of the Merger Agreement) on which the Offer (as defined in the Merger Agreement) expires.

         "Intellectual Property Rights": Patents, trademarks, trade names,
          ----------------------------
domain names, copyrights, trade secrets, technology, know-how, processes and all other intellectual property rights.

         "IRS":  The United States Internal Revenue Service.
          ---

         "Material Adverse Effect": The result of one or more events, changes or
          -----------------------
effects which, individually or in the aggregate, would have a material adverse effect on the business, operations, properties or assets, liabilities or condition (financial or otherwise) of the Business (taken as a whole), except for any event, change or effect resulting from general economic, financial or market conditions in the United States.

         "Merger": The merger of Ironbridge Acquisition Corp., a Pennsylvania
          ------
corporation, with and into the Company, on the terms and subject to the conditions set forth in the Merger Agreement.

         "Merger Agreement": That certain Merger Agreement of even date herewith
          ----------------
by and among Ironbridge Holding LLC, a Delaware limited liability company, Ironbridge Acquisition Corp., a Pennsylvania corporation and a wholly owned subsidiary of Ironbridge Holding LLC, and the Company (as the same is amended, modified or supplemented from time to time in accordance with the terms thereof).

         "Permitted Liens": With respect to the Acquired Assets, any of the
          ---------------
following: (i) mechanics', carriers', workmen's, repairmen's or other like liens arising or incurred in the ordinary course of business, (ii) liens for real estate, ad valorem or other taxes, assessments and governmental charges which are not yet due and payable or which are being contested in good faith, (iii) liens arising pursuant to the terms of any operating leases, (iv) liens incurred in the ordinary course of business in connection with deposit accounts or to secure the performance of bids, tenders, statutory obligations, surety and appeal bonds, performance bonds and other obligations of like nature, (v) with respect to assets constituting Owned Real Property or Leased Real Property, (a) those easements, rights of way, servitudes, permits, restrictions, encumbrances, other imperfections or irregularities of title and other matters of record listed on Schedule 5.11 of the Disclosure Schedules, (b) zoning laws, codes and
          -------------
ordinances of any governmental authority, and (c) any standard title policy exceptions or exceptions listed on Schedule 5.11 of the Disclosure Schedules,
                                   -------------
and (vi) any lien released on the Closing Date by release of any Purchase Escrowed Item by the Escrow Agent.

         "Person": A corporation, an association, a partnership, a limited
          ------
liability company, an organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

         "Tax" or "Taxes": Any federal, state, local, foreign and other income,
          ---      -----
profits, franchise, capital, withholding, unemployment insurance, social security, occupational, production, severance, gross receipts, value added, sales, use, excise, real and personal property, ad valorem, occupancy, transfer, employment, disability, workers' compensation or other similar tax, duty, fee, assessment or other governmental charge (including all interest and penalties thereon and additions thereto).

         14.   GENERAL.

         14.1  Expenses.
               --------

               (a) Filing fees, Transfer and Sales Taxes. Sellers and Buyer
                   -------------------------------------
shall share equally the first $800,000 (the "Closing Expenses Cap") of the
                                             --------------------
following fees, expenses and taxes (collectively, the "Closing Expenses"): (i) any HSR filing fee; (ii) the premium for up to $10,000,000 of representation and warranty insurance for the benefit of Buyer; (iii) all transfer and sales taxes payable with respect to the sale and conveyance of the Acquired Assets to the Buyer, including, without limitation, transfer and conveyance fees and taxes related to the transfer of the Owned Real Property; and (iv) all costs associated with the Owners Fee Policies of Title Insurance issued in the aggregate insured amount of $7,258,300 by Lawyers Title Insurance Corporation with respect to Owned Real property located in Wisconsin and on the insurance amount of $8,117,000 issued by Commonwealth Land Title Insurance Company with respect to Owned Real Property located in Florida. Buyer shall pay any and all Closing Expenses in excess of the Closing Expenses Cap.

               (b) General. Except as expressly set forth otherwise in this
                   -------
Agreement, all expenses of the preparation, execution and consummation of this Agreement and of the transactions contemplated hereby, including without limitation attorneys', accountants' and outside advisers' fees and disbursements, shall be borne by the party incurring such expenses.

               (c) Reimbursement of Certain Operating Expenses and Closing
                   -------------------------------------------------------
Expenses. On the Closing Date, Buyer shall pay to Sellers an amount (the
--------
"Reimbursement Amount") equal to all operating expenses of the Business paid by
 --------------------
the Sellers other than from the Business Accounts for the period commencing January 1, 2002, and ending on the Closing Date increased, by the amount, if
                                                ---------
any, of Buyer's share of the Closing Expenses advanced by Sellers and decreased,
                                                                      ---------
by the amount, if any, of the Sellers' share of the Closing Expenses advanced by Buyer. The Reimbursement Amount shall be paid by deposit of same by the Buyer into escrow on the Escrow Closing Date to be held in escrow pursuant to the terms and conditions of the Escrow Agreement. Schedule 14.1(c) of the Disclosure
                                              ----------------
Schedules sets forth the Company's good faith estimate of the operating expenses of the Business that the Sellers expect to pay through March 15, 2002. Commencing on February 4, 2002, and continuing thereafter until the Closing Date, Sellers shall provide written reports not less frequently than weekly of the amounts paid by Sellers which Sellers intend to include in the Reimbursement Amount. Nothing in the immediately preceding two sentences shall be deemed to limit the amount of the Reimbursement Amount.

         14.2  Notices. All notices, demands and other communications hereunder
               -------
shall be in writing and delivered as follows:

        If to the Sellers or either of them, to:

                  Pitt-Des Moines, Inc.
                  1450 Lake Robbins Drive, Suite 400
                  The Woodlands, TX  77380
                  Attention:  Wm. W. McKee
                  Telecopy:  (281) 765-4601

        with a copy sent contemporaneously to:

                  Buchanan Ingersoll Professional Corporation
                  One Oxford Centre, 20th Floor
                  301 Grant Street
                  Pittsburgh, PA  15219-1410
                  Attention:  Ronald Basso
                  Telecopy:  (412) 562-1041


        If to the Sellers or either of them, from and after the Closing Date to:

                  Ironbridge Holding LLC
                  950 Third Avenue
                  New York, New York  10022
                  Attention:  James Haber
                  Telecopy:  (212) 688-7908

        with a copy sent contemporaneously to:

                  Brown Raysman Millstein Felder & Steiner LLP
                  900 Third Avenue
                  New York, New York  10022
                  Attention:  Robert M. Unger, Esq.
                  Telecopy:  (212) 895-2900

        If to the Buyer, to:

                  Steel Bridges, LLC
                  2800 Melby Street
                  Eau Claire, Wisconsin  54703
                  Attention:  President

        with a copy sent contemporaneously to:

                  Kirtland Capital Partners
                  2550 SOM Center Road
                  Suite 105
                  Willoughby Hills, Ohio  44094

                  Attention:  David W. Halstead
                  Telecopy:  (440) 585-9699

                  Arter & Hadden LLP
                  925 Euclid Avenue
                  Suite 1100
                  Cleveland, Ohio  44115
                  Attention:  Stephen C. Ellis, Esq.
                  Telecopy:  (216) 696-2645

         Any such notice demand or other communication shall be effective when
(a) delivered to the appropriate address by hand or by nationally recognized overnight courier service (costs pre-paid); (b) sent by facsimile or telecopy with confirmation of transmission by the transmitting equipment; or (c) received or rejected by the addressee, if sent by certified mail, return receipt requested.

         14.3  Entire Agreement. This Agreement contains the entire
               ----------------
understanding of the parties, supersedes all prior agreements and understandings relating to the subject matter hereof, other than the confidentiality agreement signed by Buyer or its Affiliate in connection with the transactions contemplated by this Agreement, the terms of which shall survive the Closing. This Agreement shall not be amended except by a written instrument hereafter signed by all of the parties hereto.

         14.4  Governing Law. The validity and construction of this Agreement
               -------------
 shall be governed by the internal laws (and not the choice-of-law rules) of the Commonwealth of Pennsylvania.

         14.5  Sections and Section Headings. The headings of sections and
               -----------------------------
subsections are for reference only and shall not limit or control the meaning thereof.

         14.6  Assigns. This Agreement shall be binding upon and inure to the
               -------
benefit of the parties hereto and their respective successors and permitted assigns. Except in connection with any financing contemplated by this Agreement or the Merger Agreement, neither this Agreement nor the obligations of any party hereunder shall be assignable or transferable by such party without the prior written consent of the other party hereto; provided, however, that nothing
                                           --------  -------
contained in this Section 14.6 shall prevent the Buyer, without the consent of the Sellers, from: (i) transferring or assigning this Agreement or its rights or obligations hereunder to an Affiliate of the Buyer or (ii) assigning all or part of its rights or obligations hereunder by way of collateral assignment to any bank or financing institution providing financing for the acquisition contemplated hereby, but no such transfer or assignment made pursuant to clauses
(i) or (ii) shall delay the consummation of the transactions contemplated by this Agreement or relieve the Buyer of its obligations under this Agreement.

         14.7  Severability. In the event that any covenant, condition, or other
               ------------
provision herein contained is held to be invalid, void, or illegal by any court of competent jurisdiction, the same shall be deemed to be severable from the remainder of this Agreement and shall in no way affect, impair, or invalidate any other covenant, condition, or other provision contained herein.

         14.8  Further Assurances. The parties agree to take such reasonable
               ------------------
steps and execute such other and further documents as may be necessary or appropriate to cause the terms and conditions contained herein to be carried into effect.

         14.9  Tax Treatment. The Buyer and the Sellers shall treat and report
               -------------
the transactions contemplated by this Agreement, for purposes of any federal, state or local tax, with respect to calculation of gain, loss and basis with reference to the allocation of the Purchase Price made pursuant to Section 3.1 hereof. The parties hereto shall not take any actions or positions inconsistent with the obligations set forth herein.

         14.10 No Implied Rights or Remedies. Except as otherwise expressly
               -----------------------------
provided herein, nothing herein expressed or implied is intended or shall be construed to confer upon or to give any person, firm or corporation, other than the Sellers and the Buyer and their respective shareholders, any rights or remedies under or by reason of this Agreement.

         14.11 Counterparts. This Agreement may be executed in multiple
               ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         14.12 Satisfaction of Conditions Precedent. Each Seller and the Buyer
               ------------------------------------
will use its commercially reasonable efforts to cause the satisfaction of the conditions precedent contained in this Agreement; provided, however, that
                                                  --------  -------
nothing contained in this Section 14.12 shall obligate any party hereto to waive any right or condition under this Agreement.

         14.13 Public Statements or Releases. Each of the parties hereto agrees
               -----------------------------
that prior to the consummation of the Closing no party to this Agreement will make, issue or release any public announcement, statement or acknowledgment of the existence of, or reveal the status of, this Agreement or the transactions provided for herein, without first obtaining the consent of the other parties hereto, which consent shall not be unreasonably withheld, conditioned or delayed. Nothing contained in this Section 14.13 shall prevent any party from making such disclosures as such party may consider necessary in order to obtain financing for the transactions contemplated hereby or to satisfy such party's legal or contractual obligations.

         14.14 Business Records.
               ----------------

               (a) The Buyer acknowledges that business records of the Sellers relating to the operations of the Business prior to the Closing will be conveyed to the Buyer as part of the Acquired Assets and that the Sellers may from time to time require access to or copies of such records in connection with tax matters and claims arising with respect to their operations prior to the Closing or the winding up of their affairs. The Buyer agrees that upon reasonable prior notice from the Company it will, during normal business hours, provide the Sellers with access to or, at the Buyer's option and at Sellers' expense, copies of such records for such purposes. The Sellers agree to hold any confidential information so provided in confidence and to use such information only for the purposes described above.

               (b) The Buyer agrees that it will not within three (3) years after the Closing Date destroy any material business records prepared prior to the Closing without first notifying the Company and affording it the opportunity to remove or copy them. For purposes of the preceding sentence, any notice from the Buyer delivered in accordance with Section 14.2 shall be deemed to be adequate notice if not responded to in writing by the Company within thirty (30) days.

               (c) After the Closing Date, Buyer and Sellers shall cooperate with each other and with each other's agents, including accounting firms and legal counsel, in connection with matters relating to Taxes of Buyer, Sellers and their Affiliates including (i) the preparation and filing of any Tax returns, (ii) determining the liability for and amount of any Taxes due (including estimated Taxes) or the right to and amount of any refund of Taxes,
(iii) examinations of Tax returns, and (iv) any administrative or judicial proceeding in respect of Taxes assessed or proposed to be assessed, it being agreed that Buyer shall make all final decisions with respect to tax matters attributable to Sellers' operation of the Business that are assumed by Buyer pursuant to Section 2.1 of this Agreement. Buyer and Sellers and their respective Affiliates shall make available to each other for inspection and copying during normal business hours upon reasonable notice all Tax records in their possession to the extent reasonably required by the other party in connection with the preparation, review or audit of Tax returns and any related proceedings. Buyer and Sellers shall also make available to each other, as reasonably requested and on a mutually convenient basis, personnel (including officers, directors, employees and agents of Buyer or Sellers or their respective Affiliates) to provide such assistance as might be reasonably required in connection with the matters set forth above.

               (d) Any information provided to the other party under this
Section 14.14 shall be delivered without representation or warranty and shall be kept confidential by the party receiving the information or documents, except as may otherwise be necessary in connection with the filing of Tax returns or in connection with any communications with a tax authority or any administrative or judicial proceedings relating to Taxes or any Tax return.

               (e) All reasonable out-of-pocket costs and expenses incurred in connection with any of the foregoing actions described in this Section 14.14 shall be for the account of the party requesting such actions (subject to providing reasonable documentation of such out-of-pocket costs and expenses). The provisions of this Section 14.14 shall survive Closing for a period of one year after the Closing Date.

         14.15 Knowledge. Whenever the phrase "to the knowledge of the Sellers"
               ---------
or another similar qualification is used herein, the relevant knowledge shall refer to the actual knowledge of any of the individuals listed on Schedule 14.15
                                                                  --------------
of the Disclosure Schedules, after reasonable investigation.

         The remainder of this page is intentionally left blank. The signature page follows.

         IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties hereto have caused this Asset Purchase Agreement to be duly executed and delivered as of the date first written above.

                                STEEL BRIDGES, LLC

                                By:
                                   ---------------------------------------------
                                Title:


                                PITT-DES MOINES, INC.

                                By:
                                   ---------------------------------------------
                                Title:


                                PDM BRIDGE CORP.

                                By:
                                   ---------------------------------------------
                                Title:

                                    Annex A

                                                                  EXECUTION COPY

                           ASSET SALE ESCROW AGREEMENT

         This ASSET SALE ESCROW AGREEMENT, dated as of February 1, 2002 (this "Agreement"), by and among PITT-DES MOINES, INC., a Pennsylvania corporation (the "Company"), PDM BRIDGE CORP., a Delaware corporation (collectively with the Company, the "Sellers"), STEEL BRIDGES, LLC, a Delaware limited liability company ("Buyer"), HELLER FINANCIAL, INC., as Agent, as such term is defined below ("Heller"), and COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., "RABOBANK NEDERLAND", NEW YORK BRANCH, as escrow agent (the "Escrow Agent").

                              W I T N E S S E T H:

         WHEREAS, Buyer and the Sellers have, simultaneously with the execution of this Agreement, entered into an Asset Purchase Agreement, dated as of even date herewith (the "Asset Purchase Agreement"), whereby the Buyer has agreed to purchase, and the Sellers have agreed to sell, the assets described therein;

         WHEREAS, in order to finance its obligations under the Asset Purchase Agreement, the Buyer expects to enter into a senior secured credit facility (the "Heller Credit Facility") with a syndicate of financial institutions for which Heller will act as a lender and as Agent (as such term is defined therein) for its own benefit and the benefit of the lenders thereunder;

         WHEREAS, it is a condition to the transactions contemplated by the Asset Purchase Agreement that the Buyer and the Sellers shall have complied with this Agreement; and

         WHEREAS, Buyer and the Sellers desire to appoint the Escrow Agent as the escrow agent hereunder, and the Escrow Agent is willing to act as the escrow agent hereunder in accordance with the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

     Section 1. Definitions. Unless otherwise defined herein, terms which are defined in the Asset Purchase Agreement, as in effect on the date hereof, and used herein are so used as so defined.

     Section 2. Establishment of Escrow Account. On the Escrow Closing Date, the Buyer shall deliver or cause to be delivered to the Escrow Agent cash in the amount of the Purchase Price, together with any and all additional amounts owing to the Sellers pursuant to Section 14.1(c) of the Asset Purchase Agreement (the "Escrow Amount") and such cash shall be accepted by the Escrow Agent and placed into a separate interest-bearing escrow account (the "Escrow Account"); provided that, interest accruing thereon shall constitute part of the Escrow Amount. The Escrow Amount shall be held and administered in accordance with the terms and conditions of this Agreement. A Form W-9 (or substitute Form W-9) will be provided to the Escrow Agent by the Company.

     Section 3. Closing Certificates. (a) On the Escrow Closing Date, if the Sellers shall have delivered to the Escrow Agent or its designee all of the Purchase Escrowed Items (as defined below) required to be delivered by or on behalf of them, then Buyer shall either (i) execute and deliver to the Escrow Agent a certificate addressed to the Sellers ("Buyer's Satisfaction Certificate") certifying that each of the conditions to the closing of the transactions described in Section 8 of the Asset Purchase Agreement (including, without limitation, conditions based upon (x) the accuracy as of any date of the representations and warranties of any party thereto, (y) compliance by any party thereto with its covenants or other obligations thereunder, and (z) the deliveries to the Escrow Agent of the Purchase Escrowed Items required hereby or thereby) has been satisfied or waived as of such Escrow Closing Date, or (ii) identify in writing to the Buyer and the Escrow Agent any and all such conditions to closing that have not been satisfied or waived as of such Escrow Closing Date. The Buyer hereby acknowledges and agrees that, once the Buyer's Satisfaction Certificate has been delivered by the Buyer to the Escrow Agent pursuant to this Section 3(a), the Buyer's Satisfaction Certificate shall be irrevocable in all respects and may not thereafter be withdrawn by the Buyer except that, if the expiration date of the Offer shall not have occurred on the first Business Day after any Escrow Closing Date and the Buyer or Heller requests the return of the Purchase Escrowed Items as provided in Section

4.2 of the Asset Purchase Agreement,the Escrow Agent shall return the Buyer's Satisfaction Certificate to Buyer and the Buyer's Satisfaction Certificate shall be of no further force or effect.

     (b) On the Escrow Closing Date, if the Buyer shall have delivered or caused to be delivered to the Escrow Agent the Purchase Price along with all of the Purchase Escrowed Items required to be delivered by or on behalf of Buyer, then each of the Sellers shall either (i) execute and deliver to the Escrow Agent a certificate addressed to the Buyer ("Sellers' Satisfaction Certificate") certifying that, except for the conditions described in Section 9.6 (Merger) of the Asset Purchase Agreement, each of the conditions to the closing of the transactions described in Section 9 of the Asset Purchase Agreement (including, without limitation, conditions based upon (x) the accuracy as of any date of the representations and warranties of any party thereto, (y) compliance by any party thereto with its covenants or other obligations thereunder, and (z) the deliveries to the Escrow Agent of the Purchase Escrowed Items required hereby or thereby) has been satisfied or waived as of such Escrow Closing Date, or (ii) identify in writing to the Sellers and the Escrow Agent any and all such conditions to closing that have not been satisfied or waived as of such Escrow Closing Date. Each of the Sellers hereby acknowledges and agrees that, once the Sellers' Satisfaction Certificate has been delivered by the Sellers to the Escrow Agent pursuant to this Section 3(b), the Sellers' Satisfaction Certificate shall be irrevocable in all respects and may not thereafter be withdrawn by the Sellers except that, if the expiration date of the Offer shall not have occurred on the first Business Day after any Escrow Closing Date and the Buyer or Heller requests the return of the Purchase Escrowed Items as provided in Section 4.2 of the Asset Purchase Agreement, the Escrow Agent shall return the Sellers' Satisfaction Certificate to Sellers and the Sellers' Satisfaction Certificate shall be of no further force or effect.

     (c) Each of the Buyer and the Sellers hereby represents and warrants to the other and to the Escrow Agent that (i) to its knowledge, none of the events described in Sections 8.4 and 9.5 (No Litigation) of the Asset Purchase Agreement has occurred, and (ii) the Asset Purchase Agreement has not been amended, supplemented, terminated or otherwise modified. On each of the Escrow Closing Date and the date of acceptance for payment of the tendered shares of the Company's common stock (the "Closing Date") in accordance with a tender offer (the "Offer") expected to be made by Ironbridge Acquisition Corp. as contemplated by the Merger Agreement,

Buyer and the Sellers agree to deliver to the Escrow Agent certificates reconfirming the representations and warranties of the preceding sentence or identifying any exceptions to such representations and warranties.

     (d) The Buyer and the Sellers hereby further confirm that listed on
Schedule I hereto is a list of all items required to be delivered by the Buyer and/or the Sellers to the Escrow Agent under the Asset Purchase Agreement (the "Purchase Escrowed Items").

     (e) After the Purchase Escrowed Items have been delivered to the Escrow Agent on the Escrow Closing Date as contemplated by this Agreement, the Buyer and the Sellers will confirm in writing to the Escrow Agent (i) that all Purchase Escrowed Items, including the Escrow Amount, have been so delivered to the Escrow Agent and (ii) the amount of the Escrow Amount.

     Section 4. Representations and Warranties. Each of the parties to this Agreement hereby represents and warrants to each other party to this Agreement as follows:

     (a) Such party is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the requisite power and authority to carry on its business as it is now being conducted.

     (b) Such party has full corporate or similar power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been approved by all requisite corporate or similar approval and no other corporate or other similar proceedings on the part of such party are necessary to authorize the execution and delivery of this Agreement or the consummation by such party of the transactions contemplated hereby. This Agreement has been duly executed and delivered by such party and, assuming the due authorization, execution and delivery hereof by each of the other parties hereto, constitutes a valid and legally binding agreement of such party enforceable against such party in accordance with its terms, except that such enforcement may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally and (ii) general equitable principles.

     (c) The execution and delivery of this Agreement by such party does not violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of such party or any of its subsidiaries under any of the terms, conditions or provisions of (i) the organizational documents of such party, (ii) any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any court or governmental authority applicable to such party or any of its subsidiaries or any of their respective properties or assets or (iii) any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which such party or any of its subsidiaries is now a party or by which such party or any of its subsidiaries or any of their respective properties or assets may be bound or affected.

     Section 5. Disbursements.

     (a) Escrow Amount. Immediately following the filing by the Escrow Agent of the Articles of Merger with respect to the merger of Ironbridge Acquisition Corp. with and into the Company (the "Merger") with the Secretary of State of the Commonwealth of Pennsylvania, the Escrow Agent shall disburse the Escrow Amount to the Sellers, in each case by wire transfer of immediately available funds to the following account:

         Bank of New York, ABA No. 021-000-018
         For the account of "Rabobank Nederland", New York Branch
         Account Number 802-6002-533
         For further credit to Ironbridge Acquisition Corp.
         Account Number 20435

     (b) Purchase Escrowed Items. Immediately following the filing by the Escrow Agent of the Articles of Merger with respect to the Merger with the Secretary of State of the Commonwealth of Pennsylvania, the Escrow Agent shall release each Purchase Escrowed Item previously delivered to the Escrow Agent to the party entitled to receive same in accordance with the instructions set forth on
Schedule I hereto.

     (c) Return Event. If a Return Event shall have occurred, (i) the Purchase Escrowed Items previously delivered to the Escrow Agent shall be promptly delivered by the Escrow Agent to the party which had previously deposited same with the Escrow Agent, and (ii) any portion of the Escrow Amount previously deposited with the Escrow Agent shall be promptly disbursed by the Escrow Agent to Heller for the account of Buyer by wire transfer in accordance with the wire transfer instructions specified in Section 17 hereof, but this Agreement shall continue in full force and effect until such time as the Asset Purchase Agreement is terminated in accordance with the terms and conditions thereof. A "Return Event" shall have occurred if:

          (i) the expiration date of the Offer shall not have occurred on the first Business Day after any Escrow Closing Date and Buyer or Heller shall have requested the return of the Purchase Escrowed Items;

          (ii) Buyer, on the one hand, or Sellers, on the other hand, shall have identified any exception to the certificate required to be delivered by such party pursuant to Section 3(c) and any of the parties hereto shall have delivered a written request to the Escrow Agent requesting return of the Purchase Escrowed Items to the party that deposited them; or

         (iii) on the Escrow Closing Date, the Buyer shall fail to deliver the Buyer's Satisfaction Certificate as provided in Section 3(a) of this Agreement or the Sellers shall fail to deliver the Sellers' Satisfaction Certificate as provided in Section 3(b) of this Agreement.

     (d) If the Asset Purchase Agreement has been terminated pursuant to Section 12(a) thereof at any time prior to the acceptance for payment by Ironbridge Acquisition Corp. of any shares of common stock of the Company in connection with the Merger or the Offer, the Purchase Escrowed Items shall be promptly delivered by the Escrow Agent to the party which had previously deposited same with the Escrow Agent and any portion of the Escrow Amount previously deposited with the Escrow Agent shall be promptly disbursed to Heller for the account of Buyer by wire transfer in accordance with the wire transfer instructions set forth in Section 17 hereof, and this Agreement shall thereafter terminate.

     (e) In the event of a dispute between any of the parties hereto, Escrow Agent shall, in its discretion, be entitled to transfer to a court of competent jurisdiction all amounts then held in the Escrow Account and, upon such transfer and upon the commencement of appropriate proceedings therein in the nature of interpleader, the Escrow Account shall be deemed dissolved and this Agreement shall terminate.

     Section 6. Termination of Escrow Account and Escrow Agreement. If the deliveries contemplated by Section 5(a) and Section 5(b) of this Agreement have been made, then within one Business Day after the Closing Date, unless this Agreement shall have been previously terminated pursuant to Section 5(d) hereof, Escrow Agent shall deliver to the Company or as it shall direct in writing any and all amounts remaining in the Escrow Account and, upon such delivery, the Escrow Account shall be deemed dissolved and this Agreement shall terminate.

     Section 7. Rights Duties and Immunities of Escrow Agent. Acceptance by Escrow Agent of its duties under this Agreement is subject to the following terms and conditions, which all parties to this Agreement hereby agree shall govern and control the rights, duties and immunities of Escrow Agent:

     (a) The duties and obligations of Escrow Agent shall be determined solely by the express provisions of this Agreement and Escrow Agent shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement.

     (b) Escrow Agent shall not be responsible in any manner for the validity or sufficiency of any property delivered hereunder, or for the value or collectability of any note, check or other instrument so delivered, or for any representations made or obligations assumed by any party other than Escrow Agent. Nothing herein contained shall be deemed to obligate Escrow Agent to deliver any cash, instruments, documents or any other property referred to herein, unless the same shall have first been received by Escrow Agent pursuant to this Agreement.

     (c) Each of Buyer and the Sellers, jointly and severally, will indemnify Escrow Agent for, and hold it harmless against any loss, liability or expense, including but not limited to counsel fees, incurred without bad faith, gross negligence, fraud or intentional misconduct on the part of Escrow Agent arising out of or in conjunction with its acceptance of, or the performance of its duties and obligations under this Agreement as well as the costs and expenses of defending against any claim or liability arising out of or relating to this Agreement. In any legal proceeding pursuant to Section 7(h) of this Agreement, the court may determine the responsibility, as between Buyer and the Sellers, for indemnification of expenses incurred by the Escrow Agent in connection with such proceeding.

     (d) Escrow Agent shall be fully protected in acting on and relying upon any written notice, direction, request, waiver, consent, receipt or other paper or documents which Escrow Agent in good faith believes to have been signed and presented by the proper party or parties.

     (e) Escrow Agent shall not be liable for any error of judgment, or for any act done or step taken or omitted by it in good faith or for any mistake in act or law, or for anything which it may do or refrain from doing in connection herewith, except its own bad faith, gross negligence, fraud or intentional misconduct.

     (f) Escrow Agent may seek the advice of legal counsel who is independent of each of the other parties to this Agreement in the event of any dispute or question as to the construction of any of the provisions of this Agreement or its duties hereunder, and it shall incur no liability and shall be fully protected in respect of any action taken, omitted or suffered by it in good faith in accordance with the opinion of such counsel.

     (g) The Escrow Agent may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or through agents, attorneys, custodians or nominees appointed with due care, and shall not be responsible for any willful misconduct or gross negligence on the part of any agent, attorney, custodian or nominee so appointed.

     (h) The parties hereto agree that should any dispute arise with respect to the payment, ownership or right of possession of the Escrow Account or any Purchase Escrowed Items, Escrow Agent is authorized and directed to proceed in accordance with Section 5(d) or retain in its possession, without liability to anyone, except for its bad faith, willful misconduct or gross negligence, all of the Escrow Account and the Purchase Escrowed Items until such dispute shall have been settled either by mutual agreement by the parties concerned or by the final order, decree or judgment of a court or other tribunal of competent jurisdiction in the United States, and a notice executed by the parties to the dispute or their authorized representatives shall have been delivered to Escrow Agent setting forth the resolution of the dispute. Escrow Agent shall be under no duty whatsoever to institute, defend or partake in such proceedings.

     (i) The agreements set forth in this Section 7 shall survive the termination of this Agreement and the payment of all amounts hereunder.

     Section 8. Resignation of Escrow Agent. Escrow Agent shall have the right to resign upon 30 days written notice to the other parties hereto. In the event of such resignation, with the consent of the parties hereto, which consent shall not unreasonably be withheld, the parties hereto shall mutually agree to a successor escrow agent hereunder by delivering to Escrow Agent a written notice of such appointment. Upon receipt of such notice, Escrow Agent shall deliver to the designated successor escrow agent all money, other property and documents held hereunder and shall thereupon be released and discharged from any and all further responsibilities whatsoever under this Agreement.

     Section 9. Notices. All claims, notices and other communications hereunder to be effective shall be in writing and shall be deemed to have been duly given when delivered by hand, or 5 days after being deposited in the mail or sent by registered or certified first class mail postage prepaid, or, in the case of facsimile transmission, when received and telephonically confirmed, in each case addressed to the parties at the addresses set forth below (or to such other person or address as the parties shall have notified each other and Escrow Agent in writing; provided that notices of a change of address shall be effective only upon receipt thereof):

     if to the Sellers:

          Pitt-Des Moines, Inc.
          Town Center One
          1450 Lake Robbins Drive
          Suite 400
          The Woodlands, TX 77380
          Telecopier: (281) 765-4602

          Attention: Richard A. Byers
     with a copy sent contemporaneously to:

          Buchanan Ingersoll Professional Corporation
          One Oxford Centre
          301 Grant Street
          20th Floor
          Pittsburgh, PA 15219
          Telecopier: (412) 562-1041

          Attention: Ronald Basso, Esq.


     if to Buyer:

          Steel Bridges, LLC
          2800 Melby Street
          Eau Claire, Wisconsin 54703

          Attention: President

          with a copy sent contemporaneously to:

          Arter & Hadden LLP
          1100 Huntington Building
          925 Euclid Avenue
          Cleveland, OH  44115
          Telecopier:  (216) 696-2645

          Attention:  Stephen C. Ellis, Esq.

     if to Heller:

          Heller Financial, Inc.,
          as Agent
          500 West Monroe Street
          Chicago, Illinois 60661
          Attn:  Account Manager and Legal Services
          Telecopier:  (312) 441-7367

     if to Escrow Agent:

          Rabobank Nederland, New York Branch
          245 Park Avenue
          New York, NY  10167
          Telecopier: (212) 916-7880
          Attention: Andrew Sherman

     Section 10. Binding Effect; Assignment. This Agreement shall inure to the benefit of and be binding upon the parties hereto but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties; provided that, notwithstanding the foregoing, any party may assign all or part of its rights or obligations under this Agreement by way of collateral assignment to any bank or financing institution providing financing in connection with any of the transactions contemplated by this Agreement or the Asset Purchase Agreement.

     Section 11. Amendments. This Agreement may only be amended, modified or supplemented at any time or from time to time by a writing executed by each of the parties to this Agreement.

     Section 12. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York applicable to contracts to be performed entirely within the State of New York, without reference to or application of rules or principles of conflicts of law.

     Section 13. Interpretation. The headings of the sections contained in this Agreement are solely for convenience or reference and shall not affect the meaning or interpretation of this Agreement.

     Section 14. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     Section 15. Consent to Jurisdiction. Each of the parties hereto hereby irrevocably agrees that any action, suit or proceedings against any of them by any of the other aforementioned parties with respect to this Agreement shall be brought before the exclusive jurisdiction of the federal or state courts located in the County of New York, State of New York, unless all the parties hereto agree in writing to any other jurisdiction. Each of the parties hereto hereby submits to such exclusive jurisdiction.

     Section 16. Severability. If any provisions of this Agreement shall be declared by any court of competent jurisdiction illegal, void or unenforceable, the other provisions shall not be affected, but shall remain in full force and effect.

     Section 17. Concerning Heller. The parties hereto acknowledge and agree that the execution and delivery of this Agreement by Heller shall not be construed as a commitment or obligation by Heller or any other financial institution to enter into the Heller Credit Facility or to make the loans contemplated thereby. At any time prior to the Escrow Closing Date, Heller shall be permitted to deliver a written notice to Escrow Agent of Heller's election to cease to be a party to this Agreement. The parties hereto agree that from and following the date of receipt by Escrow Agent of any written notice described in the preceding sentence, Heller shall cease for all purposes to be a party to this Agreement, and any provisions hereof pertaining to Heller shall be deemed to be of no legal effect. Any wire transfers to be made to Heller in accordance with the provisions of this Agreement shall be sent in accordance with the following instructions:

          ABA No. 0710-0001-3
          Account Number 55-00540
          Bank One, N.A.
          1 Bank One Plaza
          Chicago, Illinois 60670
          Reference:  PDM Bridge

or in accordance with such other written instructions as may be delivered from time to time by Heller to Escrow Agent.

                            [Signature Page Follows]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                            SELLERS:

                                            PITT-DES MOINES, INC.


                                            By:
                                                -------------------------------
                                                Name:
                                                Title:

                                            PDM BRIDGE CORP.


                                            By:
                                                -------------------------------
                                                Name:
                                                Title:


                                            BUYER:

                                            STEEL BRIDGES, LLC


                                            By:
                                                -------------------------------
                                                Name: David W. Halstead
                                                Title:  Chairman and President

                                            HELLER:

                                            HELLER FINANCIAL, INC.,
                                            as Agent

                                            By:
                                                -------------------------------
                                                Name:
                                                Title:

                                            ESCROW AGENT:

                                            COOPERATIEVE CENTRALE RAFFEISEN-
                                            BOERENLEENBANK B.A., "RABOBANK
                                            NEDERLAND", NEW YORK BRANCH

                                            By:
                                                -------------------------------
                                                Name:
                                                Title:


                                            By:
                                                -------------------------------
                                                Name:
                                                Title:

                                                                     Schedule I

---------- ------------------------------------------------ ---------------------- --------------------------------------
   No.                 Purchase Escrowed Item                   Deposited by:      Upon Consummation to be released to:
========== ================================================ ====================== ======================================
1.         Purchase Price                                   Buyer                  Surviving Corporation of the Merger

---------- ------------------------------------------------ ---------------------- --------------------------------------
2.         Reimbursement Amount                             Buyer                  Surviving Corporation of the Merger

---------- ------------------------------------------------ ---------------------- --------------------------------------
3.         Asset Purchase Agreement                         Buyer/Company          Buyer/Company
---------- ------------------------------------------------ ---------------------- --------------------------------------
4.         Bill of Sale                                     Company                Buyer
---------- ------------------------------------------------ ---------------------- --------------------------------------
5.         Assignment and Assumption Agreement              Buyer/Company          Buyer/Company
---------- ------------------------------------------------ ---------------------- --------------------------------------
6.         Powers of Attorney to Transfer Motor Vehicle     Company                Buyer
           Titles
---------- ------------------------------------------------ ---------------------- --------------------------------------
7.         Deed for Company's Real Property in Eau          Company                Buyer
           Claire, WI
---------- ------------------------------------------------ ---------------------- --------------------------------------
8.         Deed for Company's Real Property in Wausau, WI   Company                Buyer
---------- ------------------------------------------------ ---------------------- --------------------------------------
9.         Deed for Company's Real Property in Palatka, FL  Company                Buyer
---------- ------------------------------------------------ ---------------------- --------------------------------------
10.        Gap Indemnity for the Company's Real Property    Company                Buyer
           in Eau Claire, WI

---------- ------------------------------------------------ ---------------------- --------------------------------------
11.        Gap Indemnity for the Company's Real Property    Company                Buyer
           in Wausau, WI

---------- ------------------------------------------------ ---------------------- --------------------------------------
12.        Gap Indemnity for the Company's Real Property    Company                Buyer
           in Palatka, FL

---------- ------------------------------------------------ ---------------------- --------------------------------------
13.        Certificate of Title for the Company's Real      Company                Buyer
           Property in Eau Claire, WI
---------- ------------------------------------------------ ---------------------- --------------------------------------
14.        Certificate of Title for the Company's Real      Company                Buyer
           Property in Wausau, WI
---------- ------------------------------------------------ ---------------------- --------------------------------------
15.        Certificate of Title for the Company's Real      Company                Buyer
           Property in Palatka, FL
---------- ------------------------------------------------ ---------------------- --------------------------------------
16.        Trademark Assignment                             Buyer/Company          Buyer/Company
---------- ------------------------------------------------ ---------------------- --------------------------------------
17.        Company's Certificate of the Secretary           Company                Buyer
---------- ------------------------------------------------ ---------------------- --------------------------------------

---------- ------------------------------------------------ ---------------------- --------------------------------------
   No.                 Purchase Escrowed Item                   Deposited by:      Upon Consummation to be released to:
========== ================================================ ====================== ======================================
---------- ------------------------------------------------ ---------------------- --------------------------------------
18.        PDM Bridge Corp.'s Certificate of the Secretary  Company                Buyer
---------- ------------------------------------------------ ---------------------- --------------------------------------
19.        Buyer's Certificate of the Secretary             Buyer                  Company
---------- ------------------------------------------------ ---------------------- --------------------------------------
20.        Legal Opinion of Buchanan Ingersoll              Company                Buyer
           Professional Corporation, counsel to the
           Sellers
---------- ------------------------------------------------ ---------------------- --------------------------------------
21.        Legal Opinion of counsel to the Buyer            Buyer                  Company
---------- ------------------------------------------------ ---------------------- --------------------------------------
22.        Sellers' Certificate                             Company                Buyer
---------- ------------------------------------------------ ---------------------- --------------------------------------
23.        Buyer's Certificate                              Buyer                  Company
---------- ------------------------------------------------ ---------------------- --------------------------------------
24.        Bringdown Certificate                            Company                Buyer
---------- ------------------------------------------------ ---------------------- --------------------------------------
25.        Assignment of Membership Rights (re Chippewa     Buyer/Company          Buyer/Company
           Valley Track LLC)
---------- ------------------------------------------------ ---------------------- --------------------------------------
26.        Written Consent, effective as of the Effective   Company                Buyer/Company
           Time of the Merger, of the Sole Shareholder of
           the Company authorizing the transactions
           contemplated by the Asset Purchase Agreement
---------- ------------------------------------------------ ---------------------- --------------------------------------

                                    Exhibit A

                                  STATE BAR OF WISCONSIN FORM 6 - 2000
                                            SPECIAL WARRANTY DEED
        Document Number
-------------------------------- --------------------------------------------
This Deed, made between Pitt-Des Moines, Inc., a Pennsylvania corporation
("Grantor"), and Steel Bridges LLC, a Delaware limited liability company
("Grantee").

     Grantor, for a valuable consideration, conveys to Grantee the following described real estate in Chippewa County, State of Wisconsin (the "Property"):

           SEE ATTACHED EXHIBIT "A" for Property Description
                        -----------

     Grantor warrants that the title to the Property is good, indefeasible in
fee simple and free and clear of encumbrances, arising by, through or under       Recording Area
Grantor, except and subject to any and all municipal, use and zoning ordinances,  ------------------------------------------------
rules and regulations, all taxes, assessments and governmental charges levied
but not yet due and payable, gas, oil, mineral and mining rights, rights of way   Name and Return Address
and easements, covenants, conditions, reservations and restrictions heretofore    Stephen C. Ellis, Esquire
granted, excepted, or reserved or recited in prior instruments of record (but     Arter & Hadden, LLP
without intending to re-impose same) and to easements for sewers and utilities    925 Euclid Avenue, Suite 1100
as the same now or may be hereafter installed and to all matters of record and    Cleveland, OH  44115
including, but not limited to the Permitted Exceptions set forth on Exhibit "B"
attached hereto and incorporated herein.                                          ------------------------------------------------

                                                                                  22809-3341-03750000; 22809-3341-00020000;
                                                                                  22809-3342-03000000 and 22809-3342-07000000
                                                                                  Parcel Identification Number (PIN)
                                                                                  This is not homestead property.

Date ________ this day of __________, 2002.

GRANTOR:
Pitt-Des Moines, Inc., a Pennsylvania corporation

By:
   ----------------------------------------------
Name:
     --------------------------------------------
Title:
      -------------------------------------------

                        AUTHENTICATION                                                         ACKNOWLEDGMENT
                                                                                  State of                        )
                                                                                           -----------------------
Signature(s) _____authenticated this ___ day of January, 2002.                                                    )ss.
                                                                                  County of                       )
                                                                                            ----------------------

*                                                                                        Personally came before me this
TITLE:  MEMBER STATE BAR OF WISCONSIN                                              _____ day of _______, 2002, the above-named
     (If not, ___ authorized by (SS) 706.06, Wis. Stats.)                          ______________ known to me to be the
                                                                                   ________________________ of Pitt-Des Moines,
             THIS INSTRUMENT WAS DRAFTED BY:                                       Inc., a Pennsylvania corporation, who
             Marnie S. Schock, Esquire                                             executed on behalf of such corporation
             Buchanan Ingersoll Professional Corporation                           the foregoing instrument and acknowledged
             One Oxford Centre, 20th Floor                                         the same.
             301 Grant Street
             Pittsburgh, PA  15219-1410                                            Notary Public, State ________________________
                                                                                   My Commission Expires:  _______________________

(Signatures may be authenticated or acknowledged.  Both are
not necessary).
-------------------------------------------------------------------------------
*Names of persons signing in any capacity must be typed or printed below their signature

SPECIAL WARRANTY DEED      STATE BAR OF WISCONSIN             FORM No. 6 - 2000

                                   EXHIBIT "A"
                              PROPERTY DESCRIPTION

A PARCEL OF LAND LOCATED IN THE SOUTHEAST 1/4 OF SECTION 33, TOWNSHIP 28 NORTH, RANGE 9 WEST, CITY OF EAU CLAIRE, CHIPPEWA COUNTY, WISCONSIN, BEING FURTHER DESCRIBED AS FOLLOWS:

COMMENCING AT THE EAST 1/4 CORNER OF SAID SECTION 33; THENCE SOUTH 01(degree) 58' 08" EAST 1124.41 FEET; THENCE NORTH 89(degree) 53' 20" WEST 63.93 FEET TO THE WEST LINE OF WHITE AVENUE AND THE POINT OF BEGINNING; THENCE CONTINUING NORTH 89(degree) 53' 20" WEST 2236.14 FEET; THENCE NORTH 01(degree) 32' 23" WEST
115.95 FEET; THENCE NORTH 89(degree) 45' 09" WEST 27.72 FEET; THENCE NORTH 01(degree) 40' 21" WEST 195.98 FEET; THENCE NORTH 89(degree) 41' 50" WEST 264.86 FEET TO THE EAST LINE OF STARR AVENUE; THENCE NORTH 01(degree) 31' 00" WEST ALONG SAID EAST LINE 607.29 FEET; THENCE ALONG THE ARC OF A 160.00 FOOT RADIUS CURVE CONCAVE SOUTHEASTERLY, WHOSE CHORD BEARS NORTH 44(degree) 18' 00" EAST
229.48 FEET TO THE SOUTH LINE OF MELBY STREET; THENCE SOUTH 89(degree) 53' 00" EAST ALONG SAID LINE 2398.55 FEET TO THE WEST LINE OF WHITE AVENUE; THENCE SOUTH 00(degree) 16' 30" WEST ALONG SAID WEST LINE 1083.67 FEET TO THE POINT OF BEGINNING. EXCEPTING ANY PORTIONS THEREOF USED FOR ROADWAY PURPOSES.

                                   EXHIBIT "B"
                              PERMITTED EXCEPTIONS

1. Liens or deferred charges not shown on the tax roll for installations and connections of water and sewer laterals, mains and service pipes.

2. Rights or claims of parties in possession not shown by the public records.

3. Easements or servitudes apparent from an inspection of the Property and any variation in location or dimensions, conflict with lines of adjoining property, encroachments, projections or other matters which might be disclosed by an accurate survey of the Property.

4.   Easements or claims of easements not shown by the public records.

5. Any lien, or right to a lien, for services, labor, or material heretofore or hereafter furnished imposed by law and not shown by the public records.

6.   Taxes and assessments for the year 2002 and subsequent years.

7.   Special taxes or assessments, if any, not yet due and payable.

8. Rights of the public in that portion of the Property which may be laid out or used for roadway purposes.

9. Deed of Easement recorded on November 22, 1972, in Reel/Volume 383, Image/Page 525, as Document No. 359474. (Public Utility Easement)

10. Covenants, conditions, reservations, restrictions and/or easements contained in various Deeds the last being recorded on November 13, 1957 in Reel/Volume 219, Image/Page 610, as Document No. 287638.

11. Covenants, conditions, reservations, restrictions and/or easements contained in instrument recorded on June 14, 1965 in Reel/Volume 294, Image/Page 149, as Document No. 320718.

12. Covenants, conditions, reservations, restrictions and/or easements contained in various Deeds the last being recorded on October 3, 1977, in Reel/Volume 459, Image/Page 120, as Document No. 393305.

13. Easement contained in Quit Claim Deed recorded on December 28, 1973, in Reel/Volume 399, Image/Page 411, as Document No.366445.

14. Covenants, conditions and easements contained in instrument recorded on May 6, 1966, in Reel/Volume 304, Image/Page 98, as Document
     No. 324818.

15. Deed of Easement recorded on July 24, 1975, in Reel/Volume 420, Image/Page 299, as Document No. 376183.

16. Covenants, conditions, reservations, restrictions and/or easements contained in Declaration of Restriction recorded on August 19, 1993 in Reel/Volume 754, Image/Page 621, as Document No. 520912.

17. Possible outstanding rights of Eau Claire Industrial Development Corporation, if any.

18.   Rights of PDM Bridge, if any.

19. Easement granted to Northern States Power Company by instrument recorded in Volume 34 Miscellaneous, Page 355, as Document No. 245211.

20. Easement granted to Northern States Power Company by instrument recorded on June 12, 1967, in Reel/Volume 316, Image/Page 341, as Document No. 329988.

21. All rights of any Railroad to any tracks, ties, crossings, switches or signals, if any located on the Property or accessing the Property and other properties constituting railroad or in and to the use thereof.


                                                             Exhibit A-1

                                       STATE BAR OF WISCONSIN FORM 6 - 2000
                                              SPECIAL WARRANTY DEED

Document Number
-----------------------------------------------------------------------------
This Deed, made between Pitt-Des Moines, Inc. a Pennsylvania corporation, as to Parcel 1 and Pitt-Des Moines, Inc., a Pennsylvania corporation, as successor by merger of Hartwig Mfg. Corp. as to Parcels 2 and 3, a
Wisconsin corporation ("Grantor"), and Steel Bridges LLC, a Delaware limited liability company ("Grantee").

Grantor, for a valuable consideration, conveys to Grantee the following described real estate in Marathon County, State of Wisconsin (the "Property"):

           SEE ATTACHED EXHIBIT "A" for Property Description

     Grantor warrants that the title to the Property is good, indefeasible in fee simple and free and clear of encumbrances, arising by, through or under
Grantor, except and subject to any and all municipal, use and zoning ordinances, rules and regulations, all taxes, assessments and governmental charges levied but not yet due and payable, gas, oil, mineral and mining rights, rights of way and easements, covenants, conditions, reservations and restrictions heretofore granted, excepted, or reserved or recited in prior instruments of record (but without intending to re-impose same) and to easements for sewers and utilities as the same now or may be hereafter installed and to all matters of record and
the Permitted Exceptions set forth on Exhibit "B" attached hereto and                Recording Area
incorporated herein.
                                                                                     -----------------------------------------------
                                                                                     Name and Return Address
                                                                                     Stephen C. Ellis, Esquire
                                                                                     Arter & Hadden, LLP
                                                                                     925 Euclid Avenue, Suite 1100
                                                                                     Cleveland, OH 44115
                                                                                     -----------------------------------------------
                                                                                     37.076.4.2907.332.0990(as to Parcel 1);
                                                                                     37.076.4.2907.331.0998 (as to Parcels 2 and 3)
                                                                                     Parcel Identification Number (PIN)
                                                                                     This is not homestead property.
Date this ________ day of _______________, 2002.

GRANTOR:
Pitt Des Moines, Inc. a Pennsylvania corporation

By:_____________________________________________
Name:___________________________________________
Title:__________________________________________
                  AUTHENTICATION                                                     ACKNOWLEDGMENT
                                                                                     STATE OF_______________________)
Signature(s) _____authenticated this ___ day                                                                        )ss.
of January, 2002.
                                                                                     County of______________________)

*                                                                                       Personally came before me this _____ day of
TITLE:  MEMBER STATE BAR OF WISCONSIN                                                _______, 2002, the above-named _______________
(If not, ___ authorized by (ss) 706.06, Wis. Stats.)                                 known to me to be the ________________________
                                                                                     of Pitt-Des Moines, Inc., a Pennsylvania
    THIS INSTRUMENT WAS DRAFTED BY:                                                  corporation, who executed on behalf of such
    Marnie S. Schock, Esquire                                                        corporation the foregoing instrument and
    Buchanan Ingersoll Professional Corporation                                      acknowledged the same.
    One Oxford Centre, 20th Floor
    301 Grant Street                                                                 ___________________________________________
    Pittsburgh, PA  15219-1410                                                       Notary Public, State of ______________
                                                                                     My Commission Expires:  ______________

(Signatures may be authenticated or acknowledged. Both are not necessary.)
------------------------------------------------------------------------------------------------------------------------------------
*Names of persons signing in any capacity must be typed or printed below their signature

SPECIAL WARRANTY DEED        STATE BAR OF WISCONSIN           FORM No. 6 - 2000

                                   EXHIBIT "A"
                              PROPERTY DESCRIPTION

PARCEL 1:

THE SOUTHWEST 1/4 OF THE NORTHWEST 1/4 OF SECTION 33, TOWNSHIP 29 NORTH, RANGE 7 EAST, IN THE TOWN OF STETTIN, MARATHON COUNTY, WISCONSIN; EXCEPT ALL RAILROAD RIGHT OF WAY; EXCEPT THE WEST 105 FEET THEREOF; EXCEPT ANY PART THEREOF LYING NORTH OF HIGHWAY 29; EXCEPT THAT PART THEREOF DESCRIBED AS BEGINNING AT THE SOUTHEAST CORNER OF SAID SW 1/4 OF NW 1/4, THENCE NORTH 587.57 FEET, THENCE WESTERLY 961.91 FEET, THENCE SOUTHEASTERLY 1088.15 FEET, THENCE EASTERLY 69.9 FEET TO THE POINT OF BEGINNING.

PARCEL 2 :

PARCELS 1 AND 2, OF CERTIFIED SURVEY MAP RECORDED JUNE 25, 1976, IN VOLUME 4 OF CERTIFIED SURVEY MAPS OF MARATHON COUNTY, WISCONSIN, PAGE 227, AS DOCUMENT NUMBER 697787, BEING A PART OF THE SOUTHWEST 1/4 OF THE NORTHEAST 1/4, AND THE SOUTHEAST 1/4 OF THE NORTHWEST 1/4 OF SECTION 33, TOWNSHIP 29 NORTH, RANGE 7 EAST, TOWN OF STETTIN, MARATHON COUNTY, WISCONSIN.

PARCEL 3:

THAT PART OF THE SOUTHWEST 1/4 OF THE NORTHWEST 1/4 OF SECTION 33, TOWNSHIP 29 NORTH, RANGE 7 EAST, IN THE TOWN OF STETTIN, MARATHON COUNTY, WISCONSIN, DESCRIBED AS FOLLOWS:

COMMENCING AT THE CENTER OF SAID SECTION 33; RUNNING THENCE NORTH ALONG THE EAST LINE OF SAID NW 1/4, 122.22 FEET TO THE NORTHERLY RIGHT OF WAY LINE OF THE CHICAGO AND NORTHWESTERN TRANSPORTATION CO., THENCE SOUTH 85(degree)46' WEST, ON SAID NORTHERLY RIGHT OF WAY LINE, 1328.54 FEET, TO THE EAST LINE OF SAID SW 1/4 OF NW 1/4 AND THE POINT OF BEGINNING; THENCE NORTH 0(degree)36'30" WEST 587.57 FEET TO THE SOUTHERLY RIGHT LINE OF NEW S.T.H. "29", THENCE NORTH 88(degree)43' WEST ON SAID SOUTHERLY RIGHT OF WAY LINE, 961.91 FEET, TO THE NORTHEASTERLY LINE OF AN EASEMENT TO WISCONSIN PUBLIC SERVICE CO.; THENCE SOUTH 55(degree)38' EAST, ON SAID NORTHEASTERLY EASEMENT LINE, 1088.15 FEET TO THE NORTHERLY RIGHT OF WAY LINE OF THE CHICAGO AND NORTHWESTERN TRANSPORTATION CO.; THENCE NORTH 85(degree)46' EAST, ON SAID NORTHERLY RIGHT OF WAY LINE, 69.9 FEET TO THE POINT OF BEGINNING; EXCEPTING ANY PART THEREOF USED FOR HIGHWAY PURPOSES.

                                   EXHIBIT "B"

                             PERMITTED ENCUMBRANCES

1. Liens or deferred charges not shown on the tax roll for installations and connections of water and sewer laterals, mains and service pipes.

2. Rights or claims of parties in possession not shown by the public records.

3. Easements or servitudes apparent from an inspection of the Property and any variation in location or dimensions, conflict with lines of adjoining property, encroachments, projections or other matters which might be disclosed by an accurate survey of the Property.

4.    Easements or claims of easements not shown by the public records.

5. Any lien, or right to a lien, for services, labor, or materials heretofore or hereafter furnished imposed by law and not shown by the public records.

6.    Taxes for the year 2002 and any subsequent years.

7.    Special taxes or assessments, if any, not yet due and payable.

8. Utility Easement granted to Wisconsin Valley Electric Co. recorded on November 10, 1931, in Reel/Volume 252, Image/Page 101, as Document No. 2948142. (Affects Parcels 1 and 3)

9. Transmission Line Easement granted to Wisconsin Public Service Corporation recorded on November 8, 1950, in Reel/Volume 366, Image/Page 337, as Document No. 432474. (Affects Parcel 2)

10. Transmission Line Easement granted to Wisconsin Public Service Corporation recorded on December 4, 1956, in Reel/Volume 422, Image/Page 226, as Document No. 485193. (Affects Parcels 1 and 3)

11. Transmission Line Easement granted to Wisconsin Public Service Corporation recorded on January 18, 1968, in Reel/Volume 31, Image/Page 545, as Document No. 588019. (Affects Parcels 1 and 3)

12. Transmission Line Easement granted to Wisconsin Public Service Corporation recorded on May 3, 1968, in Reel/Volume 38,
      Image/Page 196, as Document No. 590877.  (Affects Parcels 1 and 3)

13. Transmission Line Easement granted to Wisconsin Public Service Corporation recorded in Reel/Volume 44, Image/Page 39, as
      Document No. 593528.  (Affects Parcel 2)

14. Right of Way contained in instrument recorded on October 3, 1968, in Reel/Volume 40, Image/Page 99, as Document No. 596270.
      (Affects Parcel 2)

15. Right of Way contained in instrument recorded on January 8, 1969, in Reel/Volume 56, Image/Page 132, as Document No. 599001.
      (Affects Parcel 2)

16. Right of Way contained in instrument recorded on March 17, 1969, in Reel/Volume 59, Image/Page 425, as Document No. 600707.
      (Affects Parcel 2)

17. Right of Way contained in instrument recorded on March 17, 1969, in Reel/Volume 59, Image/Page 439, as Document No. 600715.
      (Affects Parcel 2)

18. Right of Way contained in instrument recorded on March 17, 1969, in Reel/Volume 59, Image/Page 441, as Document No. 600716.
      (Affects Parcel 2)

19. Right of Way contained in instrument recorded on March 25, 1969, in Reel/Volume 60, Image/Page 229, as Document No. 601019.
      (Affects Parcel 2)

20. Transmission Line Easement granted to Wisconsin Public Service Corporation recorded on January 14, 1971, in Reel/Volume 105, Image/Page 535, as Document No. 622250. (Affects Parcels 1 and 3)

21. Transmission Line Easement granted to Wisconsin Public Service Corporation recorded on February 18, 1971, in Reel/Volume 107, Image/Page 448, as Document No. 623119. (Affects Parcel 2)

22. Storm Sewer Easement recorded on May 12, 1983, in Reel/Volume 362, Image/Page 1135, as Document No. 802663. (Affects
      Parcels 1 and 3)

23. Covenants, conditions, reservations, restrictions and/or easements contained in instrument recorded on March 12, 1992 in Reel/Volume 582, Image/Page 1059, as Document No. 962329.
      (Affects Parcels 2 and 3)

24. Easement Assignment from Wisconsin Public Service Corporation to American Transmission Company LLC recorded on January 2, 2001 as Document No. 1222944. (Affects Parcel 2)

25. Title to any equipment, fixtures, appliances, tanks, machinery or installations, except such as is finally determined to be part of the Property, determination of which shall not be part of the obligation of the company.

26.   Rights of tenants under unrecorded leases.

27. Rights of the railroad company servicing the railroad siding, if any, located on Property in and to the ties, rails and other properties constituting said railroad siding or in and to the use thereof.

28. Rights of the State of Wisconsin, Division of Highways, pursuant to that Deed dated April 16, 1969 and recorded on April 18, 1969, in Reel/Volume 62, Image/Page 68 stating, "No rights of access shall accrue between the right of way of the highway, currently designated as Highway 29, and all of the abutting remaining property of the owner."

29. All matters relating to Parcel 1 and Parcel 2 as set forth in the survey map recorded June 25, 1976 in Volume 4 of certified survey maps of Marathon County, Wisconsin as Document No. 697787, Page 227.

30.   Any portions of Parcel 3 used for highway purposes.

31. Limitation of access to Highway 29 as to Parcel 1. NOTE: No License or easement to cross the railroad right-of-way abutting Parcel 1 was found.

32. All rights of any Railroad to any tracks, ties, crossings, switches or signals, if any located on the Property or accessing the Property and other properties constituting railroad or in and to the use thereof.

                                    Exhibit B
                                    ---------

This instrument prepared by:

Marnie S. Schock, Esquire
Buchanan Ingersoll Professional Corporation
One Oxford Centre, 20th Floor
301 Grant Street

Pittsburgh, PA  15219-1410

Mail to Address:  Stephen C. Ellis, Esquire
                  Arter & Hadden, LLP
                  925 Euclid Avenue, Suite 1100
                  Cleveland, OH  44115


Property appraisers parcel identification (Folio) number(s):
37-09-26-0000-0012-0010; 37-09-26-0000-0010-0030; 37-09-26-0000-0010-0050 AND
37-09-26-0000-00010-0000

Grantee Federal EIN #:  ____________________

____________________Space above this line for processing data _________________

            THIS SPECIAL WARRANTY DEED, made this ___ day of ___________, 2002, between PDM Bridge Corp., a Delaware corporation, whose address is ________________ _____________________________ ("Grantor"), and Steel Bridges
LLC, a Delaware limited liability company, whose address is ____________________________________________ ("Grantee").

         WITNESSETH, that, the said Grantor, for and in consideration of the sum of Ten and 00/100 Dollars ($10.00), lawful money of the United States of America, in hand paid by the said Grantee, at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, granted, bargained and sold, and by these presents does grant, bargain and sell unto the said Grantee, and its successors and assigns forever, the following tracts of land, situate, lying and being in the County of Putnam, State of Florida (the "Property"), and being more particularly described as follows:

                    SEE EXHIBIT "A" FOR PROPERTY DESCRIPTION

         TOGETHER with all and singular the tenements, hereditaments and appurtenances thereunto.

         UNDER AND SUBJECT to any and all municipal, use and zoning ordinances, rules and regulations, all taxes, assessments and governmental charges levied but not yet due and payable, gas, oil, mineral and mining rights, rights of way and easements, navigable rights or waterways, covenants, conditions, reservations and restrictions heretofore granted, excepted, or reserved or recited in prior instruments of record (but without intending to re-impose same) and to easements for sewers and utilities as the same now or may be hereafter installed and to all matters of record, including, but not limited to the Permitted Exceptions set forth on Exhibit "B" attached hereto and incorporated herein.

TO HAVE AND TO HOLD the above granted, bargained and described Property with the appurtenances, unto the said Grantee, it successors and assigns, to its own proper use, benefit and behoof forever.

         SAID GRANTOR does hereby fully warrant title to said land and will defend the same against the lawful claims of all persons whomsoever, claiming by, through or under the Grantor herein.

                         [SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the said Grantor has hereunto set its hand and seal on the day and year first above written.

Signed, sealed and delivered in the presence of:

                                    PDM BRIDGE CORP., a Delaware corporation

                                    By:
----------------------------           --------------------------------------
Attest Signature                    Name:
                                         ------------------------------------
                                    Title:
----------------------------              -----------------------------------
Print Name                          Address:

----------------------------
Title


----------------------------
Attest Signature

----------------------------
Print Name

----------------------------
Title

                                 ACKNOWLEDGEMENT
                                 ---------------

State of _________________________

County of ________________________

         The foregoing instrument was acknowledged before me this ___ day of __________, 2002 by ______________________, ________________________ of PDM
Bridge Corp., a Delaware Corporation and on behalf of the corporation. He is personally known to me or has produced ______________________ as identification.

(SEAL)

                                                     --------------------------
                                                     Notary Public

                                                     My commission expires:

                                   EXHIBIT "A"
                              PROPERTY DESCRIPTION

PARCEL 1:
---------

TOWNSHIP 9 SOUTH - RANGE 26 EAST

Section 37:

A tract of land situated in the J.B. Entralgo Grant, Section 37, Township 9 South, Range 26 East, being a part of lands described in O.R. Book 404, page 1014 of the public records of Putnam County, Florida, and being more particularly described as follows:

Commencing at a concrete monument on the Easterly right-of-way of the Seaboard Coast Line Railroad at the Northwesterly corner of lands described in O.R. Book 222, page 65 of said public records, and run thence N 88(degree)50'30" E, along call #2 of said lands, a distance of 1141.87 feet to a point being N 88(degree)50'30" E, 265.0 feet from the Southeast corner of lands described in O.R. Book 387, page 1231 of said public records and the Point of Beginning of this description. From point of beginning (1) continue N 88(degree)50'30" E, along call #2, a distance of 20.20 feet to a concrete monument at a corner of lands described in O.R. Book 222, page 65. (2) Thence run S 1(degree)09'30" E, along call #3 of said lands, a distance of 30.0 feet to a point being N 1(degree)09' 30(degree) W, 30.0 feet from a concrete monument at a corner of lands described in O.R. Book 222, page 65. (3) Thence run N 88(degree)50'30" E, parallel with call #4 of said lands and at a distance of 30.0 feet Northerly, as measured at right angles therefrom, a distance of 880.0 feet. (4) Thence run N 1(degree)09'30" W, perpendicular to preceding call, a distance of 370.0 feet.
(5) Thence run N 88(degree)50'30" E, parallel with call #4 of lands described in O.R. parallel with call #4 of lands described in O.R. Book 222, page 55, a distance of 550.0 feet, more or less, to the waters of the St. Johns River. Return to the Point of Beginning and (6) run thence N 0(degree)34'15" W, parallel with the East line of lands described in O.R. Book 387, page 1231, a distance of 720.0 feet. (7) Thence run N 88(degree)50'30" E, parallel with the North line of lands described in O.R. Book 222, page 65, a distance of 1755.0 feet more or less to the waters of the St. Johns River. (8) Thence Southwesterly, meandering said waters, a distance of 487.0 feet, more or less, to the Easterly and of call (5) and to close.

PARCEL 2:
---------

A tract of land situated in the J.B. Entralgo Grant, Section 37, Township 9 South Range 76 East, being a part of lands described in O.R. Book 404, page 1014 of the public records of Putnam County, Florida and being more particularly described as follows:

Commencing at a concrete monument on the Easterly right-of-way of the Seaboard Coast Line Railroad at the Northwesterly corner of lands described in O.R. Book 222, page 65 of said public records and run thence N 88(degree)50'30" L, a distance of 1141.87 feet to a point being N 88(degree)50'30" E 265.0 feet from the Southeast corner of lands described in O.R. Book 387, page 1231 of said public records. From said point continue N 88(degree)50'30" E. a distance of
20.20 feet to a concrete monument at a corner of lands described in O.R. Book 222, page 65. Thence run S 1(degree)09'30" E, a distance of 60.0 feet to a concrete monument at a corner of lands described in O.R. Book 222, page 65 and the point of beginning of this description. Thence run N 88(degree)50'30" E, to the westerly shore of the St. Johns River Run thence Northerly meandering along the westerly shore of the St. Johns River to the Southerly boundary of the lands described in O.R. Book 417, page 1064, public records of Putnam County, Florida. Run thence S 88(degree)50'30" W, 140.0 feet, more or less, to a concrete monument. Thence continue S 88(degree)50'30" W, 421.61 feet to an iron pipe located at a corner of the lands described in O.R. Book 417, page 1064. Run thence S 1(degree)09'30" E 370.0 feet to a concrete monument located at a corner of the lands described in O.R. Book 417, page 1064. Run thence S 88(degree)50'30" W, 880.0 feet to a concrete monument located at a corner of the lands described in O.R. Book 417, page 1064. Run thence S 1(degree)09'30" E, 30.0 feet to the point of beginning.


PARCEL 3:
---------

Part of the J.B. Entralgo Grant, Section 37, Township 9 South, Range 26 East, West of the St. Johns River, described as follows:

TRACT #1: From a concrete monument set on the Easterly right of way line of the Seaboard Coast Line Railroad at a distance of 698.4 feet North 8(degree)02'30" West from the North boundary of Lot 69 of Stinwill Suburban Farms Subdivision as per plat thereof recorded in Map Book 2, page 39, public records of Putnam County, Florida. Thence run North 8(degree)02'30" West along the Easterly right of way line of the Seaboard Coast Line Railroad a distance of 100.73 feet to a Permanent Reference Marker, run thence North 88(degree)50'30" East a distance of 1162.07 feet to a Permanent Reference Marker, run thence South 1(degree)09'30" East a distance of 60.00 feet to a Permanent Reference Marker, the point of beginning of this description. (1) thence run North 88(degree)50'30" East for a distance of 1370 feet, more or less, to the waters of the St. Johns River; return to the point of beginning. (2) thence run South 8(degree)02'30" East for a distance of 1094.11 feet to a Permanent Reference Marker. (3) thence run North 81(degree)57'30" East for a distance of 715.27 feet to an iron pipe (said iron pipe being 77 feet Northerly from the Existing Barge Port Bulkhead) and continue in the same course for an additional distance of 245 feet more or less to the waters of the St. Johns' River. (4) thence run Northerly along the waters of the St. Johns River to the Easterly end of Call (1) above to close.

TRACT #2: Begin at the Southwest corner of Tract #1, above, run thence South 8(degree)02'30" East for a distance of 50 feet, run thence North
81(degree)57'30" East for a distance of 350 feet, run thence North 8(degree)02'30" West for a distance of 50 feet, to the South line of Tract #1 above, run thence south 81(degree)57'30" West, along the South line of Tract #1 above for a distance of 350 feet to the point of beginning, to close.

TRACT #3: Begin at the Northeast corner of Tract #2 as described in Official Records Book 270, Page 292 in the Public Records of Putnam county, Florida, (1) Run thence North 81(degree)57'30" East along the South line of Tract #1, as described in said Official Records Book 270, Page 292, for a distance of 365.27 feet to an iron pipe (said iron pipe being 77 feet Northerly from the existing barge port bulkhead) and continue in the same course for an additional distance of 245 feet more or less to the waters of the St. Johns

River; return to the point of beginning. (2) Thence run, South 8(degree)02'30" East along the East line of Tract #2 as described in said Official Records Book 270, Page 292 for a distance of 50 feet to the Southeast corner of said Tract #2. (3) Thence run North 81(degree)57"30" East for a distance of 375 feet more or less to the waters of the St. Johns River. (4) Thence run Northeasterly along the waters of the St. Johns River to the Easterly end of call (1) above, to close.

PARCEL 4:
---------

Lands described in Official Records Book 553, page 15, being part of the J.B. Entralgo Grant, Section 37, Township 9 South, Range 26 East, EXCEPT those lands described in Official Records Book 387, page 1231, Official Records Book 387, page 1633, Official Records Book 416, page 97, Official Records Book 420, page 369 and Official Records Book 432, page 105, all of the public records of Putnam County, Florida.

PARCEL 5:
---------

A tract of land situated in the J.B. Entralgo Grant, Section 37, Township 9 South, Range 26 East, being a part of Revised Map of Stinwell Suburban Farms as per plat thereof recorded in Map Book 2 page 39 of the public records of Putnam County, Florida and being a part of those lands described in Official Records Book 230 page 580 of the public records of said Putnam County, being more particularly described as follows: Commencing at a concrete monument at the intersection of the Easterly right of way of the Seaboard Coast Line Railroad with the North line of Lot 69 of Revised Map of Stinwell Suburban Farms and run thence South 08 degrees 02 minutes 30 seconds East, along said Easterly right of way, being 50 feet Easterly as measured at right angles from the centerline of said Seaboard Coast Line Railroad, a distance of 150.00 feet to a concrete monument; Thence run North 88 degrees 50 minutes 30 seconds East, along the North line of those lands described in Official Records Book 295 page 1480 of said public records and on an Easterly projection thereof, a distance of 1050.36 feet to a railroad spike in center of pavement of Comfort Road; Thence run South 08 degrees 02 minutes 30 seconds East along said center of pavement, being parallel with the Easterly line of lands described in Official Records Book 295 page 1480 and at a distance of 50.00 feet Easterly as measured perpendicular therefrom, a distance of 266.85 feet to a nail and cap; Thence North 81 degrees 57 minutes 30 seconds East perpendicular to said center line, a distance of
103.72 feet to the Point of Beginning; Thence North 08 degrees 02 minutes 30 seconds West, along the Westerly line of said lands described in Official Records Book 270 page 292, a distance of 1183.02 feet to the Northwesterly corner of said lands; Thence North 01 degrees 09 minutes 30 seconds West, along call #3 of lands described in Official Records Book 222 page 65, a distance of
60.00 feet to a 4x4 concrete monument; Thence South 88 degrees 50 minutes 30 seconds West, along call #2 of said lands in Official Records Book 222 page 65, a distance of 59.35 feet; Thence South 08 degrees 02 minutes 30 seconds East, parallel with the center line of Comfort Road and at a distance of 52.00 feet Easterly as measured perpendicular therefrom, a distance of 1191.66 feet to a 5/8" rebar with ID cap scribed P.C.P.W.; Thence South 53 degrees 02 minutes 30 seconds, a distance of 76.14 feet to a 5/8" rebar with ID cap scribed P.C.P.W.; Thence North 08 degrees 02 minutes 30 seconds West, a distance of 40.00 feet to the Point of Beginning and to close.

A tract of land situated in the J.B. Entralgo Grant, Section 37, Township 9 South, Range 26 East, being a part of Revised Map of Stinwell Suburban Farms as per plat thereof recorded in Map Book 2 page 39 of the public records of Putnam County, Florida and being a part of those lands described in Official Records Book 230 page 580 of the public records of said Putnam County, being more particularly described as follows: Commencing at a concrete monument at the intersection of the Easterly right of way of the Seaboard Coast Line Railroad with the North line of Lot 69 of Revised Map of Stinwell Suburban Farms and run thence South 08 degrees 02 minutes 30 seconds East, along said Easterly right of way, being 50 feet Easterly as measured at right angles from the centerline of said Seaboard Coast Line Railroad, a distance of 150.00 feet to a concrete monument; Thence run North 88 degrees 50 minutes 30 seconds East along the North line of those lands described in Official Records Book 295 page 1480 of said public records and on an Easterly projection thereof, a distance of 1050.36 feet to a railroad spike in center of pavement of Comfort Road; Thence run South 08 degrees 02 minutes 30 seconds East along said center of pavement, being parallel with the Easterly line of lands described in Official Records Book 295 page 1480 and at a distance of 50.00 feet Easterly as measured perpendicular therefrom, a distance of 266.85 feet to a nail and cap; Thence North 81 degrees 57 minutes 30 seconds East perpendicular to said center line, a distance of 103.72 feet to the Point of Beginning; Thence continue North 81 degrees 57 minutes 30 seconds East, along the Southerly boundary line of those lands described in official records book 270 page 292, a distance of 329.00 feet to a 5/8" rebar with I.D. cap scribed P.C.P.W.; Thence South 08 degrees 02 minutes 30 seconds East, a distance of 40.00 feet to a 5/8" rebar with I.D. cap scribed P.C.P.W.; said point being 10.00 feet more or less Northerly of the existing asphalt pavement for Port Road; Thence South 81 degrees 57 minutes 30 seconds West, a distance of 329 feet to a 5/8" rebar with I.D. cap scribed P.C.P.W.; Thence North 08 degrees 02 minutes 30 second West, a distance of 40.00 feet to the Point of beginning and to close.

                                   EXHIBIT "B"

                             PERMITTED ENCUMBRANCES

1. Rights or claims of parties in possession not shown by the public records.

2.       Easements or claims of easements not shown by the public records.

3. Easements or servitudes apparent from an inspection of the Property and any variation in location or dimensions, conflict with lines of adjoining property, encroachments, projections or other matters which might be disclosed by an accurate survey of the Property.

4. Encroachments, overlaps, boundary line disputes, and any other matters which would be disclosed by an accurate survey or inspection of the Property.

5. Any lien, or right to a lien, for services, labor, or material heretofore or hereafter furnished, imposed by law and not shown by the public records.

6. Taxes for the year 2002 and taxes or assessments which are not shown as existing liens by the public records or which may be levied or assessed subsequent to the date hereof. Said taxes become a lien as of January 1 of each year, but are not due and payable until November 1 of that same year, pursuant to Section 197.333 F.S.

7. Restrictions, covenants and conditions as contained in the instrument recorded in Official Records Book 415, page 1406, of the Public Records of Putnam County, Florida.

8. Easement as set out and reserved in instrument recorded in Official Records Book 420, page 461, of the Public Records of Putnam County, Florida. (as to Parcel 1)

9. Any claim that any part of said land is owned by the State of Florida by right of sovereignty and riparian rights, if any. (as to all parcels)

10. Any and all rights of the United States of America over any lands now or formerly lying under navigable waters, arising by reason of the authority of the United States of America to control navigable waters in the interest of navigation and commerce, and any conditions contained in any permit authorizing the filling in of such areas. (as to all parcels)

11. Easement as set out and reserved in instrument recorded in Deed Book 172, page 294, of the Public Records of Putnam County, Florida. (as to all parcels)

12. Easement as set out and reserved in instrument recorded in Official Records Book 413, page 1784, of the Public Records of Putnam County, Florida.

13. Agreement by and between Seaboard Coast Line Railroad Company and Sheffield Steel Products, Inc., a Florida corporation, as contained in instrument dated March 26, 1973 and recorded October 3, 1973 in Official Records Book 299, page 466, of the Public Records of Putnam County, Florida. (as to all parcels)

14. Easement as set out and reserved in instrument recorded in Official Records Book 450, page 203, of the Public Records of Putnam County, Florida. (as to Parcel 2)

15. Agreement as recorded in Official Records Book 292, page 860, of the public records of Putnam County, Florida.

16. Easement as recorded in Official Records Book 844, page 475, of the public records of Putnam County, Florida. (as to Parcel 3, Tracts 1, 2 & 3)

17. All rights of any Railroad to any tracks, ties, crossings, switches or signals, if any located on the Property or accessing the Property and other properties constituting railroad or in and to the use thereof.

18. Easement to Putnam County Port Authority as recorded in Official Records Book 222, page 65, of the public records of Putnam County, Florida. (as to Parcel 3, Tracts 1, 2 & 3)

19. Any portion of subject property lying within the right of way of any street or roadway, private or public. (as to Parcel 4)

20. Florida Power & Light Company Easement as contained in the instruments recorded in Official Records Book 468, page 1534 and Official Records Book 477, page 679, both of the public records of Putnam County, Florida. (as to Parcel 4)

21. Title to any part of the property lying below the mean high water line of the St. Johns River. (as to Parcel 4)

22. Any claim that any portion of said lands are sovereign lands of the State of Florida, including submerged, filled or artificially exposed lands and lands accreted to such lands. (as to Parcel 4)

23. Reverter Rights to Putnam County Port Authority reserved in Deed recorded in Official Records Book 422, page 1578, of the public records of Putnam County, Florida. (as to Parcel 5)

24.      Rights of the public, if any, to use Parcel 5 as a roadway.

25.      Taxes for the year 2000 and subsequent years.  (as to Parcel 5)

                                    Exhibit C
                                    ---------

                              CERTIFICATE OF TITLE
                                      (Fee)
                         (Wausau, WI and Eau Claire, WI)

The undersigned ____________________________________________, being duly sworn according to law, deposes and says as follows:

1.       That Deponent is the _____________________________________________ of
         PITT-DES MOINES, INC., a Pennsylvania corporation (the "Company"), and is fully authorized and qualified to make this affidavit and all of Deponent's statements contained herein are to the best of his knowledge and except as set forth on to the surveys provided to Lawyers Title Insurance Corporation (if any), the Commitment(s) listed on Exhibit A and any documents of record.

2. That Company is the owner of the premises described in the Commitment(s) listed on Exhibit A ("Property").

3. That the Articles of Incorporation of the Company are in full force and effect. All licenses and franchise taxes due and payable by said Company have been paid in full.

4. That there are no unpaid bills incurred by the Company for work performed upon or materials delivered to the Property for the construction or improvement of said Property during the past 6 months, except as set forth in the Commitment.

6. That there are no unrecorded tenancies, leases or other occupancies on the Property except as listed below, and that if any such unrecorded leases, tenancies or other occupancies are listed below, they contain no options to purchase, rights of renewal or other unusual provisions except as noted below:

7. That no other person has possession or any right to possession of the Property.

8. That there are no financing statements, chattel mortgages, conditional bills of sale or retention of title agreements affecting any fixtures located on the Property that are not addressed in the Asset Purchase Agreement among the Company, PDM Bridge Corp. and Steel Bridges LLC, a Delaware limited liability company.

9. That there are no unrecorded easements or claims of easement; no disputes, discrepancies or encroachments affecting a setback or boundary line; and no contracts, options or rights to purchase other than in the transaction for which this affidavit is given.

10. That there are no unrecorded judgments, liens, mortgages or other claims against the Property.

11. That no proceeding in bankruptcy has ever been instituted by or against the Company, nor has the Company ever made an assignment for the benefit of creditors.

12. That there is no action or proceeding relating to the Property in any state or federal court in the United States or any state or federal judgment or any federal lien of any kind or nature whatever which now constitutes a lien or charge upon the Property.

                          [SIGNATURE ON FOLLOWING PAGE]

This Affidavit is given and executed on ______________, 2002.

                                          PITT-DES MOINES, INC.

                                          By:
                                              ---------------------------
                                          Name:
                                                -------------------------
                                          Title:
                                                 ------------------------

STATE OF ________________

COUNTY OF ___________________

Subscribed to and Sworn to

before me this _____ day of
______________, 2002


---------------------------------------
Notary Public

My commission expires:
                       ---------------------

                                    EXHIBIT A
                                    ---------

                              PROPERTY DESCRIPTION
                                   WAUSAU, WI

PARCEL 1:

THE SOUTHWEST 1/4 OF THE NORTHWEST 1/4 OF SECTION 33, TOWNSHIP 29 NORTH, RANGE 7 EAST, IN THE TOWN OF STETTIN, MARATHON COUNTY, WISCONSIN; EXCEPT ALL RAILROAD RIGHT OF WAY; EXCEPT THE WEST 105 FEET THEREOF; EXCEPT ANY PART THEREOF LYING NORTH OF HIGHWAY 29; EXCEPT THAT PART THEREOF DESCRIBED AS BEGINNING AT THE SOUTHEAST CORNER OF SAID SW 1/4 OF NW 1/4, THENCE NORTH 587.57 FEET, THENCE WESTERLY 961.91 FEET, THENCE SOUTHEASTERLY 1088.15 FEET, THENCE EASTERLY 69.9 FEET TO THE POINT OF BEGINNING.

PARCEL 2 :

PARCELS 1 AND 2, OF CERTIFIED SURVEY MAP RECORDED JUNE 25, 1976, IN VOLUME 4 OF CERTIFIED SURVEY MAPS OF MARATHON COUNTY, WISCONSIN, PAGE 227, AS DOCUMENT NUMBER 697787, BEING A PART OF THE SOUTHWEST 1/4 OF THE NORTHEAST 1/4, AND THE SOUTHEAST 1/4 OF THE NORTHWEST 1/4 OF SECTION 33, TOWNSHIP 29 NORTH, RANGE 7 EAST, TOWN OF STETTIN, MARATHON COUNTY, WISCONSIN.

PARCEL 3:

THAT PART OF THE SOUTHWEST 1/4 OF THE NORTHWEST 1/4 OF SECTION 33, TOWNSHIP 29 NORTH, RANGE 7 EAST, IN THE TOWN OF STETTIN, MARATHON COUNTY, WISCONSIN, DESCRIBED AS FOLLOWS:

COMMENCING AT THE CENTER OF SAID SECTION 33; RUNNING THENCE NORTH ALONG THE EAST LINE OF SAID NW 1/4, 122.22 FEET TO THE NORTHERLY RIGHT OF WAY LINE OF THE CHICAGO AND NORTHWESTERN TRANSPORTATION CO., THENCE SOUTH 85(degree)46' WEST, ON SAID NORTHERLY RIGHT OF WAY LINE, 1328.54 FEET, TO THE EAST LINE OF SAID SW 1/4 OF NW 1/4 AND THE POINT OF BEGINNING; THENCE NORTH 0(degree)36'30" WEST 587.57 FEET TO THE SOUTHERLY RIGHT LINE OF NEW S.T.H. "29", THENCE NORTH 88(degree)43' WEST ON SAID SOUTHERLY RIGHT OF WAY LINE, 961.91 FEET, TO THE NORTHEASTERLY LINE OF AN EASEMENT TO WISCONSIN PUBLIC SERVICE CO.; THENCE SOUTH 55(degree)38' EAST, ON SAID NORTHEASTERLY EASEMENT LINE, 1088.15 FEET TO THE NORTHERLY RIGHT OF WAY LINE OF THE CHICAGO AND NORTHWESTERN TRANSPORTATION CO.; THENCE NORTH 85(degree)46' EAST, ON SAID NORTHERLY RIGHT OF WAY LINE, 69.9 FEET TO THE POINT OF BEGINNING; EXCEPTING ANY PART THEREOF USED FOR HIGHWAY PURPOSES.

                              PROPERTY DESCRIPTION
                                 EAU CLAIRE, WI

A PARCEL OF LAND LOCATED IN THE SOUTHEAST 1/4 OF SECTION 33, TOWNSHIP 28 NORTH, RANGE 9 WEST, CITY OF EAU CLAIRE, CHIPPEWA COUNTY, WISCONSIN, BEING FURTHER DESCRIBED AS FOLLOWS:

COMMENCING AT THE EAST 1/4 CORNER OF SAID SECTION 33; THENCE SOUTH 01(degree) 58' 08" EAST 1124.41 FEET; THENCE NORTH 89(degree) 53' 20" WEST 63.93 FEET TO THE WEST LINE OF WHITE AVENUE AND THE POINT OF BEGINNING; THENCE CONTINUING NORTH 89(degree) 53' 20" WEST 2236.14 FEET; THENCE NORTH 01(degree) 32' 23" WEST
115.95 FEET; THENCE NORTH 89(degree) 45' 09" WEST 27.72 FEET; THENCE NORTH 01(degree) 40' 21" WEST 195.98 FEET; THENCE NORTH 89(degree) 41' 50" WEST 264.86 FEET TO THE EAST LINE OF STARR AVENUE; THENCE NORTH 01(degree) 31' 00" WEST ALONG SAID EAST LINE 607.29 FEET; THENCE ALONG THE ARC OF A 160.00 FOOT RADIUS CURVE CONCAVE SOUTHEASTERLY, WHOSE CHORD BEARS NORTH 44(degree) 18' 00" EAST
229.48 FEET TO THE SOUTH LINE OF MELBY STREET; THENCE SOUTH 89(degree) 53' 00" EAST ALONG SAID LINE 2398.55 FEET TO THE WEST LINE OF WHITE AVENUE; THENCE SOUTH 00(degree) 16' 30" WEST ALONG SAID WEST LINE 1083.67 FEET TO THE POINT OF BEGINNING. EXCEPTING ANY PORTIONS THEREOF USED FOR ROADWAY PURPOSES.

                                   Exhibit C-1
                                   -----------

                              CERTIFICATE OF TITLE

                                      (Fee)

                                  (Palatka, FL)

The undersigned _____________________________, being duly sworn according to law, deposes and says as follows:

1.       That Deponent is the __________________________________ of PDM Bridge
         Corp., a Delaware corporation, (the "Company"), and is fully authorized and qualified to make this affidavit and all of Deponent's statements contained herein are to the best of his knowledge and except as set forth on to the surveys provided to Commonwealth Land Title Insurance Company (if any), the Commitment(s) listed on Exhibit A and any documents of record.

2. That Company is the owner of the premises described in the Commitment(s) listed on Exhibit A ("Property").

3. That the Articles of Incorporation of the Company are in full force and effect. All licenses and franchise taxes due and payable by said Company have been paid in full.

4. That there are no unpaid bills incurred by the Company for work performed upon or materials delivered to the Property for the construction or improvement of said Property during the past 6 months, except as set forth in the Commitment.

6. That there are no unrecorded tenancies, leases or other occupancies on the Property except as listed below, and that if any such unrecorded leases, tenancies or other occupancies are listed below, they contain no options to purchase, rights of renewal or other unusual provisions except as noted below:

7. That no other person has possession or any right to possession of the Property.

8. That there are no financing statements, chattel mortgages, conditional bills of sale or retention of title agreements affecting any fixtures located on the Property that are not addressed in the Asset Purchase Agreement among the Company, Pitt-Des Moines, Inc., and Steel Bridges LLC, a Delaware limited liability company.

9. That there are no unrecorded easements or claims of easement; no disputes, discrepancies or encroachments affecting a setback or boundary line; and no contracts, options or rights to purchase other than in the transaction for which this affidavit is given.

10. That there are no unrecorded judgments, liens, mortgages or other claims against the Property.

11. That no proceeding in bankruptcy has ever been instituted by or against the Company, nor has the Company ever made an assignment for the benefit of creditors.

12. That there is no action or proceeding relating to the Property in any state or federal court in the United States or any state or federal judgment or any federal lien of any kind or nature whatever which now constitutes a lien or charge upon the Property.

                          [SIGNATURE ON FOLLOWING PAGE]

This Affidavit is given and executed on ______________, 2002.

                                    PDM BRIDGE CORP., A DELAWARE CORPORATION

                                    By:
                                       -------------------------------------
                                    Name:
                                         -----------------------------------
                                    Title:
                                           ---------------------------------


STATE OF ________________

COUNTY OF ___________________

Subscribed to and Sworn to
before me this _____ day of
______________, 2002


---------------------------------------
Notary Public
My commission expires:
                       ---------------------

                                   EXHIBIT "A"
                              PROPERTY DESCRIPTION

PARCEL 1:
---------

TOWNSHIP 9 SOUTH - RANGE 26 EAST

Section 37:

A tract of land situated in the J.B. Entralgo Grant, Section 37, Township 9 South, Range 26 East, being a part of lands described in O.R. Book 404, page 1014 of the public records of Putnam County, Florida, and being more particularly described as follows:

Commencing at a concrete monument on the Easterly right-of-way of the Seaboard Coast Line Railroad at the Northwesterly corner of lands described in O.R. Book 222, page 65 of said public records, and run thence N 88(degree)50'30" E, along call #2 of said lands, a distance of 1141.87 feet to a point being N 88(degree)50'30" E, 265.0 feet from the Southeast corner of lands described in O.R. Book 387, page 1231 of said public records and the Point of Beginning of this description. From point of beginning (1) continue N 88(degree)50'30" E, along call #2, a distance of 20.20 feet to a concrete monument at a corner of lands described in O.R. Book 222, page 65. (2) Thence run S 1(degree)09'30" E, along call #3 of said lands, a distance of 30.0 feet to a point being N 1(degree)09' 30(degree) W, 30.0 feet from a concrete monument at a corner of lands described in O.R. Book 222, page 65. (3) Thence run N 88(degree)50'30" E, parallel with call #4 of said lands and at a distance of 30.0 feet Northerly, as measured at right angles therefrom, a distance of 880.0 feet. (4) Thence run N 1(degree)09'30" W, perpendicular to preceding call, a distance of 370.0 feet.
(5) Thence run N 88(degree)50'30" E, parallel with call #4 of lands described in O.R. parallel with call #4 of lands described in O.R. Book 222, page 55, a distance of 550.0 feet, more or less, to the waters of the St. Johns River. Return to the Point of Beginning and (6) run thence N 0(degree)34'15" W, parallel with the East line of lands described in O.R. Book 387, page 1231, a distance of 720.0 feet. (7) Thence run N 88(degree)50'30" E, parallel with the North line of lands described in O.R. Book 222, page 65, a distance of 1755.0 feet more or less to the waters of the St. Johns River. (8) Thence Southwesterly, meandering said waters, a distance of 487.0 feet, more or less, to the Easterly and of call (5) and to close.

PARCEL 2:
---------

A tract of land situated in the J.B. Entralgo Grant, Section 37, Township 9 South Range 76 East, being a part of lands described in O.R. Book 404, page 1014 of the public records of Putnam County, Florida and being more particularly described as follows:

Commencing at a concrete monument on the Easterly right-of-way of the Seaboard Coast Line Railroad at the Northwesterly corner of lands described in O.R. Book 222, page 65 of said public records and run thence N 88(degree)50'30" L, a distance of 1141.87 feet to a point being N 88(degree)50'30" E 265.0 feet from the Southeast corner of lands described in O.R. Book 387, page 1231 of said public records. From said point continue N 88(degree)50'30" E. a distance of
20.20 feet to a concrete monument at a corner of lands described in O.R. Book 222, page 65. Thence run S 1(degree)09'30" E, a distance of 60.0 feet to a concrete monument at a corner of lands described in O.R. Book 222, page 65 and the point of beginning of this description. Thence run N 88(degree)50'30" E, to the westerly shore of the St. Johns River Run thence Northerly meandering along the westerly shore of the St. Johns River to the Southerly boundary of the lands described in O.R. Book 417, page 1064, public records of Putnam County, Florida. Run thence S 88(degree)50'30" W, 140.0 feet, more or less, to a concrete monument. Thence continue S 88(degree)50'30" W, 421.61 feet to an iron pipe located at a corner of the lands described in O.R. Book 417, page 1064. Run thence S 1(degree)09'30" E 370.0 feet to a concrete monument located at a corner of the lands described in O.R. Book 417, page 1064. Run thence S 88(degree)50'30" W, 880.0 feet to a concrete monument located at a corner of the lands described in O.R. Book 417, page 1064. Run thence S 1(degree)09'30" E, 30.0 feet to the point of beginning.

PARCEL 3:
---------

Part of the J.B. Entralgo Grant, Section 37, Township 9 South, Range 26 East, West of the St. Johns River, described as follows:

TRACT #1: From a concrete monument set on the Easterly right of way line of the Seaboard Coast Line Railroad at a distance of 698.4 feet North 8(degree)02'30" West from the North boundary of Lot 69 of Stinwill Suburban Farms Subdivision as per plat thereof recorded in Map Book 2, page 39, public records of Putnam County, Florida. Thence run North 8(degree)02'30" West along the Easterly right of way line of the Seaboard Coast Line Railroad a distance of 100.73 feet to a Permanent Reference Marker, run thence North 88(degree)50'30" East a distance of 1162.07 feet to a Permanent Reference Marker, run thence South 1(degree)09'30" East a distance of 60.00 feet to a Permanent Reference Marker, the point of beginning of this description. (1) thence run North 88(degree)50'30" East for a distance of 1370 feet, more or less, to the waters of the St. Johns River; return to the point of beginning. (2) thence run South 8(degree)02'30" East for a distance of 1094.11 feet to a Permanent Reference Marker. (3) thence run North 81(degree)57'30" East for a distance of 715.27 feet to an iron pipe (said iron pipe being 77 feet Northerly from the Existing Barge Port Bulkhead) and continue in the same course for an additional distance of 245 feet more or less to the waters of the St. Johns' River. (4) thence run Northerly along the waters of the St. Johns River to the Easterly end of Call (1) above to close.

TRACT #2: Begin at the Southwest corner of Tract #1, above, run thence South 8(degree)02'30" East for a distance of 50 feet, run thence North
81(degree)57'30" East for a distance of 350 feet, run thence North 8(degree)02'30" West for a distance of 50 feet, to the South line of Tract #1 above, run thence south 81(degree)57'30" West, along the South line of Tract #1 above for a distance of 350 feet to the point of beginning, to close.

TRACT #3: Begin at the Northeast corner of Tract #2 as described in Official Records Book 270, Page 292 in the Public Records of Putnam county, Florida, (1) Run thence North 81(degree)57'30" East along the South line of Tract #1, as described in said Official Records Book 270, Page 292, for a distance of 365.27 feet to an iron pipe (said iron pipe being 77 feet Northerly from the existing barge port bulkhead) and continue in the same course for an additional distance of 245 feet more or less to the waters of the St. Johns

River; return to the point of beginning. (2) Thence run, South 8(degree)02'30" East along the East line of Tract #2 as described in said Official Records Book 270, Page 292 for a distance of 50 feet to the Southeast corner of said Tract #2. (3) Thence run North 81(degree)57"30" East for a distance of 375 feet more or less to the waters of the St. Johns River. (4) Thence run Northeasterly along the waters of the St. Johns River to the Easterly end of call (1) above, to close.

PARCEL 4:
---------

Lands described in Official Records Book 553, page 15, being part of the J.B. Entralgo Grant, Section 37, Township 9 South, Range 26 East, EXCEPT those lands described in Official Records Book 387, page 1231, Official Records Book 387, page 1633, Official Records Book 416, page 97, Official Records Book 420, page 369 and Official Records Book 432, page 105, all of the public records of Putnam County, Florida.

PARCEL 5:
---------

A tract of land situated in the J.B. Entralgo Grant, Section 37, Township 9 South, Range 26 East, being a part of Revised Map of Stinwell Suburban Farms as per plat thereof recorded in Map Book 2 page 39 of the public records of Putnam County, Florida and being a part of those lands described in Official Records Book 230 page 580 of the public records of said Putnam County, being more particularly described as follows: Commencing at a concrete monument at the intersection of the Easterly right of way of the Seaboard Coast Line Railroad with the North line of Lot 69 of Revised Map of Stinwell Suburban Farms and run thence South 08 degrees 02 minutes 30 seconds East, along said Easterly right of way, being 50 feet Easterly as measured at right angles from the centerline of said Seaboard Coast Line Railroad, a distance of 150.00 feet to a concrete monument; Thence run North 88 degrees 50 minutes 30 seconds East, along the North line of those lands described in Official Records Book 295 page 1480 of said public records and on an Easterly projection thereof, a distance of 1050.36 feet to a railroad spike in center of pavement of Comfort Road; Thence run South 08 degrees 02 minutes 30 seconds East along said center of pavement, being parallel with the Easterly line of lands described in Official Records Book 295 page 1480 and at a distance of 50.00 feet Easterly as measured perpendicular therefrom, a distance of 266.85 feet to a nail and cap; Thence North 81 degrees 57 minutes 30 seconds East perpendicular to said center line, a distance of
103.72 feet to the Point of Beginning; Thence North 08 degrees 02 minutes 30 seconds West, along the Westerly line of said lands described in Official Records Book 270 page 292, a distance of 1183.02 feet to the Northwesterly corner of said lands; Thence North 01 degrees 09 minutes 30 seconds West, along call #3 of lands described in Official Records Book 222 page 65, a distance of
60.00 feet to a 4x4 concrete monument; Thence South 88 degrees 50 minutes 30 seconds West, along call #2 of said lands in Official Records Book 222 page 65, a distance of 59.35 feet; Thence South 08 degrees 02 minutes 30 seconds East, parallel with the center line of Comfort Road and at a distance of 52.00 feet Easterly as measured perpendicular therefrom, a distance of 1191.66 feet to a 5/8" rebar with ID cap scribed P.C.P.W.; Thence South 53 degrees 02 minutes 30 seconds, a distance of 76.14 feet to a 5/8" rebar with ID cap scribed P.C.P.W.; Thence North 08 degrees 02 minutes 30 seconds West, a distance of 40.00 feet to the Point of Beginning and to close.

A tract of land situated in the J.B. Entralgo Grant, Section 37, Township 9 South, Range 26 East, being a part of Revised Map of Stinwell Suburban Farms as per plat thereof recorded in Map Book 2 page 39 of the public records of Putnam County, Florida and being a part of those lands described in Official Records Book 230 page 580 of the public records of said Putnam County, being more particularly described as follows: Commencing at a concrete monument at the intersection of the Easterly right of way of the Seaboard Coast Line Railroad with the North line of Lot 69 of Revised Map of Stinwell Suburban Farms and run thence South 08 degrees 02 minutes 30 seconds East, along said Easterly right of way, being 50 feet Easterly as measured at right angles from the centerline of said Seaboard Coast Line Railroad, a distance of 150.00 feet to a concrete monument; Thence run North 88 degrees 50 minutes 30 seconds East along the North line of those lands described in Official Records Book 295 page 1480 of said public records and on an Easterly projection thereof, a distance of 1050.36 feet to a railroad spike in center of pavement of Comfort Road; Thence run South 08 degrees 02 minutes 30 seconds East along said center of pavement, being parallel with the Easterly line of lands described in Official Records Book 295 page 1480 and at a distance of 50.00 feet Easterly as measured perpendicular therefrom, a distance of 266.85 feet to a nail and cap; Thence North 81 degrees 57 minutes 30 seconds East perpendicular to said center line, a distance of 103.72 feet to the Point of Beginning; Thence continue North 81 degrees 57 minutes 30 seconds East, along the Southerly boundary line of those lands described in official records book 270 page 292, a distance of 329.00 feet to a 5/8" rebar with I.D. cap scribed P.C.P.W.; Thence South 08 degrees 02 minutes 30 seconds East, a distance of 40.00 feet to a 5/8" rebar with I.D. cap scribed P.C.P.W.; said point being 10.00 feet more or less Northerly of the existing asphalt pavement for Port Road; Thence South 81 degrees 57 minutes 30 seconds West, a distance of 329 feet to a 5/8" rebar with I.D. cap scribed P.C.P.W.; Thence North 08 degrees 02 minutes 30 second West, a distance of 40.00 feet to the Point of beginning and to close.

                                   Exhibit C-2
                                   -----------

COMMONWEALTH LAND TITLE COMPANY
10550 Deer Wood Park Blvd., Suite 309
Jacksonville, Florida  32256
PHONE (904) 928-0014
FAX   (904) 997-2200

                             GAP COVERAGE INDEMNITY
                               (Palatka, Florida)

Case No. 163372                          For Commitment Dated:  January 16, 2002

This Idemnity given by PDM Bridge Corp., a Delaware corporation and (hereinafter referred to as "Indemnitor") to Commonwealth Land Title Company (hereinafter referred to as "Commonwealth").

WHEREAS, Commonwealth has issued its Title Insurance Commitment Case No. 163372 bearing an effective date of 1/16/02 for the property described in said Commitment; and

WHEREAS, Indemnitor has requested that Commonwealth provide extended Gap Coverage of said Title Insurance Commitment from the effective date thereof through the date of the recording of the conveyance documents to the purchasers of the property;

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Indemnitor hereby states that since the effective date of the Commitment, the status of the title to the real estate set forth therein has not changed. It further states that no defects, liens, encumberances, adverse claims or other matters have occurred or have been created since the effective date of the Commitment which would give rise to a claim under the policy to be issued to the purchasers or mortgagees of said property.

2. Indemnitor hereby agrees to defend, hold harmless and indemnify Commonwealth from all losses, damages, cost or expenses, including court costs and attorneys fees, which Commonwealth may sustain in the event the assurances set forth in paragraph 1 above prove to be false or incorrect.

3. Commonwealth agrees to issue its policy/policies of title insurance to the purchasers/mortgagees of the property without exception to any matters arising after the effective date of the Commitment and before the recording of the conveyance documents.

4. The obligations set forth herein are binding upon the Indemnitor, its successors and assigns.

Dated:  ____________, 2002

                                              Indemnitor

                                              PDM Bridge Corp.,
                                              a Delaware corporation

                                              By:
                                                 -------------------------------

                                              Name:
                                                   -----------------------------

                                              Title:
                                                    ----------------------------

                                              Address:
                                                      --------------------------



                                              Phone No.
                                                       -------------------------

LAWYERS TITLE INSURANCE CORP.
21075 Swenson Dr., Suite 900
P.O. Box 117
Waukesha, WI  53187-0117
PHONE (262) 798-2640
FAX   (262) 798-2647

                             GAP COVERAGE INDEMNITY
                                (Eau Claire, WI)

Case No. 191105                                    For Commitment Dated:  1/8/02

This Idemnity given by Pitt-Des Moines, Inc., a Pennsylvania corporation (hereinafter referred to as "Indemnitor") to Lawyers Title Insurance Corporation (hereinafter referred to as "Lawyers").

WHEREAS, Lawyers has issued its Title Insurance Commitment Case No. 191105 bearing an effective date of 1/8/02 for the property described in said Commitment; and

WHEREAS, Indemnitor has requested that Lawyers provide extended Gap Coverage of said Title Insurance Commitment from the effective date thereof through the date of the recording of the conveyance documents to the purchasers of the property;

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Indemnitor hereby states that since the effective date of the Commitment, the status of the title to the real estate set forth therein has not changed. It further states that no defects, liens, encumberances, adverse claims or other matters have occurred or have been created since the effective date of the Commitment which would give rise to a claim under the policy to be issued to the purchasers or mortgagees of said property.

2. Indemnitor hereby agrees to defend, hold harmless and indemnify Lawyers from all losses, damages, cost or expenses, including court costs and attorneys fees, which Lawyers may sustain in the event the assurances set forth in paragraph 1 above prove to be false or incorrect.

3. Lawyers agree to issue its policy/policies of title insurance to the purchasers/mortgagees of the property without exception to any matters arising after the effective date of the Commitment and before the recording of the conveyance documents.

4. The obligations set forth herein are binding upon the Indemnitor, its successors and assigns.

Dated:  _____________, 2002

                                               Indemnitor

                                               Pitt-Des Moines, Inc.,
                                               a Pennsylvania corporation

                                               By:
                                                  ------------------------------

                                               Name:
                                                    ----------------------------

                                               Title:
                                                     ---------------------------

                                               Address:
                                                       -------------------------

                                               Phone No.
                                                        ------------------------

LAWYERS TITLE INSURANCE CORP.
21075 Swenson Dr., Suite 900
P.O. Box 117
Waukesha, WI  53187-0117
PHONE (262) 798-2640
FAX   (262) 798-2647

                             GAP COVERAGE INDEMNITY
                                  (Wausau, WI)

Case No. 191106                                   For Commitment Dated:  1/28/02

This Idemnity given by Pitt-Des Moines, Inc., a Pennsylvania corporation and (hereinafter referred to as "Indemnitor") to Lawyers Title Insurance Corporation (hereinafter referred to as "Lawyers").

WHEREAS, Lawyers has issued its Title Insurance Commitment Case No. 191106 bearing an effective date of 1/28/02 for the property described in said Commitment; and

WHEREAS, Indemnitor has requested that Lawyers provide extended Gap Coverage of said Title Insurance Commitment from the effective date thereof through the date of the recording of the conveyance documents to the purchasers of the property;

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Indemnitor hereby states that since the effective date of the Commitment, the status of the title to the real estate set forth therein has not changed. It further states that no defects, liens, encumberances, adverse claims or other matters have occurred or have been created since the effective date of the Commitment which would give rise to a claim under the policy to be issued to the purchasers or mortgagees of said property.

2. Indemnitor hereby agrees to defend, hold harmless and indemnify Lawyers from all losses, damages, cost or expenses, including court costs and attorneys fees, which Lawyers may sustain in the event the assurances set forth in paragraph 1 above prove to be false or incorrect.

3. Lawyers agree to issue its policy/policies of title insurance to the purchasers/mortgagees of the property without exception to any matters arising after the effective date of the Commitment and before the recording of the conveyance documents.

4. The obligations set forth herein are binding upon the Indemnitor, its successors and assigns.

Dated:  ___________

                                       Indemnitor

                                       Pitt-Des Moines, Inc.,
                                       a Pennsylvania corporation

                                       By:
                                          -----------------------------------

                                       Name:
                                            ---------------------------------

                                       Title:
                                             --------------------------------

                                       Address:
                                               ------------------------------

                                       Phone No.
                                                -----------------------------

                                    Exhibit D
                                    ---------

                       ASSIGNMENT AND ASSUMPTION AGREEMENT

         THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this "Agreement") is entered into as of ______________, 2002, by and among PITT-DES MOINES, INC., a Pennsylvania corporation (the "Company"), PDM BRIDGE CORP., a Delaware corporation and wholly-owned subsidiary of the Company ("PDM Florida" and, together with the Company, "Assignors"), and STEEL BRIDGES, LLC ("Assignee").

                               W I T N E S S E T H

         WHEREAS, Assignors are engaged, among other things, in the business of the engineering and design, procurement and fabrication of steel bridges (the "Business");

         WHEREAS, Assignee desires to purchase substantially all of the assets of the Business and to assume substantially all of the liabilities associated with the Business, and Assignors desire to sell and transfer to Assignee the Business and such assets and liabilities;

         WHEREAS, Assignors and Assignee have entered into that certain Asset Purchase Agreement dated as of ______________ __, 2002 (the "Purchase Agreement") providing, subject to the terms and conditions set forth therein, for the sale, transfer, assignment and delivery by Assignors to Assignee of the Acquired Assets and the Assumed Obligations (both as defined in the Purchase Agreement); and

         WHEREAS, the parties hereto desire to execute and deliver this Agreement for the purpose of effecting the transfer, assignment and assumption of the Assumed Obligations;

         NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants contained herein and in the Purchase Agreement, and for other good and valuable consideration (including without limitation the payment of the Purchase Price as defined in the Purchase Agreement) the receipt and sufficiency of which are hereby acknowledged, Assignee and Assignors, intending to be legally bound, hereby agree as follows:

1. Assignors hereby transfer and assign to Assignee, and Assignee hereby accepts such transfer and assignment and assumes and undertakes to pay, perform and discharge, as and when due, each of the Assumed Obligations (as defined in the Purchase Agreement).

2. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument.

3. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement shall not be construed to confer any right or benefit upon any Person (as defined in the Purchase Agreement) other than the Assignors, Assignee and their respective successors and assigns.

 IN WITNESS WHEREOF, this Assignment and Assumption Agreement has been duly executed as of the date first above written.



PDM BRIDGE CORP.                               STEEL BRIDGES, LLC

By:_____________________________               By:______________________________
        Authorized Officer                             Authorized Officer


PITT-DES MOINES, INC.

By:____________________________
        Authorized Officer

                                    Exhibit E
                                    ---------

                                  BILL OF SALE

         KNOW ALL MEN BY THESE PRESENTS, that PITT-DES MOINES, INC., a Pennsylvania corporation (the "Company"), and PDM BRIDGE CORP., a Delaware corporation and wholly owned subsidiary of the Company (collectively, the "Sellers"), for good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, and intending to be legally bound, do hereby sell, transfer, convey, set over and deliver to STEEL BRIDGES, LLC ("Buyer"), its successors and assigns, all of Sellers' rights, title and interest in and to the Acquired Assets (as defined in that certain Asset Purchase Agreement dated as of ______________ __, 2002 by and among Buyer and Sellers (the "Agreement")).

         Sellers hereby constitute and appoint Buyer the true and lawful attorney of Sellers, with full authority and power of substitution, in the name and stead of Sellers, but on behalf and for the benefit of Buyer to demand and receive any and all of the Acquired Assets, to give receipts and releases for and in respect of the same, or any part thereof, and to execute on behalf of Sellers additional instruments of transfer and assignment and do all acts and things in relation to the Acquired Assets which Buyer shall deem necessary and desirable in order to transfer and assign to and vest in Buyer, its legal representatives, successors and assigns, full right and title to and in all of the Acquired Assets.

         Sellers hereby covenant that from time to time and at Buyer's request and without further consideration, Sellers shall do, execute, acknowledge and deliver or shall cause to be done, executed, acknowledged and delivered all and every such further acts, transfers, conveyances, assignments, powers of attorney and assurances as reasonably may be required for assuring, conveying, transferring, confirming and vesting unto Buyer of any of the Acquired Assets.

         Nothing in this instrument, express or implied, is intended or shall be construed to confer upon, or give to, any person, firm or corporation other than Buyer and its successors and assigns, any remedy or claim under or by reason of this instrument or by any of its terms, covenants or conditions, and all the terms, covenants and conditions, promises and agreements in this instrument contained shall be for the sole and exclusive benefit of Buyer, its successors and assigns.

         BUYER ACKNOWLEDGES THAT, EXCEPT AS SPECIFICALLY SET FORTH IN THE AGREEMENT, BUYER IS PURCHASING THE ACQUIRED ASSETS IN THEIR EXISTING CONDITION, "AS IS," "WHERE IS" AND WITHOUT ANY REPRESENTATION OR WARRANTY OF SELLERS, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

IN WITNESS WHEREOF, the undersigned have executed this Bill of Sale on this _____ day of ___________________, 2002.

                                PITT-DES MOINES, INC.

                                By:
                                   --------------------------------------------
                                                Authorized Officer


                                PDM BRIDGE CORP.

                                By:
                                   --------------------------------------------
                                                Authorized Officer

                                    Exhibit F
                                    ---------

                                POWER OF ATTORNEY
                                -----------------

         KNOW ALL MEN BY THESE PRESENTS that the undersigned, PDM BRIDGE CORP. ("PDM Florida"), with the authority of the Board of Directors of the Company, hereby constitutes and appoints ______________ of __________________ ("______"), its true and lawful attorney for it and in its name, place and stead, to perform any and all functions necessary to effectuate, and to execute, acknowledge or negotiate any document pertaining to, the transfer of certain vehicles and trailers owned by PDM Florida to be transferred in connection with that certain Asset Purchase Agreement dated as of ______________ ___, 2002, by and among PDM Bridge Corp. and Pitt-Des Moines, Inc., as Sellers, and Steel Bridges, LLC as Buyer, to Buyer, and to do any and all things as may be necessary or proper to effectuate the above-referenced transfer. The undersigned hereby ratifies and confirms all that said attorney, may lawfully do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this ___ day of the month of ____________, 2002.

WITNESS:                                  PDM BRIDGE CORP.



______________________________            By:_____________________________

                                    AFFIDAVIT

         On this the ____ day of ___________, A.D. 2002, before me a notary public the undersigned officer, personally appeared ____________________, to me personally known to me (or satisfactorily proven) to be the person whose name is subscribed to the within instrument, who first being by me duly sworn, declared that he is the ________________ of PDM Bridge Corp. and that he signed the foregoing Power of Attorney in his capacity as such officer for the purposes therein contained.

         IN WITNESS WHEREOF, I hereunto set my hand and official seal.



                                  --------------------------------------
                                  Notary Public

My commission expires:

                                POWER OF ATTORNEY
                                -----------------

         KNOW ALL MEN BY THESE PRESENTS that the undersigned, PITT-DES MOINES, INC. ("PDM"), with the authority of the Board of Directors of the Company, hereby constitutes and appoints ________________ of ________________
("________"), its true and lawful attorney for it and in its name, place and stead, to perform any and all functions necessary to effectuate, and to execute, acknowledge or negotiate any document pertaining to, the transfer of certain vehicles and trailers owned by PDM to be transferred in connection with that certain Asset Purchase Agreement dated as of ______________ ___, 2002, by and among Pitt-Des Moines, Inc. and PDM Bridge Corp., together as Sellers, and Steel Bridges, LLC, as Buyer, to Buyer, and to do any and all things as may be necessary or proper to effectuate the above-referenced transfer. The undersigned hereby ratifies and confirms all that said attorney, may lawfully do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this ___ day of the month of ______________, 2002.

WITNESS:                                    PITT-DES MOINES, INC.



______________________________              By:_______________________________

                                    AFFIDAVIT

         On this the ____ day of __________, A.D. 2002, before me a notary public the undersigned officer, personally appeared __________________, to me personally known to me (or satisfactorily proven) to be the person whose name is subscribed to the within instrument, who first being by me duly sworn, declared that he is the __________________ of Pitt-Des Moines, Inc. and that he signed the foregoing Power of Attorney in his capacity as such officer for the purposes therein contained.

         IN WITNESS WHEREOF, I hereunto set my hand and official seal.


                                          ----------------------------------
                                          Notary Public

My commission expires:

                                    Exhibit G
                                    ---------

                         TRADEMARK ASSIGNMENT AGREEMENT

         THIS TRADEMARK ASSIGNMENT AGREEMENT is entered into as of _____________, 2002 (this "Assignment"), by PITT-DES MOINES, INC., a Pennsylvania corporation ("PDM"), and PDM BRIDGE CORP. ("PDM Florida"), a Delaware corporation (together with their successors and permitted assigns, collectively, "Assignors").

                                    RECITALS:

         WHEREAS, Assignors are engaged, among other things, in the business of the engineering and design, procurement and fabrication of steel bridges (the "Business");

         WHEREAS, STEEL BRIDGES, LLC ("Assignee") desires to purchase substantially all of the related tangible and intangible assets used in the conduct of the Business (including, to the extent assignable, all licenses and permits) and to assume certain liabilities associated with the Business, and Assignors desire to sell and transfer to Assignee the Business and such assets and liabilities; and

         WHEREAS, Assignors and Assignee have entered into that certain Asset Purchase Agreement dated as of __________________, 2001 (as amended, restated, supplemented or otherwise modified, the "Asset Purchase Agreement") providing, subject to the terms and conditions set forth therein, for the sale, transfer, assignment and delivery by Assignors to Assignee of the Acquired Assets; and

         WHEREAS, the Assignors desire to execute and deliver this Assignment for the purpose of effecting the transfer, assignment and assumption of certain rights and liabilities.

         NOW, THEREFORE, in consideration of the foregoing Recitals and the mutual agreements and covenants contained in the Asset Purchase Agreement, and for other good and valuable consideration (including without limitation the payment of the Purchase Price), the receipt and sufficiency of which are hereby acknowledged, Assignors hereby agree as follows:

1. Trademark Assignment. Assignors hereby assign and set over unto Assignee the following:

         A. Assignors' entire right, title and interest in and to its trademarks used in the Business held in the United States and in all foreign countries, whether or not such trademarks have been registered prior to, on or after the date of this Assignment, including the trademarks set forth on Schedule A attached hereto (the "Trademarks"), and any and all renewals and extensions thereof, together with the goodwill of the Business carried on in connection with such Trademarks; and

         B. All claims, demands and rights of action, both statutory and based upon common law, that Assignors have or might have by reason of any infringement of any Trademark prior to, on or after the date of this Assignment, together with the right to prosecute such claims, demands and rights of action in Assignee's own name.

2. Further Assurance. Assignors agree that they shall do, execute, acknowledge and deliver, at Assignee's expense, all acts, agreements, instruments, notices and assurances as may be reasonably requested by Assignee to further effect, evidence and record the transactions contemplated hereby.

3. Enforceability. If any provision of this Assignment shall be invalid or unenforceable, in whole or in part, or as applied to any circumstance, under the laws of any jurisdiction which may govern for such purpose, then such provision shall be deemed to be modified or restricted to the extent and in the manner necessary to render the same valid and enforceable, either generally or as applied to such circumstance, or shall be deemed excised from this Assignment, as the case may require, and this Assignment shall be construed and enforced to the maximum extent permitted by law as if such provision had been originally incorporated herein as so modified or restricted, or as if such provision had not been originally incorporated herein, as the case may be.

4. Amendment. This Assignment may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

5. No Third-Party Beneficiaries. Nothing expressed or implied in this Assignment is intended to confer upon any Person, other than the Assignors and Assignee and their respective successors or permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Assignment.

6. GOVERNING LAW. THIS ASSIGNMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA (WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICT OF LAWS THEREOF) AND, TO THE EXTENT APPLICABLE, THOSE UNITED STATES LAWS, OR THE NATIONAL LAWS OF ANOTHER COUNTRY IN WHICH ANY OF THE TRADEMARKS IS USED, WHETHER OR NOT REGISTERED OR APPLIED FOR, AND THE APPROPRIATE RULES AND REGULATIONS GOVERNING TRADEMARKS IN THE RESPECTIVE COUNTRIES.

7. Definition. Defined terms with initial capital letters that are used herein but not defined herein shall have the respective meanings, if any, set forth in the Asset Purchase Agreement.

8. Successors and Assigns. This Assignment shall be binding upon the Assignors and its successors and assigns and shall inure to the benefit of the Assignee and its successors and assigns. This Assignment shall not be construed to confer any right or benefit upon any Person, other than the Assignors, the Assignee and their respective successors and assigns.

IN WITNESS WHEREOF, Assignors have caused this Trademark Assignment to be executed as of the date first written above.


                                        ASSIGNORS:

                                        PITT-DES MOINES, INC.

                                        By:
                                           -------------------------------
                                           Authorized Officer

                                        PDM BRIDGE CORP.

                                        By:
                                           -------------------------------
                                           Authorized Officer

                                   SCHEDULE A

Registered Trademarks:

Reg. No.           Description
--------           -----------

1,461,339          "PDM" as a stylized word mark - construction of sewage
                   treatment plants for others.

1,832,911          "PDM" - Class 37 - Construction of Bridges, buildings, tanks and vessels.


Unregistered Trademarks:

PDM Bridge
PDM Bridge Corp.

                                    Exhibit H
                                    ---------

                              PITT-DES MOINES, INC.

                                   CERTIFICATE
                                       OF
                                  THE SECRETARY

         Reference is made to that certain Asset Purchase Agreement dated as of ______________ __, 2002 (the "Agreement") by and among Pitt-Des Moines, Inc. (the "Corporation"), PDM Bridge Corp. (together with the Corporation, the "Sellers"), and Steel Bridges, LLC (the "Buyer").

         I, __________________, hereby certify that I am the duly elected, qualified and acting Secretary of the Corporation. I further certify that:

         1. Attached hereto as Exhibit A is a true, complete and correct copy of the Amended and Restated Articles of Incorporation of the Corporation as certified by the Secretary of State of the Commonwealth of Pennsylvania, which are in full force and effect as of the date hereof and have been in full force and effect at all times since January 1, 2001 (the "Articles of Incorporation"); and

         2. Attached hereto as Exhibit B is a true, complete and correct copy of the Amended and Restated Bylaws of the Corporation, which are in full force and effect as of the date hereof and have been in full force and effect at all times since January 1, 2001; and

         3. The persons named below are, as of the date hereof and have been in full force and effect at all times since January 1, 2001, duly elected, qualified and acting officers of the Corporation holding the offices below indicated and the signature opposite the name of each such person is a genuine signature of such person.

Name:                   Position:                      Signature:
-----                   ---------                      ----------

-----------------       Chief Executive Officer
                        and President
                                                       ------------------------


-----------------       Vice President, Finance
                        and Treasurer
                                                       ------------------------

-----------------       Secretary
                                                       ------------------------

         4. Attached hereto as Exhibit C is a true, complete and correct copy of Resolutions duly adopted by the Corporation's Board of Directors, which approve the execution, delivery and performance of the Agreement and the consummation of the transactions contemplated thereby. All of such Resolutions are in full force and effect on and as of the date hereof and have been in full force and effect at all times since _________________, having not been in any way amended, altered or repealed.

cheree

         IN WITNESS WHEREOF, I have executed this Certificate on this _____ day of _______________________, 2002.


                                    -----------------------------------------
                                    Secretary

         I, _____________, as Vice President, Finance and Treasurer of the Corporation, do hereby certify that ________________ was validly elected to the office of and is the Secretary of the Corporation, and that the signature set forth immediately above is his genuine signature.

         IN WITNESS WHEREOF, I have executed this Certificate on this _____ day of __________ , 2002.


                                       ---------------------------------------

                                       Vice President, Finance and Treasurer

                             Secretary's Certificate
                             -----------------------
                                    Exhibit A
                                    ---------

                            Articles of Incorporation

                             Secretary's Certificate
                             -----------------------
                                    Exhibit B
                                    ---------

                                     Bylaws

                            Secretary's Certificate
                            -----------------------
                                    Exhibit C
                                    ---------

                                   Resolutions

                                    Exhibit I
                                    ---------

                                PDM BRIDGE CORP.

                                   CERTIFICATE
                                       OF
                                  THE SECRETARY

         Reference is made to that certain Asset Purchase Agreement dated as of ______________ __, 2002 (the "Agreement") among PDM Bridge Corp. (the "Corporation"), Pitt-Des Moines, Inc. (together with the Corporation, the "Sellers"), and Steel Bridges, LLC (the "Buyer").

         I, ______________, hereby certify that I am the duly elected, qualified and acting Secretary of the Corporation. I further certify that:

         1. Attached hereto as Exhibit A is a true, complete and correct copy of the Certificate of Incorporation of the Corporation as certified by the Secretary of State of the State of Delaware, which is in full force and effect as of the date hereof and has been in full force and effect at all times since January 1, 2001 (the "Certificate of Incorporation"); and

         2. Attached hereto as Exhibit B is a true, complete and correct copy of the Bylaws of the Corporation, which are in full force and effect as of the date hereof and have been in full force and effect at all times since January 1, 2001; and

         3. The persons named below are, as of the date hereof and have been in full force and effect since January 1, 2001, duly elected, qualified and acting officers of the Corporation holding the offices below indicated and the signature opposite the name of each such person is a genuine signature of such person.

Name:                 Position:              Signature:
-----                 ---------              ----------

____________          President
                                             -----------------------------------


____________          Vice President
                                             -----------------------------------


____________          Secretary
                                             -----------------------------------


         4. Attached hereto as Exhibit C is a true, complete and correct copy of Resolutions duly adopted by the Corporation's sole stockholder and board of directors, which approve the execution, delivery and performance of the Agreement and the consummation of the transactions contemplated thereby. All of such Resolutions are in full force and effect on and as of the date hereof and have been in full force and effect since ____________________, having not been in any way amended, altered or repealed.

         IN WITNESS WHEREOF, I have executed this Certificate on this _____ day of ______________________, 2002.



                                                -------------------------
                                                Secretary

         I, ______________, as Vice President of the Corporation, do hereby certify that __________________was validly elected to the office of and is the Secretary of the Corporation, and that the signature set forth immediately above is his genuine signature.


         IN WITNESS WHEREOF, I have executed this Certificate on this _____ day of _______________________, 2002.


                                                -------------------------
                                                Vice President

                           Secretary's Certificate
                            -----------------------
                                    Exhibit A
                                    ---------

                          Certificate of Incorporation

                            Secretary's Certificate
                            -----------------------
                                    Exhibit B
                                    ---------

                                     Bylaws

                            Secretary's Certificate
                            -----------------------
                                    Exhibit C
                                    ---------

                                   Resolutions

                                    Exhibit J
                                    ---------

                              SELLERS' CERTIFICATE

         Reference is made to that certain Asset Purchase Agreement dated as of ______________ __, 2002 (the "Agreement") by and among Pitt-Des Moines, Inc., a Pennsylvania corporation, (the "Company"), PDM Bridge Corp., a Delaware corporation and wholly owned subsidiary of the Company ("PDM Florida"), and Steel Bridges, LLC (the "Buyer").

         I, ____________, hereby certify that I am the duly elected, qualified and acting ___________________of the Company and the _____________ of PDM Florida. In such capacities, I further certify in connection with the transactions contemplated by the Agreement, as follows (capitalized terms used but not otherwise defined herein have the meanings ascribed to them in the Agreement):

         1. Each Seller has performed and complied with all of its obligations under the Agreement to be performed or complied with under the Agreement in all material respects by it on or prior to the Closing Date.

         2. There has not been, nor is there a reasonable threat of the occurrence of, a Material Adverse Effect.


         IN WITNESS WHEREOF, I have executed this Seller's Certificate on this _____ day of ______________________, 2002.




                                             ---------------------------------
                                             [Name and Title]

                                    Exhibit K
                                    ---------

                               STEEL BRIDGES, LLC

                                   CERTIFICATE
                                       OF
                                  THE SECRETARY

         Reference is made to that certain Asset Purchase Agreement dated as of ______________ __, 2002 (the "Agreement") among PDM Bridge Corp. (the "Corporation"), Pitt-Des Moines, Inc. (together with the Corporation, the "Sellers"), and Steel Bridges, LLC (the "Buyer").

         I, __________________, hereby certify that I am the duly elected, qualified and acting Secretary of the Buyer. I further certify that:

         1. Attached hereto as Exhibit A is a true, complete and correct copy of the Certificate of Organization of the Buyer as certified by the Secretary of State of the State of Delaware, which is in full force and effect as of the date hereof and has been in full force and effect at all times since January 22, 2002 (the "Certificate of Organization"); and

         2. Attached hereto as Exhibit B is a true, complete and correct copy of the Operating Agreement of the Buyer, which is in full force and effect as of the date hereof and has been in full force and effect at all times since ___________________, 2002, and

         3. The persons named below are, as of the date hereof and have been in full force and effect since ________________, 2002, duly elected, qualified and acting officers of the Buyer holding the offices below indicated and the signature opposite the name of each such person is a genuine signature of such person.

Name:                       Position:          Signature:
-----                       ---------          ----------

                            President
----------------------                         ------------------------------

                            Vice President
----------------------                         ------------------------------

                            Secretary
----------------------                         ------------------------------


         4. Attached hereto as Exhibit C are true, complete and correct copy of Resolutions duly adopted by the Buyer's sole member and Board of Directors, which approve the execution, delivery and performance of the Agreement and the consummation of the transactions contemplated thereby. All of such Resolutions are in full force and effect on and as of the date hereof and have been in full force and effect since _______________, 2002, having not been in any way amended, altered or repealed.

         IN WITNESS WHEREOF, I have executed this Certificate on this _____ day of _____________________, 2002.


                                                --------------------------------


         I, ______________, as _______________of the Corporation, do hereby certify that _________________ was validly elected to the office of and is the Secretary of the Corporation, and that the signature set forth immediately above is his genuine signature.

         IN WITNESS WHEREOF, I have executed this Certificate on this _____ day of ___________________, 2002.


                                                --------------------------------

                            Secretary's Certificate
                            -----------------------
                                    Exhibit A
                                    ---------

                           Certificate of Organization

                            Secretary's Certificate
                            -----------------------
                                    Exhibit B
                                    ---------

                               Operating Agreement

                            Secretary's Certificate
                            -----------------------
                                    Exhibit C
                                    ---------

                                   Resolutions

                                    Exhibit L
                                    ---------

                               BUYER'S CERTIFICATE


         Reference is made to that certain Asset Purchase Agreement dated as of ______________ __, 2002 (the "Agreement") by and among Pitt-Des Moines, Inc., a Pennsylvania corporation, (the "Company"), PDM Bridge Corp., a Delaware corporation and wholly owned subsidiary of the Company ("PDM Florida"), and Steel Bridges, LLC (the "Buyer").

         I, ____________________, hereby certify that I am the duly elected, qualified and acting ____________________of the Buyer. In such capacities, I further certify in connection with the transactions contemplated by the Agreement, as follows (capitalized terms used but not otherwise defined herein have the meanings ascribed to them in the Agreement):

1. The representations and warranties made by the Buyer in the Agreement are true and correct in all material respects as of the date hereof with the same effect as if made on the date hereof.

2. Buyer has performed and complied with all of its obligations under the Agreement to be performed or complied with by it on or prior to the Closing Date.


         IN WITNESS WHEREOF, I have executed this Buyer's Certificate on this _____ day of ___________, 2002.



                                                -----------------------------
                                                [insert name and title]

                                   Exhibit M
                                   ---------

                              [Insert Closing Date]

Steel Bridges LLC
2800 Melby Street
Eau Claire, WI 54703

Rabobank Nederland, New York Branch, as Agent
245 Park Avenue
New York, NY 10167

Heller Financial, Inc., as Agent
500 West Monroe Street
Chicago, Illinois 60661
Attn: Account Manager and Legal Services

         RE: Asset Purchase Agreement (the "Agreement"), dated as of February 1, 2002, by and among Steel Bridges LLC, a Delaware limited liability company (the "Buyer"), Pitt-Des Moines, Inc., a Pennsylvania corporation (the "Company"), and PDM Bridge Corp., a Delaware corporation ("PDM Florida")

Ladies and Gentlemen:

         We have acted as counsel to the Company and PDM Florida (together, the "Sellers" and each individually a "Seller") in connection with Buyer's acquisition (the "Acquisition") of the Business pursuant to the Agreement and in connection with the transactions contemplated thereby. All capitalized terms used and not otherwise defined in this opinion shall have the respective meanings ascribed to them in the Agreement. This opinion is furnished to you pursuant to Section 8.3 of the Agreement.

         In so acting as counsel, we have examined originals, photocopies of originals or certified copies of:

         1. The Amended and Restated Articles of Incorporation and the Amended and Restated Bylaws of the Company, as in effect on the date hereof and at all times since May 7, 1999;

         2. The Certificate of Incorporation and the Bylaws of PDM Florida, as in effect on the date hereof and at all times since May 7, 1999;

         3.       The Material Contracts (as defined below);

Steel Bridges LLC
Rabobank Nederland, New York Branch, as Agent
________, 2002
Page 2


         4.       The Agreement;

         5.       The Escrow Agreement (as defined in the Agreement);

         6.       The Merger Agreement (as defined in the Agreement);

         7. Certain resolutions adopted by the Board of Directors of the Company by written consent or at a one or more meetings held on or prior to the date hereof; and

         8. Certain resolutions adopted by the Board of Directors and sole shareholder of PDM Florida by written consent or at a one or more meetings held on or prior to the date hereof.

         We have also reviewed such matters of law as we have considered relevant for the purposes of this opinion. We have also examined to our satisfaction such officers' certificates, with respect to the accuracy of material factual matters contained therein and not independently established, documents, records and statements of officers and other representatives of the Sellers and made such inquiries of law as we have deemed appropriate or necessary as the basis for the opinions set forth below. "Material Contracts" means any contract to which either Seller is a party and which is listed as an exhibit in the Company's annual report on Form 10-K for the fiscal year ended December 31, 2000 filed with the Securities and Exchange Commission ("SEC") on April 2, 2001, or in any other report or document filed with the SEC since January 1, 2001.

         In the examination of such documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the original documents of all documents submitted to us as certified or photostatic copies, and we have relied upon the aforesaid documents with respect to the accuracy of material factual matters contained therein. As to any facts relevant to our opinion which were not independently established, we have relied, with your consent, upon information given to us by officers of the Sellers. We have made no independent examination of factual matters set forth in the aforesaid documents or representations for the purpose of rendering this opinion. We know of no facts, however, which lead us to believe that such factual matters are untrue or inaccurate in any material respect.

         We have also assumed, without verification, for purposes of this opinion, the due authorization, execution and delivery of the Agreement by the Buyer and the Escrow Agreement by the Buyer, the Escrow Agent and the other parties thereto and that each of such documents constitutes or will constitute legal, valid and binding obligations of the Buyer, the Escrow Agent and the other parties thereto enforceable against them in accordance with their respective terms.

Steel Bridges LLC
Rabobank Nederland, New York Branch, as Agent
________, 2002
Page 3



         Based upon and subject to the foregoing and the qualifications set forth below, we are of the opinion that:

         1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. The Company has all requisite corporate power to execute and deliver the Agreement, the Merger Agreement and the Escrow Agreement and to consummate the transactions contemplated thereby and to comply with their terms, conditions and provisions.

         2. PDM Florida is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. PDM Florida has all requisite corporate power to execute and deliver the Agreement and the Escrow Agreement and to consummate the transactions contemplated thereby and to comply with their terms, conditions and provisions.

         3. The execution and delivery of the Agreement, the consummation of the transactions contemplated for the Sellers by the Agreement and the performance by the Sellers of all of their respective obligations to be performed under the Agreement has been authorized by all necessary corporate action.

         4. The execution and delivery of the Escrow Agreement, the consummation of the transactions contemplated for the Sellers by the Escrow Agreement and the performance by the Sellers of all of their respective obligations to be performed under the Escrow Agreement has been authorized by all necessary corporate action.

         5. The Agreement has been duly executed and delivered by each such Seller, and is a legal, valid and binding obligation of each Seller, enforceable against such Seller in accordance with its terms.

         6. The Escrow Agreement has been duly executed and delivered by each such Seller, and is a legal, valid and binding obligation of each Seller, enforceable against such Seller in accordance with its terms.

         7. The execution and delivery of the Agreement and the consummation of the transactions contemplated thereby and compliance by the Sellers with their respective obligations thereunder: (a) is not inconsistent with and does not contravene the Amended and Restated Articles of Incorporation or the Amended and Restated Bylaws of the Seller or the Certificate of Incorporation or Bylaws of PDM Florida, (b) to our knowledge, does not violate any provision of any statute, law, ordinance, rule regulation, judgment, decree, order, injunction, writ, permit or license of any court or governmental authority applicable to either Seller or any of their respective properties or assets, and (c) is not inconsistent with and does not contravene the Merger Agreement or the Material Contracts.

Steel Bridges LLC
Rabobank Nederland, New York Branch, as Agent
________, 2002
Page 4


         8. The execution and delivery of the Escrow Agreement does not violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of either Seller under any of the terms, conditions or provisions of: (a) the Amended and Restated Articles of Incorporation or the Amended and Restated Bylaws of the Seller or the Certificate of Incorporation or Bylaws of PDM Florida, (b) to our knowledge, any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any court or governmental authority applicable to either Seller or any of their respective properties or assets, or (c) the Merger Agreement and, to our knowledge, any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which either Seller is a party or by which either Seller or any of their respective properties or assets may be bound or affected.

         This opinion is limited to and covers only the laws of the Commonwealth of Pennsylvania, the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States of America. In giving this opinion, we are not passing on any matters of the laws of any jurisdiction other than the federal laws of the United States of America, the General Corporation Law of the State of Delaware and the laws of the Commonwealth of Pennsylvania and the State of New York as they currently exist.

         In addition to the qualifications set forth above, the foregoing opinions are subject to the following qualifications:

         (a) The enforceability of rights and remedies provided in the Agreement and the Escrow Agreement is subject to and may be limited by any applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyancing or similar laws or equitable principles affecting generally the enforcement of creditors' rights from time to time in effect;

         (b) Our opinion as to the enforceability of the Agreement and the Escrow Agreement is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and assumes that the Buyer, the Escrow Agent and the other parties thereto will act with commercial reasonableness in exercising their rights and remedies thereunder;

         (c) We express no opinion on the validity, binding effect or enforceability under certain circumstances of provisions of the Agreement or the Escrow Agreement (i) which waive any rights afforded to any party thereto under

Steel Bridges LLC
Rabobank Nederland, New York Branch, as Agent
________, 2002
Page 5


                  any statute or constitutional provision, (ii) which waive broadly or vaguely stated rights or future rights, or waive certain rights or defenses to obligations where such waivers are against statutes, laws or public policy, (iii) that provide that rights or remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to or with any other right or remedy, or that the election of some remedy or remedies does not preclude recourse to one or more other remedies, (iv) that provide that injunctive relief or specific performance may be available as a remedy for breach, (v) that purport to prevent oral modification or waivers or (vi) the breach of which a court concludes is not material or does not adversely affect the Buyer;


         (d) Insofar as the indemnity provisions of the Agreement or the Escrow Agreement may encompass indemnification with respect to violation of laws, enforcement thereof may be limited by public policies underlying such laws;

         (e) We express no opinion on the enforceability of any provisions in the Agreement or the Escrow Agreement relating to conflicts of law or choice of law;

         (f) We express no opinion on the effect on the Agreement or the Escrow Agreement or any of the opinions set forth above on any documents which we have not reviewed;

         (g) We express no opinion regarding matters relating to federal government contracting requirements;

         (h) We express no opinion on compliance with fiduciary duty requirements;

         (i) We express no opinion on federal and state tax laws and regulations; and

         (j) When used herein, the term "knowledge" shall mean, the actual knowledge of the attorneys in our firm who have devoted substantial time to our representation of the Sellers in connection with the Acquisition.

Steel Bridges LLC
Rabobank Nederland, New York Branch, as Agent
________, 2002
Page 6



         This opinion is issued as of the date hereof and is necessarily limited to the laws now in effect and the facts and circumstances known to the undersigned on the date hereof. We are not assuming any obligation to review or update this opinion should applicable law or the existing facts or circumstances change. Our advice is provided herein solely for your information and benefit solely in connection with the transactions referred to in the first paragraph of this letter. This opinion does not extend to and may not be quoted in whole or in part or otherwise referred to or relied upon by the named addressees of this opinion for any other purpose or by any other party other than the named addressees of this opinion for any purpose without our express written consent.

                                        Very truly yours,

                                        BUCHANAN INGERSOLL
                                        PROFESSIONAL CORPORATION


                                        By:
                                           --------------------------------

                                    EXHIBIT N
                                    ---------

                              [Insert Closing Date]

Pitt-Des Moines, Inc.
Town Center One, Suite 500
1450 Lake Robbins Drive
The Woodlands, TX   77380

Rabobank Nederland, New York Branch
245 Park Avenue
New York, NY 10167

Heller Financial, Inc., as Agent
500 West Monroe Street
Chicago, Illinois 60661
Attn:  Account Manager and Legal Services

         RE: Asset Purchase Agreement (the "Agreement"), dated as of January ___, 2002, by and among ______________________________
                  (the "Buyer"), Pitt-Des Moines, Inc., a Pennsylvania corporation (the "Company"), and PDM Bridge Corp., a Delaware corporation ("PDM Florida")

Ladies and Gentlemen:

         We have acted as counsel to the Buyer in connection with Buyer's acquisition (the "Acquisition") of the Business pursuant to the Agreement and in connection with the transactions contemplated thereby. All capitalized terms used and not otherwise defined in this opinion shall have the respective meanings ascribed to them in the Agreement. This opinion is furnished to you pursuant to Section 9.4 of the Agreement.

         In so acting as counsel, we have examined originals, photocopies of originals or certified copies of:

         1. The Organization Documents as in effect on the date hereof and at all times since ________;

         2.       The Agreement;

Pitt-Des Moines, Inc.
Rabobank Nederland, New York Branch
___________, 2002
Page 2



         3.       The Escrow Agreement; and

         4. Certain resolutions adopted by the Board of Directors of the Buyer on or prior to the date hereof.


         We have also reviewed such matters of law as we have considered relevant for the purposes of this opinion. We have also examined to our satisfaction such officers' certificates, with respect to the accuracy of material factual matters contained therein and not independently established, documents, records and statements of officers and other representatives of the Buyer and made such inquiries of law as we have deemed appropriate or necessary as the basis for the opinions set forth below.

         In the examination of such documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the original documents of all documents submitted to us as certified or photostatic copies, and we have relied upon the aforesaid documents with respect to the accuracy of material factual matters contained therein. As to any facts relevant to our opinion which were not independently established, we have relied, with your consent, upon information given to us by officers of the Buyer. We have made no independent examination of factual matters set forth in the aforesaid documents or representations for the purpose of rendering this opinion. We know of no facts, however, which lead us to believe that such factual matters are untrue or inaccurate in any material respect.

         For purposes of this opinion, we have also assumed, without verification the due authorization, execution and delivery of the Agreement by the Sellers and of the Escrow Agreement by each of the Sellers and the Escrow Agent and that each of such agreements constitutes or will constitute legal, valid and binding obligations of the Seller and the Escrow Agent enforceable against them in accordance with their respective terms.

         Based upon and subject to the foregoing and the qualifications set forth below, we are of the opinion that:

         1. The Buyer is a [_________________] duly incorporated, validly existing and in good standing under the laws of the State of Delaware. The Buyer has all requisite corporate power to execute and deliver the Agreement and the Escrow Agreement and to consummate the transactions contemplated thereby and to comply with their terms, conditions and provisions.

         2. The execution and delivery of the Agreement, the consummation of the transactions described therein for the Buyer and the performance by the Buyer of all of its

Pitt-Des Moines, Inc.
Rabobank Nederland, New York Branch
___________, 2002
Page 3



obligations to be performed under the Agreement have been authorized by all necessary corporate action.

         3. The execution and delivery of the Escrow Agreement, the consummation of the transactions described therein for the Buyer and the performance by the Buyer of all of its obligations to be performed under the Escrow Agreement have been authorized by all necessary corporate action.

         4. The Agreement has been duly executed and delivered by the Buyer, and is a legal, valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms.

         5. The Escrow Agreement has been duly executed and delivered by the Buyer, and is a legal, valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms.

         6. The execution and delivery of the Agreement and the consummation of the transactions described therein and compliance by the Buyer with its obligations thereunder: (a) to our knowledge, do not violate any provision of statutory laws or regulations applicable to the Buyer, (b) are not inconsistent with and do not contravene the [organization documents] of the Buyer.

         7. The execution and delivery of the Escrow Agreement does not violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Buyer under any of the terms, conditions or provisions of: (a) the [organization documents] of the Buyer, (b) to our knowledge, any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any court or governmental authority applicable to the Buyer or any of its properties or assets, or (c) to our knowledge, any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligations or agreement of any kind to which the Buyer is a party or by which the Buyer or any of its properties or assets may be bound or affected.

         This opinion is limited to and covers only the General Corporation Law of the State of Delaware, the federal laws of the United States of America and the laws of the State of Ohio. In giving this opinion, we are not passing on any matters of the laws of any jurisdiction other than the federal laws of the United States of America, the General Corporation Law of the State of Delaware and the laws of the State of Ohio as they currently exist. We note that the

Pitt-Des Moines, Inc.
Rabobank Nederland, New York Branch
___________, 2002
Page 4


Agreement provides that it is governed by the laws of the [Commonwealth of Pennsylvania] and the Escrow Agreement provides that it is governed by the laws of the State of New York. Solely for the purpose of rendering this opinion, we have assumed, with your permission, that the Agreement and the Escrow Agreement are to be governed by, and construed in accordance with, the substantive laws of the State of Ohio without giving effect to the conflict of laws principles thereof.

         In addition to the assumptions and qualifications set forth above, the foregoing opinions are subject to the following qualifications:

         (a) The enforceability of rights and remedies provided in the Agreement and the Escrow Agreement is subject to and may be limited by any applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or similar laws or equitable principles affecting generally the enforcement of creditors' rights from time to time in effect;

         (b) Our opinion as to the enforceability of the Agreement and the Escrow Agreement is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and assumes that the Buyer and the Escrow Agent will act with commercial reasonableness in exercising their rights and remedies thereunder;

         (c) We express no opinion on the validity, binding effect or enforceability under certain circumstances of provisions of the Agreement or the Escrow Agreement (i) which waive any rights afforded to any party thereto under any statute or constitutional provision, (ii) which waive broadly or vaguely stated rights or future rights, or waive certain rights or defenses to obligations where such waivers are against statutes, laws or public policy, (iii) that provide that rights or remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to or with any other right or remedy, or that the election of some remedy or remedies does not preclude recourse to one or more other remedies, (iv) that provide that injunctive relief or specific performance may be available as a remedy for breach,
                  (v) that purport to prevent oral modification or waivers, (vi) the breach of which a court concludes is not material or does not adversely affect the Buyer or (vii) that require payment or reimbursement of attorneys' fees;

         (d) Insofar as the indemnity provisions of the Agreement or the Escrow Agreement may encompass indemnification with respect to violation of

Pitt-Des Moines, Inc.
Rabobank Nederland, New York Branch
___________, 2002
Page 5


                  laws, enforcement thereof may be limited by public policies underlying such laws;

         (e) We express no opinion on the enforceability of any provisions in the Agreement or the Escrow Agreement relating to conflicts of law or choice of law;

         (f) We express no opinion on the effect on the Agreement or the Escrow Agreement or any of the opinions set forth above of any documents which we have not reviewed;

         (g) We express no opinion regarding matters relating to federal government contracting requirements;

         (h) We express no opinion on compliance with fiduciary duty requirements;

         (i) We express no opinion on federal, state, local or foreign tax laws or regulations; and

         (j) When used herein, the term "knowledge" shall mean, the actual knowledge of the attorneys in our firm who have devoted substantial time to our representation of the Buyer in connection with the Acquisition.

Pitt-Des Moines, Inc.
Rabobank Nederland, New York Branch
___________, 2002
Page 6



         This letter, and the legal opinions herein, are intended for the information solely of the addressee hereof and solely for the purposes of the transactions contemplated by the Agreement and are not to be relied upon by any other person or entity, or for any other purpose, or quoted in whole or in part, or otherwise referred to, in any documents, or to be filed with any governmental or other administrative agency or other person or entity for any purpose without the prior written consent of this firm.

         We bring to your attention the fact that our legal opinions are an expression of professional judgment and are not a guarantee or a result.

         We do not undertake to advise you of matters which may come to our attention subsequent to the date hereof which may affect our legal opinions expressed herein.


                                                          Very truly yours,

                                                          ARTER & HADDEN LLP

                                    Exhibit O
                                    ---------

                        ASSIGNMENT OF MEMBERSHIP INTEREST
                        ---------------------------------

         Pursuant to the terms and provisions of the Asset Purchase Agreement dated ______________ _____, 2002 (as amended, restated, supplemented or otherwise modified, the "Agreement"), among STEEL BRIDGES, LLC, a Delaware limited liability company ("Buyer"), PITT-DES MOINES, INC., a Pennsylvania corporation (the "Company") and PDM BRIDGE, CORP., a Florida corporation, the Company does hereby convey, transfer, assign, set over and deliver unto Buyer all right, title and interest in and to the Company's membership interest (the "Membership Interest") in Chippewa Valley Track, LLC, a Wisconsin limited liability company ("Chippewa"), together with any and all rights, privileges, benefits, obligations and liabilities appertaining thereto, including, but not limited to, all of the Company's right, title and interest as a member of Chippewa in and to the profits, surplus, losses, capital, cash flow, rentals, contract rights, cash, accounts, receivables, escrows, claims, choses in action and other assets of Chippewa.

         Buyer hereby (i) takes and accepts the foregoing assignment, (ii) assumes and agrees to observe, perform, pay, conform to, comply with and discharge all of the obligations of the Company, in its capacity as a member of Chippewa, and (iii) agrees to be a member of the Company for all purposes, all from and after the date of this Assignment, but not before, in the place and stead of the Company.

         Each and all of the warranties of the Company as to the Company's title to the Membership Interest, or the status or condition of Chippewa and the Membership Interest, are as set forth in the Agreement and the same are hereby reaffirmed and restated in their entirety as of the date hereof.

         The parties hereto agree that they shall cooperate with each other and shall make, execute, acknowledge, deliver, record and file, or cause to be made, executed, acknowledged, delivered, recorded and filed, at such times and places as the other may reasonably deem necessary, all other and further documents and instruments, and will take all other and further actions, as the other may reasonably request from time to time in order to (a) create, perfect, preserve and/or confirm the interest in and title to the Membership Interest and (b) otherwise effectuate the purposes and provisions of this Assignment.

         This Assignment shall be governed by, and shall be construed and enforced in accordance with, the laws of the State of Wisconsin, and shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective heirs, legal representatives, successors and assigns.

         This Assignment may be executed by the parties hereto manually or by facsimile signature in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

IN WITNESS WHEREOF, the parties hereto have executed this Assignment as of February _____, 2002.

"Buyer"                                 "Company"

STEEL BRIDGES, LLC                      PITT-DES MOINES, INC.


By:                                     By:
   ----------------------------------      -----------------------------------
Name:                                   Name:
     --------------------------------        ---------------------------------
Title:                                  Title:
      -------------------------------         --------------------------------

                                    Exhibit P
                                    ---------

                             WRITTEN CONSENT OF THE
                                SOLE SHAREHOLDER
                                       OF
                              PITT-DES MOINES, INC.

         The undersigned, being the Sole Shareholder of Pitt-Des Moines, Inc., a Pennsylvania corporation (the "Corporation"), acting pursuant to Section 1766(b) of the Pennsylvania Business Corporation Law of 1988, as amended, authorizing actions to be taken upon written consent in lieu of a meeting, hereby consents by this writing to the adoption of, and does hereby adopt the following resolutions as though adopted at a duly called and held meeting of the
Shareholders:

                  WHEREAS, Articles of Merger providing for the merger of PDM Acquisition Corp. with and into the Corporation have been filed with the Department of State of the Commonwealth of Pennsylvania;

                  NOW THEREFORE BE IT RESOLVED, that the transactions contemplated by that certain Asset Purchase Agreement dated as of _______________, 2002 by and among the Corporation, PDM Bridge Corp., a Delaware corporation, and Steel Bridges, LLC, a Delaware limited liability company (the "Asset Purchase Agreement"), a copy of which is attached hereto as EXHIBIT A, and that the form, terms and provisions of the Asset Purchase Agreement providing for the sale of the Corporation's Bridge Division, be, and the same hereby are, consented to, approved and ratified in all respects; and it is further

                  RESOLVED, that any and all actions taken by the Corporation with respect to the negotiation of the foregoing agreement and the transactions contemplated therein are hereby approved, ratified and confirmed in all respects.

         IN WITNESS WHEREOF, the undersigned has executed this Written Consent of the Sole Shareholder as of the ___ day of ________________, 2002.

                                   IRONBRIDGE HOLDING LLC

                                   By:  Ironbridge Holding Corp., as Manager

                                   By:
                                       -----------------------------------
                                       Name: James Haber
                                       Title: President

                                    EXHIBIT A
                                    ---------

                            ASSET PURCHASE AGREEMENT

                     (See Exhibit (d)(3) to the Schedule TO)

                                    Exhibit Q
                                    ---------

                         JOINT UNANIMOUS WRITTEN CONSENT
                                       OF
                              THE SOLE STOCKHOLDER
                                       AND
                             THE BOARD OF DIRECTORS
                                       OF
                                PDM BRIDGE CORP.

         The undersigned, being the sole stockholder and all of the directors of PDM Bridge Corp., a Delaware corporation (the "Company"), acting pursuant to Sections 141 and 228 of the General Corporation Law of the State of Delaware, as amended, hereby waive any notice requirement and consent to the adoption of the following resolutions as though adopted at duly noticed and called meetings of the stockholders and the board of directors of the Company (the "Board of Directors").

         RESOLVED, that the Company sell substantially all of its assets to Kirtland Capital Partners or one of its affiliates ("Kirtland") in connection with the sale by Pitt-Des Moines, Inc., the sole stockholder of the Company ("PDM"), of all of the operating assets constituting PDM's Bridge Division to Kirtland (the "Sale"); and

         RESOLVED FURTHER, the Company is hereby authorized to enter into an asset purchase agreement (the "Agreement") with respect to the Sale, as well as any other documents, agreements, instruments and certificates in connection with the Sale and the other transactions contemplated by the Agreement; and

         RESOLVED FURTHER, that W.W. McKee and R.A. Byers (the "Authorized Officers") be, and each of them hereby is, authorized, empowered and directed to execute, in the name and on behalf of the Company, the Agreement and all documents related thereto which the Authorized Officers deem to be necessary, convenient or appropriate to effect the Sale and the transactions provided for in the Agreement, in the name of and on behalf of the Company, with such changes and additions thereto as the Authorized Officer executing the same shall approve, such approval to be conclusively evidenced by such execution thereof; and

         RESOLVED FURTHER, that the Authorized Officers are authorized to grant any waiver, consent or extension of time to Kirtland in connection and in accordance with the Agreement, and to approve and execute any amendment to the Agreement, except for amendments with respect to the consideration to be paid to the Company in the Sale, which they from time to time deem necessary, convenient or appropriate; and

         RESOLVED FURTHER, that the Agreement and the transactions contemplated thereby may be terminated by the Authorized Officers at any time prior to the consummation of the sale if, in the sole discretion of such officer, such action shall be determined to be necessary or appropriate; and


         RESOLVED FURTHER, that the Board of Directors finds it advisable and in the best interests of the Company that, in order to facilitate the foregoing resolutions, the Authorized Officers be, and each of them hereby is, authorized, empowered and directed in the name and on behalf of the Company to prepare or cause to be prepared and to execute and, where required, cause to be filed with the appropriate party any and all agreements, documents, instruments, deeds, letters, amendments, supplements to any existing agreements or arrangements regarding the Company or as may otherwise be necessary or advisable, in such forms as the Authorized Officers executing or directing the filing of the same shall approve, as conclusively evidenced by his execution or the filing thereof; and

         RESOLVED FURTHER, that the Authorized Officers be, and each of them hereby is, authorized, empowered and directed, in the name and on behalf of the Company, to prepare, execute and deliver, or cause to be prepared, executed and delivered, where necessary or appropriate to fully carry out the intent of the Agreement and the transactions contemplated thereby, such amendments to the Agreement and the other agreements referenced in these resolutions in such form and on such terms as the Authorized Officers executing the same shall approve, the signature of such Authorized Officers thereon to be conclusive evidence of the approval of such amendments; and

         RESOLVED FURTHER, that all actions heretofore taken by the Authorized Officers in connection with any matter referred to or contemplated by any of the foregoing resolutions be, and each of them hereby is, approved, ratified and confirmed in all respects.

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page follows.

         IN WITNESS WHEREOF, the undersigned directors and sole stockholder of PDM Bridge Corp. have executed this joint unanimous written consent as of January 30, 2002.

                             STOCKHOLDER

                             PITT-DES MOINES, INC.


                             By:
                                -----------------------------------------------
                                    R.A. Byers, Vice President, Finance


                             DIRECTORS


                             ----------------------------------------------
                             W.W. McKee

                             ----------------------------------------------
                             R.A. Byers

                             ----------------------------------------------
                             J.R. Grzybowski